As filed with the Securities and Exchange Commission on March 5, 2008

Registration No. 333-146914

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-effective Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRAKRSSM TRUST I

(Exact name of registrant as specified in its charter)

Delaware	6799	[ ]
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

c/o Merrill Lynch Alternative Investments LLC

1200 Merrill Lynch Drive, (1B)

Pennington, New Jersey 08534

Phone: (212) 236-1974

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig Deardorff, Esq.

c/o Merrill Lynch Alternative Investments LLC

1700 Merrill Lynch Drive, 2nd Floor

Pennington, New Jersey 08534

Phone: (609) 274-5781

(Name, address, including zip code, and telephone number, of agent for service)

Copies to:

Barry P. Barbash, Esq.

Willkie Farr & Gallagher LLP

1875 K Street, NW

Washington, DC 20006

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Trust Receipt	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Trust Receipts	2,000,000	$25	$50,000,000	$1,535

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and   Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the   offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated [                    ], 2008

PROSPECTUS

[            ] Trust Receipts

TRAKRSSM Trust I

The Trust

The TRAKRSSM Trust I, or the Trust, is a Delaware statutory trust and commodity pool that will issue Receipts representing fractional undivided beneficial interests in, and ownership of, the net assets of the Trust. The Trust will invest all of its net proceeds in long positions in non-traditional futures contracts called PIMCO® CommodityRealReturnSM DJ-AIGCISM TRAKRSSM, which are designed to track the performance of the PIMCO CommodityRealReturn DJ-AIGCI TRAKRS IndexSM. Merrill Lynch Alternative Investments LLC is the sponsor, commodity pool operator and commodity trading advisor of the Trust.

The Trust will issue Receipts in one or more blocks of 100,000 Receipts called “Baskets” to Authorized

Participants in a continuous offering. The Trust will apply to list the Receipts for trading on the NYSE Arca, Inc. under the symbol “[    ].” The Trust will terminate on or about June 29, 2011, the final settlement date of the futures contracts held by the Trust, unless terminated earlier under certain limited circumstances.

The Risks

The Receipts are speculative securities and investing in them involves considerable risk. You could lose all or substantially all of your investment in the Trust. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE READ “RISK FACTORS” BEGINNING ON PAGE 14 OF THIS PROSPECTUS.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE CFTC PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Trust is not a mutual fund or any other type of “investment company” within the meaning of the Investment Company Act of 1940, and is not subject to regulation thereunder.

The Receipts do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation or any other governmental agency.

	Minimum Number of Receipts to Be Sold	Maximum Number of Receipts to Be Sold	Price to the Public Per Receipt‡	Upfront Selling Commissions*	Proceeds to Trust
Initial Offering Period:	2,000,000	2,000,000	Net Asset Value	None	100%
Continuous Offering Period:	Not applicable	2,000,000	Net Asset Value	None	100%

‡

In the case of the initial offering, the Trust will issue Baskets only to Authorized Participants on the closing date of the initial offering period in exchange for PIMCO® CommodityRealReturn DJ-AIGCI TRAKRS (and the cash required to be posted at the time of purchase of the PIMCO CRR TRAKRS) with a value equal to the net asset value of the Basket as determined [    ] Business Days prior to the closing date of the initial offering period. In the case of the continuous offering, the Trust will issue and redeem such Baskets with a value equal to the net asset value of the Basket as determined on any Business Day on which the valid order to create the Baskets is received and accepted by the Trustee or another designee selected by the Sponsor. The Trust will not issue or redeem individual Receipts. Investors who acquire Receipts from Authorized Participants may pay a price that is higher than net asset value per Receipt depending upon, among other factors, the trading price of the Receipts on the NYSE Arca and the supply and demand for Receipts at the time of acquisition. Receipts initially comprising the same Basket but offered by Authorized Participants to the public at different times, may have different offering prices.

*

Investors may be charged a customary commission by their brokers, including Merrill Lynch, in connection with purchases of Receipts that will vary from investor to investor. You are encouraged to review the terms of your brokerage accounts for details on applicable charges. The excess, if any, of the price at which an Authorized Participant sells a Receipt over the price that it paid in connection with the creation of such Receipt in a Basket may be deemed to be underwriting compensation.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together and both contain important information.

[            ], as the Initial Purchaser, on [            ], has agreed to purchase, and on [            ], took delivery of [            ] Receipts, which comprise the initial Baskets, at the purchase price of $[            ] per Receipt ($[            ] per Basket). During the continuous offering period, the Initial Purchaser proposes to offer these [            ] Receipts, and Authorized Participants may offer from time to time Receipts from any Basket they create, to the public.

The date of this prospectus is [            ]

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE 11 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 11.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL OF THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 14.

CERTAIN NOTICES

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

PART ONE

“TRAKRS” is a service mark of Merrill Lynch & Co., Inc. (“Merrill Lynch”) and the futures contracts by that name are U.S. patent pending. “PIMCO,” “CommodityRealReturn” and “PIMCO Real Return Collateral Index” are service marks of Allianz Global Investors of America L.P. and Pacific Investment Management Company LLC. “Dow-Jones,” “AIG,” “Dow-Jones-AIG Commodity Index” and “DJ-AIGCI” are registered trademarks or service marks of Dow Jones & Company, Inc. (“Dow Jones”) and AIG Financial Products Corp. (“AIG-FP”), as the case may be, and have been licensed for use for certain purposes to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”). None of the Trust, the Receipts evidencing interests in the Trust or the PIMCO CRR TRAKRS held by the Trust is sponsored, endorsed or promoted by Dow Jones, AIG-FP, American International Group, Inc. (“American International Group”), Pacific Investment Management Company LLC (“PIMCO”) or any of their respective subsidiaries or affiliates, and none of Dow-Jones, AIG-FP, American International Group, PIMCO or any of their respective subsidiaries or affiliates makes any representation regarding the advisability of investing in PIMCO CRR TRAKRS or the Receipts. Additional important disclaimers relating to PIMCO CRR TRAKRS and the Receipts are discussed under “Disclaimers.”

You should rely only on the information contained or incorporated by reference in this prospectus. None of the Sponsor, the Trustee, the Delaware Trustee, the Trust or the Initial Purchaser has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Trust is not, and the Authorized Participants and the Initial Purchaser are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Certain capitalized terms used in this prospectus are defined in the “Glossary.”

(i)

PROSPECTUS SUMMARY

Structure of the Trust

The TRAKRSSM Trust I is a statutory trust formed under the laws of the State of Delaware on May 30, 2007, pursuant to a short-form trust agreement between the Sponsor and the Delaware Trustee. An amended and restated trust agreement will be entered into among the Sponsor, the Trustee and the Delaware Trustee prior to the commencement of the initial offering of the Receipts. The term Trust Agreement as used in this prospectus refers to the amended and restated trust agreement.

The Trust will invest all of its net proceeds in a portfolio of long positions in futures contracts called the PIMCO® CommodityRealReturnSM DJ-AIGCISM TRAKRSSM (“PIMCO CRR TRAKRS”), which are non-traditional futures contracts listed on the Chicago Mercantile Exchange that are designed to track the performance of the PIMCO CommodityRealReturn DJ-AIGCI TRAKRS IndexSM (the “Index”). Please see “Investment Objective—PIMCO CRR TRAKRS” in this Prospectus Summary for a discussion of how the PIMCO CRR TRAKRS differ from traditional futures contracts.

The Trust is a commodity pool as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commission. The Trust is not an investment company registered under the Investment Company Act of 1940 and is not required to register under that Act.

It is intended that the Trust will be classified as a grantor trust for U.S. federal income tax purposes, and has a limited term determined by the expiration of the underlying PIMCO CRR TRAKRS, which are currently set to expire on June 29, 2011, unless the Trust is terminated earlier under certain limited circumstances.

Sponsor

Merrill Lynch Alternative Investments LLC (“MLAI” or the “Sponsor”), a limited liability company formed in the State of Delaware, is the sponsor, commodity pool operator and commodity trading advisor of the Trust. MLAI is registered with the CFTC as a commodity pool operator and commodity trading advisor and is a member of the

National Futures Association. The Sponsor will arrange for, among other things:

•	the formation of the Trust,

•	appointment of the Trustee,

•	the registration of the Receipts, and

•	the listing of the Receipts on the New York Stock Exchange Arca.

In connection with the continuous offering of Receipts by the Trust, the Sponsor will accept, or cause the Trustee or another designee selected by the Sponsor to accept, orders placed by Authorized Participants (as described below) for the creation or redemption of one or more blocks of 100,000 Receipts (each, a “Basket”). Merrill Lynch, Pierce, Fenner & Smith Incorporated is the clearing futures commission merchant for the Trust (the “Clearing FCM”). The Sponsor will also (i) accept, or cause the Clearing FCM to accept, consideration from Authorized Participants in connection with the creation of one or more Baskets and to establish long positions in PIMCO CRR TRAKRS on behalf of the Trust and (ii) deliver, or cause the Clearing FCM to deliver, consideration to Authorized Participants in connection with the redemption of one or more Baskets and to liquidate long positions in PIMCO CRR TRAKRS on behalf of the Trust. While the Sponsor will have no discretion concerning the composition of the Trust’s portfolio under the terms of the Trust Agreement, the Sponsor is responsible for operational decisions regarding the Trust’s portfolio, such as the timing of purchases and sales of Receipts, under certain limited circumstances. For example, if the Trust incurs extraordinary expenses, then the Sponsor may cause the Trust to liquidate a portion of its PIMCO CRR TRAKRS positions to pay for such expenses. The Sponsor may remove the Trustee and appoint a successor trustee pursuant to the provisions set out in the Trust Agreement.

Trustee

[            ], the Trustee, a [            ], is unaffiliated with the Sponsor. The Trustee is responsible for the day-to-day administration of the Trust, which includes: (1) processing orders for the creation and redemption of Baskets; (2) coordinating with the

Sponsor the receipt and delivery of the consideration transferred to, or by, the Trust in connection with each issuance and redemption of Baskets; and (3) calculating the net asset value of the Trust on each day on which the NYSE Arca is open for business, including any partial-day opening. The Trustee has the authority to delegate its responsibilities under the Trust Agreement to a trust administrator or agent.

Delaware Trustee

Wilmington Trust Company, a Delaware banking corporation, will serve as the Delaware Trustee of the Trust. The Delaware Trustee will not be entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee will be a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

Investment Objective and Strategy

The investment objective of the Trust is to seek investment results that track the performance of the PIMCO CRR TRAKRS, which, in turn, tracks the Index, less payment of expenses and liabilities borne by the Trust, if any. The Trust will pursue its investment objective by investing all of its net assets in long positions in PIMCO CRR TRAKRS. No assurance can be given that the Trust will achieve its investment objective. You may lose some or all of your investment.

PIMCO CRR TRAKRS

PIMCO CRR TRAKRS are non-traditional futures contracts that differ from traditional futures contracts in significant ways:

•

Unlike long positions in traditional futures contracts, which are inherently leveraged, long positions PIMCO CRR TRAKRS are not leveraged for non-institutional customers, such as the Trust, because such customers post 100% of the PIMCO CRR TRAKRS market value at the time of purchase. As a result, non-institutional customers will not be subject to margin calls or any requirement to make any additional payments throughout the life of their long PIMCO CRR TRAKRS position.

•

Non-institutional customers in PIMCO CRR TRAKRS will not be entitled to use any mark-to-market gains for reinvestment or other purposes until they liquidate their PIMCO CRR TRAKRS position or the PIMCO CRR TRAKRS terminates.

•

Unlike traditional futures contracts, a non-institutional customer holding a long PIMCO CRR TRAKRS position will not be treated for U.S. federal income tax purposes as holding a “regulated futures contract.” Any gain or loss recognized by a non-institutional customer will be capital gain or loss, regardless of whether the contract is held to maturity or terminated prior to maturity. A non-institutional customer holding a long PIMCO CRR TRAKRS position for more than 6 months will be subject to long-term capital gain or loss treatment.

PIMCO CRR TRAKRS are designed to track the performance of the Index, which, in turn, tracks the performance of the PIMCO CommodityRealReturn DJ-AIGCI Master IndexSM (the “Master Index”) less an “Index Expense Factor” of 1.67% per annum (based on the daily closing value of the Index). The Index is identical to the Master Index, less the Index Expense Factor and a one-time Amortizing Expense Factor, each as described below.

The Master Index is a total return index that represents the performance of a portfolio with a target allocation of 100% notional exposure to the Dow Jones-AIG Commodity Index (“DJ-AIGCI”) and an equivalent target allocation to a hypothetical investment in the PIMCO Real Return Collateral IndexSM (the “Collateral Index”). The Master Index is able to obtain 100% notional exposure to each of its components because of the inherent leverage afforded by the futures contracts underlying the DJ-AIGCI. The DJ-AIGCI is an excess return index comprised of exchange-traded futures contracts on physical commodities (as of the date of this prospectus, consisting of nineteen futures contracts), including energy, metal and agricultural products. The Collateral Index is an index that represents the performance of one or more qualified separate accounts actively managed by PIMCO (the “Separately Managed Accounts”). Without limitation, PIMCO has the discretion to invest the Separately Managed Accounts in permissible instruments, including: inflation-indexed securities;

U.S. Treasury and agency notes and bonds; U.S. government agency issued mortgage-backed securities; mortgage derivatives; bank loans; futures and forwards (including exchange-traded swap futures); securities issued by certain foreign governments; and credit default swaps (buy protection and sell protection) (collectively, “Permissible Instruments”). As of the date of this prospectus, only one Separately Managed Account satisfies the criteria for inclusion in the Collateral Index.

The notional exposure to the DJ-AIGCI and the Collateral Index is rebalanced monthly in order to maintain full exposure to each component index. Each of the Index, Master Index and Collateral Index is subject to certain fees and expenses, as described in this prospectus.

There are certain fees and other economic costs embedded in the value of the PIMCO CRR TRAKRS that, while not direct costs to the Trust, should be considered when evaluating the desirability of investing in the Receipts.

The Index Expense Factor of 1.67% per annum (based on the daily closing value of the Index) and Collateral Index Fee of 0.21% per annum (based on the daily average value of the one or more Separately Managed Accounts underlying the Collateral Index), each deducted pro rata on a daily basis, are indirect costs to the Trust as a holder of PIMCO CRR TRAKRS, as they reduce the value of the Index and, hence, the PIMCO CRR TRAKRS over the term of the futures contract and at maturity.

The Index Expense Factor reflects a number of fees, including:

(i)

the TRAKRS Platform Fee of 1.29% per annum, which includes, among other things, licensing fees paid to PIMCO, Dow Jones and American International Group, estimated custodial fees for the Separately Managed Accounts and listing and development fees paid to the CME and Merrill Lynch; and

(ii)	Estimated Index Replication Cost of 0.38% per annum, which is the estimated cost that an institutional short customer would incur if it replicated the Master index.

The Collateral Index Fee is a management fee applied to each Separately Managed Account comprising the Collateral Index. In addition, a one-time Amortizing Expense Factor equal to 3.00% of the initial Index value, which was used to compensate brokers offering PIMCO CRR TRAKRS in the opening of the product, was reduced daily for the first forty days after the inception of the Index and currently equals zero.

Long Positions in PIMCO CRR TRAKRS

The Trust invests all of its net proceeds in long positions in PIMCO CRR TRAKRS. In market terminology, a trader who purchases a futures contract is “long” in the market, while a trader who sells a futures contract is “short” in the market. Most commodity pools hold both long and short positions in futures contracts, which allows them to participate in rising markets as well as declining markets. The Trust, in contrast, holds only long positions in PIMCO CRR TRAKRS. As a result, in the event the price of PIMCO CRR TRAKRS declines, not only will the Trust be prevented from profiting, it will experience losses in its net asset value.

The Trust will be a passive investment vehicle. The Trust will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, decreases in the value of PIMCO CRR TRAKRS, any of the underlying indices represented by the Index or other assets, if any, held by or on behalf of the Trust.

The Trust will be a “non-institutional customer” in connection with its purchases of PIMCO CRR TRAKRS. Therefore, long PIMCO CRR TRAKRS positions will not be leveraged for the Trust, because non-institutional (i.e., retail) customers are required to post 100% of the PIMCO CRR TRAKRS value at the time of purchase. As a result, the Trust will not be subject to margin calls or any requirement to make any additional payments throughout the life of its long PIMCO CRR TRAKRS positions. The Trust will not be entitled to receive any interest on the money that the Trust uses to purchase PIMCO CRR TRAKRS under the terms of the PIMCO CRR TRAKRS. Furthermore, the Trust will not be able to use any mark-to-market gains for reinvestment or other purposes until it liquidates its positions in PIMCO CRR TRAKRS or the PIMCO CRR TRAKRS terminate.

The Trust will dissolve upon the expiration of the PIMCO CRR TRAKRS, which will occur on or about July 29, 2011. At that time, the Trust will receive cash equal to the final settlement value of the PIMCO CRR TRAKRS on the expiration date, which the Trust will deliver to Receipt holders upon the surrender and cancellation of Receipts. The Trust may also dissolve prior to the expiration of the PIMCO CRR TRAKRS, as discussed in this prospectus.

Interest Rate Pass-Through Feature

PIMCO CRR TRAKRS operate with an “interest rate pass-through” (“IRPT”) feature, which generally requires daily interest payments from futures commission merchants holding long positions on behalf of certain non-institutional customers and “electing institutional customers” (as described in this prospectus) and certain institutional customers holding long positions, to futures commission merchants holding short positions on behalf of non-institutional customers and electing institutional customers and certain institutional customers holding short positions. The Trust, as a non-institutional customer holding long positions in PIMCO CRR TRAKRS, will not be required to make these payments. Instead, the Clearing FCM holding the long position for the Trust will be responsible for paying the IRPT amount on a daily basis. The Trust, however, will not be entitled to any interest payments on margin funds held by the Clearing FCM on its behalf.

CME retains a percentage of the IRPT amount on a daily basis as a platform fee (the “TRAKRS Platform Fee”), while the remainder of the IRPT amount is passed on to the short-side futures commission merchants. The CME is entitled to only a portion of the TRAKRS Platform Fee that it retains and the remainder is paid to other parties, including, but not limited to, Merrill Lynch and the relevant index providers, as payment for the design, development and maintenance of, and use of intellectual property rights related to, the PIMCO CRR TRAKRS, the Index, the Master Index and the underlying index components. Merrill Lynch and its affiliates, among others, will receive a portion of the TRAKRS Platform Fee embedded in each of the PIMCO CRR TRAKRS held by the Trust. Merrill Lynch will use a portion of the TRAKRS Platform Fee that it receives to reimburse the Sponsor for the Sponsor’s expenses in connection with the Trust. Merrill Lynch and its affiliates will also receive ordinary brokerage commissions and charges in connection with secondary market purchases and sales of Receipts or PIMCO CRR TRAKRS, as well as any transaction fees collected from Authorized Participants which exceed the costs of creating and redeeming Receipts, as discussed further below.

Merrill Lynch Commodities Inc. (“MLCI”), a subsidiary of Merrill Lynch, is the only firm that makes a market for PIMCO CRR TRAKRS as of the date of this prospectus.

Term of the Trust

The Trust will terminate on or about June 29, 2011, the expiration date of the underlying PIMCO CRR TRAKRS held by the Trust, unless terminated earlier under certain limited circumstances.

Summary of Risks You Should Consider Before Investing in the Trust

The Receipts are speculative securities and investing in them involves considerable risk. Read this entire prospectus carefully and consider “Risk Factors” on page 14 before investing.

•	The Trust has no operating history. Therefore, you do not have any performance history to serve as a factor for evaluating an investment in the Receipts.

•

In seeking investment results that track the performance of the Index, the Trust will be exposed to the risks of commodity futures prices, which are volatile and unpredictable and subject to rapid and substantial changes. The Trust is also exposed to the risks of Separately Managed Accounts invested in Permissible Instruments.

•	You could lose all or substantially all of your investment in the Trust.

•

Regardless of the trading performance of the PIMCO CRR TRAKRS or the Receipts, there are certain fees and other economic costs embedded in the PIMCO CRR TRAKRS held by the Trust. Assuming the final settlement price of the PIMCO CRR TRAKRS (and therefore the net asset value of the Receipts) and the closing price of the Receipts on the NYSE Arca on any given day is equal to the closing value of the Index, then the performance of the Master Index must be at least 1.88% per year for the Index to recover its expenses. Likewise, the performance of the Trust must be at least 1.88% per year for you to break-even on your investment in the Receipts.

•

The Receipts may trade at market prices lower than the Trust’s net asset value per Receipt, or the PIMCO CRR TRAKRS may trade at market prices lower than the value of the Index, which in either case, can affect your returns.

•

As a Receipt holder, you will not have the same statutory rights normally associated with ownership in certain other investment vehicles. For example, you will not have the right to select the Trustee, vote on certain matters relating to the Trust or take other actions normally associated with ownership of shares.

•	The past performance of the Index or its underlying components is not indicative of the future performance of the Index, the PIMCO CRR TRAKRS or the Receipts.

•	The Trust may not be able to replicate the return of the PIMCO CRR TRAKRS or of the Index.

•	There are U.S. federal income tax risks associated with the purchase, ownership and disposition of the Receipts.

Initial Offering Period

The Trust will accept indications of interest for Receipts in one or more Baskets from Authorized Participants during the initial offering period which will close on [            ], unless (i) indications of interest of a minimum of 2,000,000 Receipts are reached before that date and the Sponsor, in its sole discretion, determines to end the initial offering period early or (ii) the closing date is extended by the Sponsor for up to an additional ninety (90) days. Affiliates of the Sponsor who are Authorized Participants may submit indications of interest for Receipts during the initial offering period and any such submissions will be counted for purposes of determining whether the Receipt minimum has been reached.

The Trust will accept consideration from Authorized Participants who have submitted indications of interest for Receipts [            ] Business Days prior to the closing date of the initial offering period. On the closing date of the initial offering period, the Trust will issue Receipts in Baskets to such Authorized Participants at a value equal to the net asset value of 100,000 Receipts as determined [            ] Business Days prior to the closing date. The Trust’s net asset value on the closing date of the initial offering period will equal the then-most recent final settlement price of the PIMCO CRR TRAKRS held by the Trust as a result of Receipts purchased by the Initial Purchaser, less any accrued expenses and other liabilities borne by the Trust. Creations and redemptions will not be permitted during the initial offering period.

Continuous Offering Period

Once the initial offering period ends and trading of the Receipts commences on the NYSE Arca, the Trust will issue Baskets to, and redeem Baskets from, Authorized Participants on a continuous basis.

Authorized Participants may sell Receipts comprising the Baskets they purchased from the Trust to other investors at a per-Receipt offering price that will vary from the per-Receipt price of the Baskets depending upon, among other factors, the trading price of the Receipts on the NYSE Arca, the current net asset value per Receipt and the supply and demand for the Receipts at the time of the offer. The market price of the Receipts therefore may differ from the net asset value per Receipt of the Trust. In addition, Receipts initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.

No upfront offering commission will be paid to the Trust or the Sponsor during the initial or continuous offering period, although investors are expected to be charged a customary commission by their brokers, including Merrill Lynch, in connection with purchases of the Receipts, which will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

As of the date of this prospectus, no public market exists for the Receipts.

Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Baskets will consist of PIMCO CRR TRAKRS and the requisite cash. The cash will be posted with the Clearing FCM and will equal 100% of the value of the PIMCO CRR TRAKRS at the time of their purchase. The PIMCO CRR TRAKRS will be held on behalf of the Trust in its account with the Clearing FCM until they (1) are transferred or closed out in connection with the redemption of Baskets, (2) expire or (3) are liquidated to pay any extraordinary expenses and liabilities and/or any ordinary expenses and liabilities above $[            ], as set out in the Trust Agreement.

Creations and Redemptions of Receipts

The Trust will issue and redeem Receipts only in Baskets in exchange for PIMCO CRR TRAKRS (and cash required to be posted at the time of purchase of the PIMCO CRR TRAKRS) with a value equal to the net asset value of the Basket as determined on the Business Day on which the valid order to create or redeem the Baskets is received and accepted by the Trustee or another designee selected by the Sponsor. The Trust will not issue or redeem individual Receipts.

Baskets may be created or redeemed only by Authorized Participants, who must submit orders for creations and redemptions of Baskets to the Trustee or another designee selected by the Sponsor by [            ] on any day on which the CME and the NYSE Arca are open for business and a settlement price for the PIMCO CRR TRAKRS is published, including any partial-day opening (“Business Day”) (or, if the CME is scheduled to close prior to such time on such day, two hours prior to the time of the close of trading of PIMCO CRR TRAKRS on the CME on such Business Day). Any orders received and accepted after this time will be deemed submitted on the next following Business Day. PIMCO CRR TRAKRS and the requisite cash delivered as consideration for any creation of a Basket must be received by the Trust by [            ] the next following Business Day, upon which the Trustee will deliver the appropriate number of Baskets to the DTC account of the Authorized Participant. Receipts delivered as consideration for any redemption of a Basket must be received by the Trust by [            ] the next Business Day following the Trust’s acceptance

of a valid redemption order, upon which the Trustee will deliver the appropriate number of PIMCO CRR TRAKRS and the requisite cash to the Authorized Participant.

The creation and redemption of Baskets may be suspended generally for any period of time, or a request for creation or redemption may be refused with respect to specific orders, during any period in which:

(i)

a market disruption event occurs such that the Trustee or the Sponsor determines, in its discretion, that the settlement price of PIMCO CRR TRAKRS is unavailable or not representative of the Index, or the Index, Master Index or Collateral Index are unavailable;

(ii)	the transfer books of the Trustee are closed; or

(iii)	any such action is deemed necessary or advisable by the Sponsor, in its sole discretion, for any reason at any time or from time to time.

Authorized Participants

Baskets may be created and redeemed only by an Authorized Participant that must:

(i)	be a registered broker-dealer and if required in connection with its activities, a registered futures commission merchant;

(ii)	be a Depository Trust Company participant (“DTC Participant”);

(iii)	have entered into an Authorized Participant Agreement; and

(iv)	be in a position to transfer PIMCO CRR TRAKRS and the requisite cash to, and take delivery from, the Sponsor, Trustee and/or Clearing FCM.

An Authorized Participant Agreement sets out the procedures for the creation and redemption of Baskets and for the delivery of PIMCO CRR TRAKRS and the requisite cash for such creations or redemptions. Holders of the Receipts or their brokers that are not Authorized Participants may redeem their Receipts only through an Authorized Participant.

Listing of the Receipts

The Trust will apply to list and trade its Receipts on the NYSE Arca under the symbol “[            ]” and will be required to meet the NYSE Arca’s continued listing requirements. The closing date of the initial offering period and commencement of trading on the NYSE is expected to occur on or about [            ]. Market prices for the Receipts may differ from the net asset value per Receipt of the Trust, as discussed in this prospectus. Secondary market purchases and sales of Receipts are subject to ordinary brokerage commissions and charges.

Fees and Expenses

The Sponsor is obligated under the Trust Agreement to pay all necessary and reasonable expenses and liabilities incurred in connection with the organization of the Trust and proposed public offering of the Receipts. The Sponsor will also be responsible for paying any administrative, operational, marketing and other ordinary expenses and liabilities in connection with the Trust up to $[            ], as set out in the Trust Agreement, provided, however, costs related to the creation and redemption of Baskets will be paid by Authorized Participants, as discussed below. The Sponsor believes that the ordinary expenses and liabilities in connection with the Trust should not exceed the amount that the Sponsor is obligated to pay. The Sponsor will not receive any direct fee for its services to the Trust, although the Sponsor may retain any transaction fees collected from Authorized Participants that exceed the creation and redemption expenses, as discussed below. Merrill Lynch intends to reimburse the Sponsor for any expenses incurred related to the Trust using the proceeds paid to it from the TRAKRS Platform Fee embedded in the PIMCO CRR TRAKRS held by the Trust.

The Trust will be responsible for any extraordinary expenses and liabilities, as well as any ordinary expenses and liabilities in excess of $[            ], as set out in the Trust Agreement. Extraordinary expenses and liabilities are any expenses and liabilities not otherwise specified in the Trust Agreement as being paid by the Sponsor, which may include, but are not limited to, any litigation or indemnification expenses or any extraordinary taxes or other governmental charges incurred by the Trust. In addition, if MLAI is removed as the Sponsor of the Trust by holders of more than 50% of the outstanding Receipts (excluding any outstanding Receipts owned by the Sponsor or any of its affiliates), the Trust will be responsible for any expenses and liabilities in connection with the Trust which are not agreed to be paid for by a successor sponsor. In the event that the Trust is required to pay any such expenses and liabilities, the Trust would be required to liquidate assets, which would reduce the net asset value of the Receipts and could result in adverse tax consequences to Receipt holders.

Authorized Participants will pay the Sponsor, or the Clearing FCM at the direction of the Sponsor, a transaction fee per Basket equal to $[            ] multiplied by the number of PIMCO CRR TRAKRS required to create or redeem the Basket. The transaction fee is expected to cover the CME and NFA fees and compensation to the Clearing FCM and the Trustee, and may be subject to change from time to time. In the event that any transaction fees collected from Authorized Participants exceed the creation and redemption expenses, those fees will inure to the benefit of the Sponsor to defray expenses in connection with the administration of the Trust for which the Sponsor is responsible. Under the terms of the Trust Agreement, Authorized Participants creating or redeeming Baskets will also be obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption.

Break-Even Threshold

Assuming the final settlement price of the PIMCO CRR TRAKRS (and therefore the net asset value of the Receipts) and the closing price of the Receipts on the NYSE Arca on any given day is equal to the closing value of the Index, then the performance of the Master Index must be at least 1.88% per year for the Index to recover its expenses. Likewise, the performance of the Trust must be at least 1.88% per year for you to break-even on your investment in the Receipts. This amount required to “break-even” reflects the fees and other economic costs embedded in the value of the PIMCO CRR TRAKRS.

Net Asset Value

The net asset value per Receipt will be determined by dividing the net asset value of the Trust by the number of outstanding Receipts. The net asset value of the Trust on any given day will be determined as soon as practicable after the close of regular trading of the Receipts on the NYSE Arca (normally 4:00 P.M. ET) on each NYSE Arca Business Day. The Trust’s net asset value on any given day is obtained by subtracting accrued expenses and other liabilities borne by the Trust, if any, from the total value of the assets held by the Trust, in each case, as of the time of calculation. The value of the Trust’s PIMCO CRR TRAKRS positions will equal the product of (a) the number of PIMCO CRR TRAKRS owned by the Trust and (b) the then-most recent final settlement price of the PIMCO CRR TRAKRS on the CME on the date of calculation. The Trustee will be responsible for making these determinations.

The net asset value of the Trust for each NYSE Arca Business Day is expected to be distributed through major market data vendors and will be published by the Trust on [        ]’s website http://www.[        ].com, or any successor thereto. The Trust will update the net asset value as soon as practicable after each subsequent net asset value is calculated.

Clearance and Settlement

The Receipts will be issued only in book-entry form. Transactions in Receipts will clear through the facilities of DTC. You may hold your Receipts directly or indirectly through DTC Participants.

Distributions

The Trust does not anticipate making any periodic distributions and is under no obligation to make any periodic distributions to you.

Voting Rights

Except in limited circumstances, you will not have voting rights with respect to your Receipts.

Termination Events

The Trust Agreement provides that the Trust will dissolve under the following circumstances, among others:

(1)	the asset size of the Trust falls below a minimum of $25,000,000;

(2)	Receipt holders of more than 50% of the outstanding Receipts (excluding any Receipts owned by the Sponsor or any of its affiliates) notify the Trustee that they elect to dissolve the Trust;

(3)	the PIMCO CRR TRAKRS expire, which will occur on or about June 29, 2011; or

(4)

the Trustee is notified that the Receipts are delisted from the NYSE Arca and are not approved for listing on another national securities exchange within five NYSE Arca Business Days of their delisting.

On and after the dissolution of the Trust, the Trustee will deliver Trust property, or the proceeds thereof, upon surrender and cancellation of Receipts and may dispose of any Trust property in a public or private sale, and hold uninvested the net proceeds of any such sale, together with any other cash, for the pro rata benefit of Receipt holders who have not surrendered their Receipts for cancellation for a brief period pending distribution of such proceeds. Additional termination events are described under “Description of the Receipts and the Trust Agreement—Dissolution and Termination.”

Limitation on Liability

The Delaware Trustee has the right to be indemnified by the Sponsor for any loss, liability or expense incurred without gross negligence or bad faith. It is anticipated that the Trust Agreement will also include customary indemnification provisions with respect to each of the Sponsor and the Trustee and their respective managers or directors, employees, affiliates and/or subsidiaries, the material terms of which will be disclosed in this prospectus once the Trust Agreement is finalized.

To the extent that the Trust is required to indemnify the Sponsor and/or the Trustee, the Trust may have to sell assets in order to cover losses suffered or liabilities incurred by the Trustee, the Delaware Trustee and the Sponsor, as applicable, which would reduce the net asset value of the Receipts and may result in adverse tax consequences to Receipt holders. Any loss by Receipt holders will be limited to the amount invested in the Receipts.

Certain U.S. Federal Income Tax Consequences

As discussed under “Certain U.S. Federal Income Tax Consequences” herein, in the opinion of Shearman & Sterling LLP, special U.S. federal income tax counsel to the Trust, the Trust will be classified as a grantor trust for U.S. federal income tax purposes, and not as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Trust will not incur U.S. federal income tax liability at the entity level. Instead, you generally will be treated as a beneficial owner of a pro rata portion of the PIMCO CRR TRAKRS and other property, if any, held by the Trust, which means that you generally will be required to take into account your allocable share of the Trust’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability. Please see “Risk Factors—Risk Factors Relating to Taxes” and “Certain U.S. Federal Income Tax Consequences” for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of the Receipts.

Principal Offices

The principal office of each of the Sponsor and the Trust is located at 1200 Merrill Lynch Drive, (1B), Pennington, New Jersey 08534. The principal office of the Trustee is located at [            ]. The principal office of the Delaware Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

TRAKRS TRUST I

Organization Diagram

BREAK-EVEN ANALYSIS

The following table indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Receipt or an initial $2,500,000 investment in a Basket, respectively, to equal the amount originally invested twelve months after issuance.

Any administrative, operational, marketing and other ordinary expenses and liabilities in connection with the Trust will be paid by the Sponsor up to $[            ], as set out in the Trust Agreement, provided, however, costs related to the creation and redemption of Baskets will be paid by Authorized Participants. The Trust will be responsible for any extraordinary expenses and liabilities, as well as any ordinary expenses in excess of $[            ], as set out in the Trust Agreement. In the event that the Trust is required to pay any such liabilities and expenses, the Trust would be required to liquidate assets, which would reduce the net asset value of the Receipts and could result in adverse tax consequences to the Receipt holders. The Sponsor believes that the ordinary expenses and liabilities in connection with the Trust should not exceed the amount that the Sponsor is obligated to pay.

There are certain fees and other economic costs embedded in the value of the PIMCO CRR TRAKRS held by the Trust, which are indirect costs that should be considered before investing in the Receipts. For purposes of this break-even analysis, the “Indirect Costs of the PIMCO CRR TRAKRS” in the table below assumes that the final settlement price of the PIMCO CRR TRAKRS (and therefore the net asset value of the Receipts) and the closing price of the Receipts on the NYSE Arca on any given day is equal to the closing value of the Index. Based on those assumptions, the performance of the Master Index must equal at least 1.88% per year for the Index to recover indirect expenses embedded in the PIMCO CRR TRAKRS. Likewise, the performance of the Trust must be at least 1.88% per year for you to break-even on your investment in the Receipts over the year. However, the PIMCO CRR TRAKRS may trade at a discount or premium to the Index and/or the Receipts may trade at a discount or premium to the PIMCO CRR TRAKRS. Furthermore, the trading price of the Receipts on the NYSE Arca may trade at a discount or premium to the net asset value of the Receipts. If the value of the Receipts is less than the value of the PIMCO CRR TRAKRS and/or the Index, or the value of the PIMCO CRR TRAKRS is less than the value of the Index, or the Receipts trade at a discount to their net asset value, then the performance of the Master Index and the Trust must exceed 1.88% for you to break-even.

The break-even analysis is hypothetical in nature and is presented for illustrative purposes. The table, as presented, is an approximation only.

	Per Receipt[1]		Per Basket[2]
	$	%	$	%
Fees and Expenses
Management Fee[3]	$0.00	0%	$0.00	0%
Organization and Offering Expenses[4]	$0.00	0%	$0.00	0%
Brokerage Fees and Commissions[5]	$0.00	0%	$0.00	0%
Operational, Administrative and Other Expenses[4],5	$0.00	0%	$0.00	0%
Indirect Costs of the PIMCO CRR TRAKRS
Index Expense Factor[6]	$0.42	1.67%	$41,750	1.67%
Collateral Index Fee[7]	$0.05	0.21%	$5,250	0.21%
Break-Even
12-Month Break-Even[8]	$0.47	1.88%	$47,000	1.88%

1.

The break-even analysis set out in this column assumes that the Receipts have a constant month-end net asset value equal to $25.00, which is also assumed to be equal to the month-end settlement price of the PIMCO CRR TRAKRS on the CME. It is also assumed that the PIMCO CRR TRAKRS month-end settlement price on the CME, and therefore the net asset value of the Receipts, will equal the value of the Index at all times.

2.	The break-even analysis set out in this column assumes that Baskets have a constant month-end net asset value based on $25.00 as the net asset value per Receipt for the 100,000 Receipts in a Basket.

3.	The Trust will not be subject to any management fee, incentive fee or any other fee or commission.

4.

The Sponsor is obligated under the Trust Agreement to pay all necessary and reasonable organizational and offering expenses, as well as any administrative, operational, marketing and other ordinary expenses and liabilities in connection with the Trust up to $[            ], provided, however, costs related to the creation and redemption of Baskets will be paid by Authorized Participants. The Trust will be responsible for any extraordinary expenses and liabilities, as well as any ordinary expenses and liabilities in excess of $[            ], as set out in the Trust Agreement. The Sponsor believes that the ordinary expenses and liabilities in connection with the Trust should not exceed the amount that the Sponsor is obligated to pay.

5.

Authorized Participants will pay costs related to the creation and redemption of Baskets, including the FCM brokerage commissions. The actual amount of brokerage commissions and trading fees to be incurred may vary based upon the frequency with which the PIMCO CRR TRAKRS are traded. Authorized Participants will pay the Sponsor, or the Clearing FCM at the direction of the Sponsor, a transaction fee per Basket equal to $[            ] multiplied by the number of PIMCO CRR TRAKRS required to create or redeem the Basket, which is expected to cover the CME and NFA fees and compensation to the Clearing FCM and the Trustee, and may be subject to change from time to time. The Sponsor will pay any brokerage commissions or trading fees, if any, in connection with the creation and redemption of Baskets not covered by the transaction fee paid by Authorized Participants. In the event that any transaction fees collected from Authorized Participants exceed the creation and redemption expenses, those fees will inure to the benefit of the Sponsor to defray expenses in connection with the administration of the Trust for which the Sponsor is responsible. Under the terms of the Trust Agreement, Authorized Participants creating or redeeming Baskets will also be obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption.

6.

The Index Expense Factor is an indirect cost to the Trust as a holder of the PIMCO CRR TRAKRS, as it reduces the value of the Index over the term of the PIMCO CRR TRAKRS contract and at maturity. The Index Expense Factor of 1.67% per annum (based on the daily closing value of the Index), deducted pro rata on a daily basis, reflects a number of fees, including (i) the TRAKRS Platform Fee of 1.29% per annum; and (ii) Estimated Index Replication Costs of 0.38% per annum. The Estimated Index Replication Costs are the estimated costs that an institutional short customer would incur if it replicated the Master Index. The TRAKRS Platform Fee includes, among others, the licensing fees paid to PIMCO, Dow Jones and American International Group, estimated custodial fees for the Separately Managed Accounts, and listing and development fees paid to the CME and Merrill Lynch. The Index Expense Factor is not a direct expense incurred by the Trust, but will affect the value of the Index over the term of the PIMCO CRR TRAKRS and at maturity, and is, therefore, included in the break-even analysis.

7.

The Collateral Index Fee is an indirect cost to the Trust as a holder of the PIMCO CRR TRAKRS, as it is a management fee of 0.21% per annum (based on the daily average value of the one or more Separately Managed Accounts referenced by the Collateral Index), deducted pro rata on a daily basis, that is applied to each Separately Managed Account comprising the Collateral Index. The Collateral Index Fee is not a direct expense incurred by the Trust, but will affect the value of the Index over the term of the PIMCO CRR TRAKRS and at maturity, and is, therefore, included in the break-even analysis.

8.

You may pay customary brokerage commissions to your broker, including Merrill Lynch, in connection with purchases of Receipts during the continuous offering period. Because such brokerage commission rates will vary from investor to investor, they have not been included in the break-even table. You should review the terms of your brokerage accounts for details on applicable charges.

Summary Financial Condition

As of the close of business on [            ], the net asset value of the Trust was $[            ] and the net asset value per Receipt was $[            ]. The Trust’s financial condition is further discussed under “Form of Statement of Financial Condition.”

RISK FACTORS

The Receipts are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the Receipts. Before making an investment decision, you should carefully consider the risks described below, as well as the other information included in this prospectus.

Risk Factors Relating to the Trust

The Trust has no performance history for you to consider in making your decision to invest in the Trust.

The Receipts of the Trust have not commenced trading and thus no performance history is available for you to consider in making your decision to invest in the Trust. No assurance can be given that the Trust will achieve its investment objective and you should not rely on the past performance of the PIMCO CRR TRAKRS, the Index, the Master Index, or the Collateral Index in deciding whether to buy the Receipts. Furthermore, the Trust will encounter a start-up period, during which it may incur certain risks relating to the initial investment of its assets. For example, the Trust may commence full trading operations at an inopportune time. Moreover, the mechanisms and procedures governing the creation, redemption and offering of the Receipts have been developed specifically for this securities product. Consequently, unanticipated problems or issues may develop with respect to the mechanics of the operations of the Trust and the trading of the Receipts that could have a material adverse effect on an investment in the Receipts. The past performance of the PIMCO CRR TRAKRS, the Index or its underlying components is not indicative of the future performance of the PIMCO CRR TRAKRS, the Index or the Trust.

The Trust may be unable to exactly replicate the return of the Index.

The Trust, by investing in a portfolio of PIMCO CRR TRAKRS, may not be able to exactly replicate the return on the Index for a variety of reasons, including divergence of the PIMCO CRR TRAKRS price from the Index value, disruptions in the markets for futures contracts and other extraordinary circumstances. In addition, the Receipts may trade at market prices lower than the Trust’s net asset value per Receipt.

Past performance of other commodity pools managed by the Sponsor is no indication of its ability to invest assets of the Trust.

The Sponsor and its principals provide services to other commodity pools. The past performances of the Sponsor’s other investments, however, are no indication of its ability to invest assets of an investment vehicle such as the Trust. If the experience of the Sponsor and its principals is not adequate or suitable to invest assets of an investment vehicle such as the Trust, the performance of the Trust may be adversely affected.

Receipt holders will not have any protections provided by the Investment Company Act.

You will not have the protections provided to investment companies registered with the SEC under the Investment Company Act. The Trust is not a mutual fund or other type of “investment company” within the meaning of the Investment Company Act, nor is it subject to regulation under that Act. Therefore, you do not have the protections provided by that statute.

Unlike most commodity pools, the Trust holds only long positions in PIMCO CRR TRAKRS, which means that it will experience losses in its net asset value in the event the price of PIMCO CRR TRAKRS declines.

Unlike most commodity pools, the Trust holds only long positions in PIMCO CRR TRAKRS. Most commodity pools take both long and short positions in futures contracts; therefore, they can participate in rising markets as well as declining markets. These positions can typically be taken with equal ease because there are no short selling restrictions on futures, nor are there requirements to hold securities or set aside cash or cash equivalents to cover short positions as registered investment companies must do. In addition, most commodity pools hold a diverse portfolio of futures contracts. Because the Trust will hold only long positions in the PIMCO CRR TRAKRS, in the event the price of PIMCO CRR TRAKRS declines, not only will the Trust be prevented from profiting, it will experience losses in its net asset value.

Merrill Lynch and the Sponsor have certain conflicts of interest which may create financial incentives to act in a manner other than in the best interests of the Trust and Receipt holders.

MLCI is the only firm that makes a market for PIMCO CRR TRAKRS as of the date of this prospectus. Merrill Lynch and its affiliates, including the Sponsor and its principals, may engage in brokerage activities with respect to, and may trade and hedge for their own accounts, PIMCO CRR TRAKRS, the Index and its underlying indices, components of such indices or other derivative instruments that may be related to such indices, which are not for the account of, or on behalf of, the Trust or the Receipt holders. Such activities may present a conflict to Merrill Lynch between the Receipt holder’s interest in the Receipts and the interest of Merrill Lynch and its affiliates in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts, and in accounts under their management. These trading activities, if they influence the value of the PIMCO CRR TRAKRS, could be adverse to the interests of the Receipt holders. With respect to any of these activities, neither Merrill Lynch nor its affiliates has any obligation to take the needs of any buyers, sellers or holders of PIMCO CRR TRAKRS into consideration at any time, provided, however, that orders for PIMCO CRR TRAKRS by proprietary accounts must be executed after identical orders for segregated client accounts entered at the same time, unless such orders are bunched with client account orders as permitted under the CFTC rules.

Merrill Lynch also has numerous other business relationships with PIMCO, unrelated to PIMCO CRR TRAKRS, and such relationships could create conflicts between the interests of holders of PIMCO CRR TRAKRS and Merrill Lynch or PIMCO. Merrill Lynch’s other business relationships may create an incentive for it to establish or maintain its relationship with PIMCO in connection with PIMCO CRR TRAKRS, regardless of the prospects for or success of PIMCO CRR TRAKRS.

Furthermore, the Sponsor and its principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to the activities of the Trust. This presents the potential for numerous conflicts of interest with the

Trust. As a result of these and other relationships, parties involved with the Trust may have a financial incentive to act in a manner other than in the best interests of the Trust and Receipt holders such as yourself.

The Sponsor and its affiliates have not established any formal procedure to resolve conflicts of interest. Consequently, you will have to depend on the good faith of the respective parties subject to such conflicts to resolve them equitably. In the absence of bad faith by the Sponsor, the resolution of a conflict of interest by the Sponsor will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to you as a Receipt holder.

The Sponsor may be removed by a vote of more than 50% of the Receipt holders which could adversely impact the Trust.

The Sponsor may be removed by holders of more than 50% of the outstanding Receipts (excluding any Receipts owned by the Sponsor or any of its affiliates). The removal of the Sponsor will not cause the Trust to terminate. However, if MLAI is removed or otherwise discontinues acting as the Sponsor of the Trust, then under the terms of the Trust Agreement, MLAI will no longer be required to continue to pay any ordinary expenses and liabilities with respect to the Trust. If the new sponsor does not agree to pay such expenses and liabilities, in such case, the Trust would be required to liquidate assets to cover such expenses and liabilities, which would reduce the net asset value of the Receipts and could result in adverse tax consequences to you. Furthermore, under the terms of the license agreement between Merrill Lynch and PIMCO, if MLAI or one of its affiliates is no longer the Sponsor of the Trust, then the license agreement will terminate immediately with respect to the Receipts, which will have an adverse impact on the Trust.

The Trust may be terminated before you achieve your investment objective.

The Trust may be dissolved under certain circumstances, including, among other things, if the asset size of the Trust falls below a minimum of $25,000,000. Liquidation of PIMCO CRR TRAKRS by the Trust in connection with the liquidation of the Trust at a time of poor performance of the PIMCO CRR TRAKRS will likely result in losses, or reduced gains, on your investment in Receipts.

Deregistration of MLAI as a commodity pool operator could adversely impact the Trust.

Deregistration of MLAI as a commodity pool operator could disrupt operations of the Trust. MLAI is registered with the CFTC as a commodity pool operator and commodity trading advisor. If the CFTC were to terminate, suspend, revoke or not renew MLAI’s registration as commodity pool operator, MLAI would withdraw as the Trust’s Sponsor. If MLAI ceases to be Sponsor of the Trust, then pursuant to the terms of the Trust Agreement, MLAI would no longer be responsible for paying any of the ordinary expenses and liabilities that it has agreed to pay with respect to the Trust. If the new sponsor does not agree to pay such expenses and liabilities, in such case, the Trust would be required to liquidate its assets in order to pay such expenses. This would reduce the net asset value of the Receipts and could result in adverse tax consequences to you.

Claims to intellectual property rights could result in expenses or damages payable by the Trust.

Competing claims over ownership of and rights to relevant intellectual property could adversely affect the Trust or an investment in the Receipts. Third parties may allege or assert ownership of and rights to intellectual property that may be related to the design, structure and/or operation of the Trust or the Index. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, the issuance of any restraining orders or injunctions, or the ultimate disposition of such claims in a court of law, may adversely affect the Trust and the value of the Receipts, resulting in expenses or damages payable by the Trust or the suspension of activities or termination of the Trust. Such claims and proceedings can also distract and divert management and key personnel from other tasks important to the success of the Trust’s business.

Intellectual property litigation or claims could force the Sponsor to do one or more of the following:

•	cease operations or change the design and/or structure of the Trust that incorporates the asserted intellectual property, which would adversely affect the Trust’s net asset value and the value of the Receipts;

•	pay substantial damages for past use of the asserted intellectual property;

•	obtain a license from the holder of the asserted intellectual property, which license may not be available on reasonable terms, if at all; and/or

•

in the case of trademark claims, redesign or rename the Trust to avoid infringing on the intellectual property rights of third parties, which may not be possible and could be costly and time-consuming even if it is possible.

An adverse determination in an intellectual property suit or proceeding or the Trust’s failure to license essential technology could harm the Trust’s financial condition and the value of your Receipts would likely decline.

You may lose your entire investment in the Receipts.

No assurance can be given that the returns on the Trust will adequately compensate you for the risk of investing in the Trust. You should not commit money to the Trust unless you have the resources to sustain the loss of your entire investment in the Trust.

Market prices of futures contracts can be extremely volatile and this volatility could adversely affect your investment in a Receipt.

Futures contracts, such as PIMCO CRR TRAKRS and those underlying the DJ-AIGCI, may have a high degree of price volatility and are subject to occasional rapid and substantial changes. Accordingly, the net asset value of the Receipts could change substantially and in a rapid and unpredictable manner. This exposes your investment in Receipts to potential losses if you need to sell your Receipts at a time when the value of PIMCO CRR TRAKRS held by the Trust or the market price of the Receipts are lower than when you made your investment. These fluctuations can affect your investment regardless of the length of time you intend to hold your Receipts. You could even lose all or substantially all of your investment in the Trust.

The market price and net asset value of the Receipts may differ, which may cause the price that you receive upon the sale of your Receipts to be less than their net asset value.

The net asset value per Receipt will change as fluctuations occur in the market value of the PIMCO CRR TRAKRS held in the Trust’s portfolio. Investors should be aware that the public trading price of the Receipts may differ from the net asset value of the Receipts (i.e., Receipts may trade at a premium over, or a discount to, their net asset value). Consequently, an Authorized Participant may be able to create or redeem Receipts in a Basket at a discount or premium to the public trading price per Receipt. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Receipts are closely related, but not identical to, the same forces influencing the prices of the PIMCO CRR TRAKRS trading on the CME. You should note that the size of the Trust in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Lack of active trading in the Receipts may result in losses.

The lack of an active trading market for the Receipts may result in losses on your investment at the time of disposition of your Receipts. Although the Sponsor will apply for the Receipts to be listed and traded on the NYSE Arca, no guarantee can be given that an active trading market for the Receipts will develop or be maintained. If you need to sell your Receipts at a time when no active market for them exists, the price you receive for your Receipts, assuming that you are able to sell them, will likely be lower than that which you would receive if an active market existed.

NYSE Arca trading halt may make it impossible to sell your Receipts.

The Sponsor will apply for the Receipts to be listed for trading on the NYSE Arca under the market symbol “[            ].” The NYSE Arca may halt trading in the Receipts which would adversely impact your ability to sell your Receipts. Trading in Receipts may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Receipts inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. No assurance can be given that the requirements necessary to maintain the listing of the Receipts will continue to be met or will remain unchanged. The Trust will be terminated if the Receipts are delisted.

The Trust may be subject to speculative position and trading limits, which could adversely impact the Trust.

Speculative position and trading limits may reduce profitability. The CFTC, U.S. futures exchanges and some foreign futures exchanges have established “speculative position limits” on the maximum net long position which any person may hold or control in particular futures and options on futures. Generally, a person may not hold or control more than 22,000,000 contracts, net long or net short, of PIMCO CRR TRAKRS. Exceptions are made for certain market makers and certain types of bona fide hedging transactions, risk management positions and independently controlled positions. The Trust intends to apply for an exemption from the PIMCO CRR TRAKRS position limits. If the Trust is unable to obtain an exemption, its ability to issue new Receipts may be limited.

In addition, exchanges may take steps, such as requiring liquidation of open positions, in the case of disorderly markets, market congestion and other market disruptions. These actions could require the Trust to liquidate all or part of its position in PIMCO CRR TRAKRS or require holders of positions in the futures contracts underlying the Index to liquidate their positions. This could affect the level of the Index, the value of the PIMCO CRR TRAKRS and the net asset value of the Receipts.

Your ownership rights as a Receipt holder are limited, which could adversely impact your interest in the Trust.

As a Receipt holder, you will not have the rights normally associated with ownership of other types of shares, such as shares issued by a corporation. By acquiring Receipts, you are not acquiring the right to select trustees, to vote on certain matters regarding the Trust, or to take other actions normally associated with the ownership of shares. You will have to rely on the fiduciary duty and judgment of the Sponsor and Trustee in connection with the management of the Trust. You will have only limited statutory rights, as described under “Description of the Receipts and the Trust Agreement.”

Furthermore, as a Receipt holder:

•	You will not have the right to receive, or have any direct rights in, the PIMCO CRR TRAKRS held by the Trust, except in the case of a redemption of one or more Baskets by an Authorized Participant.

•

You will not have the right to receive, or have any direct rights in, the futures underlying the DJ-AIGCI, except with respect to the redemption of one or more Baskets by an Authorized Participant, and you should expect that the Trust’s U.S. federal income tax treatment of its investment in PIMCO CRR TRAKRS will differ from the U.S. federal income tax treatment of a direct investment in the underlying futures contracts in the DJ-AIGCI.

•

You will have no legal or beneficial interest in the Separately Managed Accounts or in any of the assets in such Separately Managed Accounts, and you should expect that the Trust’s U.S. federal income tax treatment of its investment in PIMCO CRR TRAKRS will differ from the U.S. federal income tax treatment of a direct investment in the underlying assets in the Separately Managed Accounts.

•

You will have no claim against the Separately Managed Accounts or such assets and no right to information regarding the Separately Managed Accounts since neither MLCI, in connection with its hedging of its short positions in PIMCO CRR TRAKRS, nor PIMCO segregates any assets for the benefit of holders of PIMCO CRR TRAKRS or Receipts. You will have no right to assert any claim or action against PIMCO based upon the Receipts or PIMCO’s activities in connection with the Separately Managed Accounts or PIMCO CRR TRAKRS.

The Receipts are separate and distinct from any PIMCO product or account, including the Separately Managed Accounts, and no claim may be made based upon the performance of any PIMCO product or account.

No independent experts will represent the Receipt holders of the Trust.

The Sponsor has consulted with counsel, accountants and other experts regarding the formation and operation of the Trust. No counsel has been appointed to represent you in connection with the offering of the Receipts. Accordingly, you should consult your own legal, tax and financial advisors regarding the desirability of an investment in Receipts.

Receipt holders with large holdings may terminate the Trust, which could adversely impact the interests of other Receipt holders.

Holders of more than 50% of the outstanding Receipts (excluding any Receipts owned by the Sponsor or any of its affiliates) have the power to terminate the Trust. This power may be exercised by a relatively small number of Receipt holders. If it is so exercised, Receipt holders who wish to continue to invest in PIMCO CRR TRAKRS or the performance of the Index through the vehicle of the Trust will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Trust.

Indemnification obligations of the Trust may result in losses.

It is anticipated that the Trust Agreement will include customary indemnification provisions with respect to each of the Sponsor and the Trustee and their respective managers or directors, employees, affiliates and/or subsidiaries, the material terms of which will be disclosed in this prospectus once the Trust Agreement is finalized. The value of the Receipts will be adversely affected if the Trust is required to indemnify the Trustee and/or the Sponsor. In such an event, the Trust would be required to liquidate assets in order to pay such expenses, which would reduce the net asset value of the Receipts and could result in adverse tax consequences to you.

Regulatory changes or actions may adversely impact the Trust.

Regulatory changes or actions may alter the nature of your investment in the Trust. Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to implement its investment strategy.

The futures markets are subject to comprehensive regulation. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions in the United States is subject to modification by government and judicial action. The impact of any future regulatory change on the Trust is impossible to predict, but could be substantial and adverse. For a discussion of regulatory risks relating specifically to PIMCO CRR TRAKRS, see “—Risk Factors Relating to PIMCO CRR TRAKRS—Regulatory changes or actions may adversely affect PIMCO CRR TRAKRS” beginning on page 20.

Because the Trust must deposit as margin an amount equal to 100% of the value of the PIMCO CRR TRAKRS at the time of purchase, it could be exposed to greater risk in the event of the bankruptcy of the Clearing FCM.

CEA Section 4d(a)(2) requires a futures commission merchant to segregate funds deposited in a customer’s commodity futures account. If a futures commission merchant fails to properly segregate customer funds, the customer may be subject to a risk of loss of its funds on deposit in the event of the futures commission merchant’s bankruptcy or insolvency. In addition, under certain circumstances, such as the inability of another customer of the futures commission merchant to satisfy substantial deficiencies in its own account (or the futures commission merchant fails to satisfy such deficiency), the customer may be subject to a risk of loss of its funds on deposit even if such funds are properly segregated. In the case of any such bankruptcy or customer loss, the customer might recover only a pro rata portion of the property available for distribution to all of the future commission merchant’s customers. If no property is available for distribution, the customer would not recover any of its assets.

The Trust will be required to post with the Clearing FCM 100% of the value of the PIMCO CRR

TRAKRS at the time of purchase. This 100% margin requirement is substantially different from the initial margin requirements applicable to most other futures contracts, which are typically 10% or less of the value of the relevant contract. As a result, a greater percentage of the assets of the Trust must be held at the Clearing FCM than would be required if the Trust entered into other types of futures contracts. In the event of bankruptcy of the Clearing FCM, the Trust could be exposed to a risk of loss with respect to a greater portion of its assets. If such a bankruptcy were to occur, the Trust should be afforded the protections granted to customers of a futures commission merchant under the United States Bankruptcy Code and applicable CFTC regulations. These provisions generally provide for a pro rata distribution to customers of customer property held by the bankrupt futures commission merchant if the customer property held by the futures commission merchant is insufficient to satisfy the customer claims. Accordingly, the Trust may be disproportionately affected by such a bankruptcy as compared to other customers because the Trust has provided a significantly higher level of margin than have other customers. In any case, there can be no assurance that these protections will be effective in allowing the Trust to recover all, or even any, of the amounts it has deposited as initial margin.

Protections afforded by CEA Section 4d(a)(2) may be absent for the Trust.

In the event that 10% or more of the Trust is owned by Merrill Lynch or its principals and employees, the Trust’s commodity futures accounts with the Clearing FCM will be carried as “proprietary accounts.” Such accounts do not receive the protections afforded by Section 4d(a)(2) of the CEA relating to the segregation of customer funds. This means that in the event of a bankruptcy of the Clearing FCM carrying the account, the balance in the account would be classified in the liquidation as that of a general creditor. As such, the Trust’s accounts would not be a first-priority distribution of the Clearing FCM’s assets. By contrast, segregated accounts are a first priority distribution. In addition, orders for proprietary accounts must be executed after identical orders for segregated client accounts entered at the same time unless such orders are bunched with client account orders as permitted under CFTC rules.

Risk Factors Relating to PIMCO CRR TRAKRS

There are certain risks associated with PIMCO CRR TRAKRS.

As a holder of PIMCO CRR TRAKRS, the Trust will not have the right to receive, or rights in, the futures underlying the DJ-AIGCI or the assets of the Separately Managed Accounts represented by the Collateral Index, and the Trust’s U.S. federal income tax treatment of its investment in PIMCO CRR TRAKRS will differ from a direct investment in the underlying futures contracts in the DJ-AIGCI or the assets in the Separately Managed Accounts. Moreover, as a holder of PIMCO CRR TRAKRS, the Trust will have no legal or beneficial interest in the Separately Managed Accounts or in any of the assets in such Separately Managed Accounts, nor will MLCI, in connection with its hedging of its short positions in PIMCO CRR TRAKRS, or PIMCO segregate any assets for the benefit of holders of PIMCO CRR TRAKRS or Receipts. As a result, the Trust will have no claim against the Separately Managed Accounts or such assets and no right to information regarding the Separately Managed Accounts. Neither the Trust nor any Receipt holder will have the right to assert any claim or action against PIMCO based upon its activities in connection with the Separately Managed Accounts or PIMCO CRR TRAKRS.

PIMCO CRR TRAKRS are separate and distinct from any other PIMCO product or account, including the Separately Managed Accounts, and no claim may be made based upon the performance of any such product. Other important disclaimers relating to PIMCO CRR TRAKRS and the Receipts are discussed under “Disclaimers” beginning on page 92.

A market maker in PIMCO CRR TRAKRS, such as MLCI, may, in its sole discretion, hedge its PIMCO CRR TRAKRS short positions, for example, by investing directly or indirectly in the underlying benchmarks, including the Separately Managed Accounts. Such a market maker, however, is not required to hedge its exposure and, if it chooses to hedge its exposure by investing in any of the underlying benchmarks, any investment made by the market maker will be the assets of such market maker and will not belong to, or confer any rights upon, any holder of PIMCO CRR TRAKRS or Receipts. As of the date of this prospectus, MLCI is the only firm that makes a market for PIMCO CRR TRAKRS.

Regulatory changes or actions may adversely affect PIMCO CRR TRAKRS.

PIMCO CRR TRAKRS are futures contracts, subject to regulation by the CFTC. Persons engaged in the offer, sale and trading of PIMCO CRR TRAKRS will be subject to regulation by the CFTC and to the jurisdiction of self-regulatory organizations. It is possible that regulatory or self-regulatory authorities with jurisdiction over PIMCO CRR TRAKRS or persons engaged in the offer, sale and trading of PIMCO CRR TRAKRS, will in the future modify existing regulations, or adopt additional regulations, that will have a material adverse effect on the market for PIMCO CRR TRAKRS and could potentially require the delisting and termination of PIMCO CRR TRAKRS. In particular, brokers engaged in the offer and sale of PIMCO CRR TRAKRS, including Merrill Lynch financial advisers, are generally registered representatives of registered broker-dealers who are notice registered as associated persons with the NFA, pursuant to no-action relief issued by the staff of the CFTC. This relief, like any other no-action relief, can be modified or revoked at any time. In the event that this no-action relief is modified in any material respect, or is revoked or is otherwise unavailable, the offer, sale and listing of PIMCO CRR TRAKRS may need to be terminated and all outstanding positions liquidated. Such liquidation would result in the dissolution of the Trust.

The market price of PIMCO CRR TRAKRS may be adversely influenced by unpredictable factors.

Several factors, many of which are beyond the control of the CME and MLCI, will influence the value of the PIMCO CRR TRAKRS at any given time, including:

•	the value of the Master Index;

•	the volatility (i.e. frequency and magnitude of the changes in value) of the DJ-AIGCI or Collateral Index; and

•	geopolitical, economic, financial, political, regulatory or judicial events or conditions that affect the component securities or stock markets generally and which may affect any index value.

Illiquid markets for PIMCO CRR TRAKRS could make it impossible for the Trust to realize profits or limit losses.

Because PIMCO CRR TRAKRS are non-traditional futures contracts, the market for PIMCO CRR TRAKRS may not be as developed as the market for other futures contracts. As of the date of this prospectus, MLCI is the only firm that makes a market in PIMCO CRR TRAKRS. No assurance can be given that MLCI’s market-making activities will provide sufficient liquidity. Further, CME provides facilities for private bilateral negotiation of transactions in PIMCO CRR TRAKRS, including block trades and EFPs, which could have an adverse effect on the liquidity of TRAKRS for non-institutional customers, such as the Trust. Additional factors that can contribute to the market illiquidity of TRAKRS include limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, and market disruptions, such as a foreign government taking political actions that disrupt the market in its currency or in a major export.

The risks of an illiquid market for PIMCO CRR TRAKRS are heightened for the Trust because unlike most commodity pools that hold both long and short positions in futures contracts, the Trust’s PIMCO CRR TRAKRS positions may represent a substantial portion of the long-side open interest in the futures contracts. No assurance can be given that a futures commission merchant or any other market participant will trade in PIMCO CRR TRAKRS at any time or continue to do so during the term of the Trust. Withdrawal from the market of any participants, or reduced participation by those persons (particularly where there is only a small number of participants), may have an adverse effect on the liquidity of the PIMCO CRR TRAKRS and, accordingly, adversely affect the Trust’s ability to track the Index, resulting in a decline in the value of your Receipts.

Liquidation of the Trust’s PIMCO CRR TRAKRS positions could expose the Trust to market aberrations.

The liquidation of its PIMCO CRR TRAKRS positions could expose the Trust to the effects of temporary aberrations or distortions in the market, which could adversely affect the prices at which the

Trust’s positions are liquidated. The Trust may liquidate its positions in PIMCO CRR TRAKRS in connection with Authorized Participants redeeming Baskets, the result of which may be sell orders on the CME by holders of PIMCO CRR TRAKRS. The resulting sales will serve to close out a portion of the Trust’s long positions in other PIMCO CRR TRAKRS positions. However, due to the sell orders, the Trust will be subject to the risk that temporary aberrations or distortions will occur in the market at the time these sales are effected and that the net asset value of the Trust will be adversely affected, thereby adversely affecting the value of the Receipts.

There are certain risks associated with the trading of PIMCO CRR TRAKRS.

The trading of PIMCO CRR TRAKRS presents risks unrelated to the Index. It is possible that the notional value of the PIMCO CRR TRAKRS could be affected by factors that do not directly affect the Index. For example, the activities of market participants in trading futures contracts could adversely affect the correlation between the notional value of such futures contracts and the level of the Index. The notional value of PIMCO CRR TRAKRS may also reflect market expectations at any given time about prospective changes in the level of the Index. Similarly, actions by the applicable exchange with respect to futures contracts, such as the imposition of trading or price limits, could adversely affect this correlation. In that event, it is possible that changes in the value of the Receipts will not adequately reflect changes in the value of the Index. In the event of market disruptions with respect to PIMCO CRR TRAKRS, such as a suspension of trading by the applicable exchange as a result of market activity, systems or communications failures or other causes, the value of the futures contracts and the level of the Index could diverge, which could adversely affect the value of the Receipts.

The final settlement price of PIMCO CRR TRAKRS will be based on the value of the Index determined during the final price determination period, which could decrease substantially during that period.

The Trust will terminate on or about June 29, 2011, the expiration date of the underlying PIMCO CRR TRAKRS held by the Trust, unless terminated earlier under certain limited circumstances. The PIMCO CRR TRAKRS will provide for payments at their expiration based on the value of the Index at the time. The final settlement price for the PIMCO CRR TRAKRS will be based on the final Index value, which will be determined on the expiration date, or, if necessary, such later date constituting the end of the “final price determination period” (as described below). The final Index value will be equal to the average of 10 final closing prices that are observed from, and including, June 16, 2011 through June 29, 2011, or, if necessary, during an extended period (the “final price determination period”). Similarly, because the final Index value will be the average of the 10 final closing prices during the final price determination period, the Trust bears the risk that the closing prices of the components of the Master Index will decrease substantially during the final price determination period. If this occurs, then this may adversely affect the final settlement price for the PIMCO CRR TRAKRS held by the Trust at the time of the Trust’s termination.

CME has adopted provisions that limit Merrill Lynch’s liability with respect to PIMCO CRR TRAKRS.

CME has adopted provisions that limit Merrill Lynch’s liability with respect to PIMCO CRR TRAKRS. These provisions state that neither Merrill Lynch nor its affiliates, employees and agents, will have any obligation or liability, contingent or otherwise, to CME, its members or any other person or entity in connection with the trading of PIMCO CRR TRAKRS. Furthermore, CME has adopted provisions stating that none of PIMCO, Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates will have any obligation or liability, contingent or otherwise, to CME, its members or any other person or entity in connection with any of the activities in relation to PIMCO CRR TRAKRS.

Merrill Lynch’s hedging of the PIMCO CRR TRAKRS may cause temporary price increases and decreases in the underlying components of the Index, which could adversely impact the trading price of the PIMCO CRR TRAKRS or the Receipts.

Merrill Lynch expects to hedge some or all of its positions in PIMCO CRR TRAKRS. Purchasing (or selling) activity in the underlying Index components in order to hedge a PIMCO CRR TRAKRS position may affect the market price of such components.

Merrill Lynch also may hedge its position by purchasing (or selling) DJ-AIGCI futures or related futures on other exchanges or through other settlement systems. Large volumes of purchasing (or selling) activity, which may occur prior to or in connection with the commencement of trading of Receipts and on each periodic reconstitution and rebalancing date, could temporarily increase (or decrease) the market price of the underlying Index components, resulting in a higher (or lower) price for such components on that date. This activity could create a temporary imbalance between the supply and demand of the underlying Index components, thereby limiting their liquidity. Consequently, prices for the underlying Index components may decline (or increase) after these purchases or sales as the volume of purchases (or sales) subsides. Moreover, if a significant market maker in PIMCO CRR TRAKRS (such as MLCI) decides it no longer needs to hedge some or all of its PIMCO CRR TRAKRS short positions, as may be the case immediately prior to the expiration date of the PIMCO CRR TRAKRS or the termination of the Trust, the prices of the underlying Index components could temporarily change in connection with the liquidation of the hedging position. Either of these situations may have an adverse effect on the trading price of PIMCO CRR TRAKRS or the Receipts.

Risk Factors Relating to the Index and Master Index

There are certain risks associated with the Index.

Because the net asset value of the Receipts depends to a large extent on the value of the PIMCO CRR TRAKRS owned by the Trust, the net asset value of the Receipts will fluctuate based on the performance of the Index. The Index tracks the performance of the Master Index, which, in turn, represents the performance of a portfolio with a target allocation of 100% notional exposure to the DJ-AIGCI and an equivalent target allocation to a hypothetical investment in the Collateral Index.

In addition to risks related to the component indices of the Master Index, a long position in PIMCO CRR TRAKRS also involves the risk that these components will interact with each other in a manner that produces or exacerbates overall declines in the Master Index. For example, it is possible that both the DJ-AIGCI and the Collateral Index will decline in value. It is also possible that substantial gains in the DJ-AIGCI will be eroded or eliminated by losses in the Collateral Index, or vice versa. As a result, under certain circumstances, the return on a long position in PIMCO CRR TRAKRS may be substantially more negative than the return on either of the components of the Master Index individually. In this regard, because the DJ-AIGCI tracks the performance of commodity futures contracts on physical commodities, and the Collateral Index tracks the performance of Separately Managed Accounts invested in Permissible Instruments, the performance of the components of the Master Index may be positively or negatively correlated with each other to varying extents, which could adversely affect the performance of the Master Index. Accordingly, under certain market conditions, the separate components of the Master Index could operate to the detriment of the value of the Index and could cause declines in such value, which would adversely affect the value of PIMCO CRR TRAKRS and, in turn, the value of the Receipts.

Adjustments to the Master Index or Collateral Index could adversely affect the value of the Index, and in turn, the value of the PIMCO CRR TRAKRS and the Receipts.

Dow Jones Indexes, a business unit of Dow Jones, serves as the Calculation Agent for PIMCO CRR TRAKRS. The Calculation Agent is solely responsible for calculating and maintaining the Master Index and the Index, and for determining the value of each of the components of each such Index, as well as each of the underlying indices, except that PIMCO or its agent is solely responsible for calculating and maintaining the Collateral Index and for providing the value of the Collateral Index on a daily basis to the Calculation Agent. You should not conclude that the inclusion of the components in either index, or the inclusion of a security or other financial instrument in the Separately Managed Accounts, is an investment recommendation by CME, Merrill Lynch or PIMCO of that component, security or other instrument. In addition, the Calculation Agent can, in its sole discretion, make changes to the methodology by which the Master Index will be calculated. Similarly, PIMCO or its agent can, in its sole discretion, make changes to the methodology by which the Collateral Index will be calculated. Furthermore, PIMCO can, in its sole discretion, add, delete or substitute instruments held in the Separately Managed Accounts or make other changes to the investment strategy pursuant to which the Separately Managed Accounts will be traded, subject to the limitation that the only instruments to be held directly in the Accounts will be Permissible Instruments. Any of these actions could adversely affect the value of the PIMCO CRR TRAKRS and the Receipts.

The Calculation Agent has discretion with respect to the Index and Master Index, which could impact the value of the PIMCO CRR TRAKRS and in turn, the Receipts.

The Index and the Master Index are calculated by the Calculation Agent without regard to the parties to any transaction involving such indices. None of the Calculation Agent or any of its subsidiaries or affiliates has any obligation to take the needs of any parties to transactions involving the Index or the Master Index, including the Trust, into consideration in determining, composing or calculating the Index or the Master Index.

Calculation of the Index does not rely on any research performed by Merrill Lynch, which may cause PIMCO CRR TRAKRS to not produce the same results as other similar strategies recommended by Merrill Lynch.

The calculation of the Index or the Master Index does not rely on any research performed by Merrill Lynch, including any research on strategies similar to that of the Index. While Merrill Lynch may recommend strategies that are similar to the investment strategy underlying the Index, PIMCO CRR TRAKRS may not produce the same results as such similar strategies. In addition, Merrill Lynch may recommend strategies that are contrary to taking a position in PIMCO CRR TRAKRS. No views of Merrill Lynch, or change in its views, relating to the strategies that result in an investment similar to PIMCO CRR TRAKRS affect or alter how the Index is calculated and how the payments on PIMCO CRR TRAKRS are determined.

Risk Factors Relating to the Collateral Index

There are certain risks associated with the Collateral Index.

PIMCO has full discretion within the investment guidelines governing the management of Separately

Managed Accounts included in the Collateral Index, as described under “Description of the Collateral Index.” Without limitation, PIMCO has the discretion to invest in Permissible Instruments. The only securities held directly in Separately Managed Accounts are Exempt Securities. The Separately Managed Accounts may also hold non-securities. PIMCO may, however, obtain indirect exposure, on behalf of a Separately Managed Account, to a wide variety of non-Exempt Securities, as well as baskets or indices containing non-Exempt Securities, through the use of derivative instruments including, but not limited to, futures, forwards, total return swaps and structured notes that are issued as Exempt Securities. Each of the instruments listed above are considered Permissible Instruments.

In the event that there is a regulatory change after the date of this prospectus whereby the inclusion of other instruments besides Exempt Securities or non-securities in the Separately Managed Accounts will not cause the Collateral Index to fail to be excluded from the definition of “narrow based securities index” under Section 1a(25) of the CEA, or under any rules of the CFTC adopted with respect to the definition of a “narrow based security index” under the CEA, such other instruments will also be included in the definition of “Permissible Instruments” for all purposes described in this prospectus, so long as PIMCO has obtained written consent of CME and Merrill Lynch, which consent will be in each such entity’s sole discretion. Such change will not require the consent of the owner or Account Performance Recipient (as defined under “Description of Collateral Index” below), as the case may be, of a Separately Managed Account.

To the extent that the Separately Managed Accounts invest in derivative instruments on securities that are not Exempt Securities, the Separately Managed Accounts may have indirect exposure to non-Exempt Securities, including but not limited to

•	corporate debt securities,

•	non-agency mortgage-backed securities,

•	asset-backed securities,

•	emerging market debt securities,

•	municipal securities,

•	non-U.S. dollar denominated securities issued by corporations and other entities, and

•	event-linked notes.

Purchases of Permissible Instruments for the Separately Managed Accounts will subject such Accounts to various risks, as further discussed below, such as

•	interest rate risk,

•	credit risk,

•	high yield risk,

•	market risk,

•	issuer risk,

•	liquidity risk,

•	derivatives risk,

•	mortgage risk,

•	foreign (non-U.S.) investment risk,

•	emerging markets risk,

•	currency risk,

•	issuer non-diversification risk,

•	leveraging risk,

•	valuation risk, and

•	management risk.

Interest Rate Risk—As nominal interest rates rise, the price of fixed income securities held by PIMCO for the Separately Managed Accounts is likely to decrease. Securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Inflation-indexed securities, including Treasury Inflation-Protected Securities (“TIPS”), decline in value when real interest rates rise. In certain interest rate environments, such as when real interest rates are rising faster than nominal interest rates, inflation-indexed securities may experience greater losses than other fixed income securities with similar durations. Because PIMCO aims to generally invest at least 65% of the net assets in the Separately Managed Accounts that comprise the Collateral Index in inflation-indexed securities under normal circumstances, the performance of the Collateral Index may be particularly subject to this interest rate risk. Interest rate fluctuations could adversely affect the value of the Collateral Index and therefore could adversely affect the value of PIMCO CRR TRAKRS and in turn, the Receipts.

Credit Risk—The Collateral Index could decline as a result of losses in the Separately Managed Accounts, if the issuer or guarantor of a fixed income security in which the Separately Managed Accounts invested or to which they obtained exposure, or the counterparty to a derivative contract, repurchase agreement or reverse repurchase agreement, is unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations. Securities and derivatives are subject to a varying degree of credit risk, which is often reflected in credit rating. Municipal bonds (to which the Separately Managed Accounts may obtain exposure) are subject to the risk that litigation, legislation or other political events, local business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer’s ability to make payments of principal and/or interest. Credit losses could result in the Collateral Index declining in value even if the market has otherwise moved in favor of the assets held in Separately Managed Accounts.

High Yield Risk—PIMCO may invest directly in certain high yield securities (commonly known as “junk bonds”) for the Separately Managed Accounts, and the Separately Managed Accounts may obtain exposure to high yield securities or unrated securities of similar credit quality by means of derivative instruments. To the extent that the Separately Managed Accounts invest in or have exposure to high yield securities or unrated securities of similar credit quality, the Accounts may be subject to greater levels of interest rate, credit and liquidity risk than they would if PIMCO utilized other investment strategies that do not involve exposure to such securities. These securities and derivatives are considered predominately speculative with respect to the issuer’s continuing ability (and, where applicable, to the ability of the issuer of any underlying or reference security) to make principal and interest payments. An economic downturn or period of rising interest rates could adversely affect the market for these financial instruments and reduce PIMCO’s ability to sell these investments (liquidity risk). If the issuer of a security (or the issuer of any underlying or reference security) is in default with respect to interest or principal payments, the Separately Managed Accounts may lose their entire investments and the Collateral Index may decline in value, which could adversely affect the value of PIMCO CRR TRAKRS and in turn, the Receipts.

Market Risk—The market price of securities and derivatives held in the Separately Managed Accounts may go up or down, sometimes rapidly or unpredictably, thereby affecting the value of the Collateral Index. Securities and derivatives may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security or derivative may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple securities, derivatives, sectors and asset classes may decline in value simultaneously. If the Separately Managed Accounts were to be adversely affected by a downturn in the securities markets, the Collateral Index may decline in value, which could adversely affect the value of PIMCO CRR TRAKRS and in turn, the Receipts.

Issuer Risk—The value of a security to which the Separately Managed Accounts have exposure may decline for a number of reasons which directly relate to the issuer of the security (and, where applicable, to the issuer of any underlying or reference security), such as management performance, financial leverage and reduced demand for the issuer’s goods or services. As stated elsewhere, a decline in the value of securities in the Separately Managed Accounts may cause the Collateral Index to decline in value, which could adversely affect the value of PIMCO CRR TRAKRS and in turn, the Receipts.

Liquidity Risk—Liquidity risk exists when particular investments are difficult to purchase or sell. Holdings in illiquid securities and derivatives may reduce the returns of the Collateral Index and adversely affect the value of PIMCO CRR TRAKRS, because PIMCO may be unable to sell the illiquid investments on behalf of the Separately Managed Accounts at an advantageous time or price. Investment strategies that involve foreign securities, derivatives, privately placed securities or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk.

Derivatives Risk—Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. PIMCO may use derivatives as a substitute for taking a position in the underlying asset and/or as part of a strategy designed to reduce exposure to other risks, such as interest rate or currency risk. PIMCO may also use derivatives for leverage in the Separately Managed Accounts, in which case their use would involve leveraging risk. PIMCO’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk (including but not limited to the risk that a counterparty will not consent to the termination of the derivatives), interest rate risk, market risk, credit risk and management risk. They also involve the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. If PIMCO invests in a derivative instrument on behalf of the Separately Managed Accounts, the Separately Managed Accounts could lose more than the principal amount invested, which could adversely affect the value of the Collateral Index and PIMCO CRR TRAKRS and in turn, the Receipts. Also, suitable derivative transactions may not be available in all circumstances and no assurance can be given that PIMCO will engage in these transactions to reduce exposure to other risks when that would be beneficial. Thus, the derivatives exposure of the Separately Managed Accounts could affect the return of the Collateral Index, which could affect the value of PIMCO CRR TRAKRS and in turn, the Receipts.

Mortgage Risk—If PIMCO purchases mortgage-related securities and derivatives on mortgage-related securities for the Separately Managed Accounts, the Separately Managed Accounts will be subject to certain additional risks. Rising interest rates tend to extend the duration of mortgage-related securities, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, if PIMCO holds mortgage-related securities or related derivatives on behalf of the Separately Managed Accounts, the Accounts may experience additional volatility and greater price declines. This is known as extension risk. This could affect the return on the Collateral Index and the value of PIMCO CRR TRAKRS and in turn, the Receipts. In addition, mortgage-related securities are subject to the risk that when interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Collateral Index and in turn, the value of PIMCO CRR TRAKRS and the Receipts, because PIMCO will have to reinvest that money on behalf of the Separately Managed Accounts at the lower prevailing interest rates. This is known as prepayment risk.

Foreign (Non-U.S.) Investment Risk—To the extent the Separately Managed Accounts invest in securities issued by foreign governments or otherwise obtain exposure to foreign securities, the Collateral Index may experience more rapid and extreme changes in value than a strategy that involves investments in or exposure exclusively to securities of and derivatives exposure to U.S. entities. The securities markets of many foreign countries are relatively small, with a limited number of issuers representing a small number of industries. Additionally, issuers of foreign securities are usually not subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Also, nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect the Separately Managed Accounts’ investments in or exposure to a foreign country’s securities. In the event of nationalization, expropriation or other confiscation, the Separately Managed Accounts could lose their entire investment in securities issued by foreign governments or derivatives related to foreign securities, which would adversely affect the returns of the Collateral Index and the value of PIMCO CRR TRAKRS and in turn, the Receipts. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that the Separately Managed Accounts have significant investment in or exposure to a concentrated geographic area, the Collateral Index will generally have more exposure to regional economic risks associated with foreign investments.

Emerging Markets Risk—Foreign investment risk may be particularly high to the extent that the Separately Managed Accounts invest directly in or have exposure to emerging market securities of issuers based in countries with developing economies. Exposure to such emerging market securities may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in securities of issuers based in developed foreign countries.

Currency Risk—If PIMCO invests on behalf of the Separately Managed Accounts in securities that trade in, and receive revenues in, foreign (non-U.S.) currencies or derivative instruments tied to foreign (non-U.S.) currencies, the Accounts will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the U.S. or abroad. As a result, investments in foreign currency-denominated securities or related derivatives on behalf of the Separately Managed Accounts may reduce the returns of the Collateral Index and adversely affect the value of PIMCO CRR TRAKRS and in turn, the Receipts.

Issuer Non-Diversification Risk—The Separately Managed Accounts may focus investments in a small number of issuers, securities or foreign currencies, which increases risk, although, as noted, the principal component of the Separately Managed Accounts will be securities issued or guaranteed by the U.S. government. A Separately Managed Account that invests in or obtains exposure to a relatively small number of issuers or securities is more susceptible to risks associated with a single economic, political or regulatory occurrence than a more diversified portfolio might be. Some of those issuers also may present substantial credit or other risks. Similarly, a Separately Managed Account, and thus the Collateral Index, may be more sensitive to adverse economic, business or political developments if a substantial portion of its assets is invested in the bonds of similar projects or from issuers in the same industry, or in the case of municipal securities, issuers in the same state.

Leveraging Risk—Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements and the use of when-issued, delayed delivery or forward commitment transactions. The use of derivatives may also create leveraging risk. The use of leverage may cause PIMCO to liquidate portfolio positions in the Separately Managed Accounts when it may not be advantageous to do so in order to satisfy obligations of the Accounts. In addition, leverage may cause the Separately Managed Accounts to be more volatile than if the Separately Managed Accounts had not been leveraged. This is because leverage tends to exaggerate the effect of any increase or decrease in the performance of the portfolio securities and derivatives held in the Separately Managed Accounts, which could adversely affect the value of the Collateral Index and the value of the PIMCO CRR TRAKRS and in turn, the Receipts.

Valuation Risks—The Separately Managed Accounts will be subject to certain risks related to the valuation of the assets held in such Accounts. In particular, certain of the instruments held in the Separately Managed Accounts may not have publicly available valuations and the valuations used in calculating the value of the Separately Managed Accounts might therefore at times not accurately reflect the value of certain of these assets. In addition, if information later becomes available regarding the valuation of certain of the assets held in the Separately Managed Accounts that would have affected such valuation, no retroactive adjustments to such valuations will be made. Moreover, as discussed below, because of the timing of the valuation of the Separately Managed Accounts, and hence the Collateral Index, the settlement value of the PIMCO CRR TRAKRS on each CME Business Day other than the date on which the PIMCO CRR TRAKRS settles will be based upon the value of the Collateral Index at the end of the preceding CME Business Day. As a result, the settlement value will not reflect the current value of the Collateral Index or the Separately Managed Accounts.

Management Risk—The Collateral Index is subject to management risk because it is based on the return of the Separately Managed Accounts, which are actively managed accounts. PIMCO and each individual portfolio manager applies investment techniques and risk analyses in making investment decisions for the Separately Managed Accounts, but no assurance can be given that these will produce the desired results.

Limited Number of Separately Managed Accounts—As of the date of this prospectus, only one account, which is managed by PIMCO on behalf of a special purpose vehicle established by an affiliate of PIMCO (which affiliate has entered into a financing swap with MLCI), satisfies the criteria for inclusion in the Collateral Index. Accordingly, the calculation of and returns on the Collateral Index are based exclusively on the value of and returns on the account managed by PIMCO on behalf of a special purpose vehicle established by an affiliate of PIMCO (which affiliate has entered into a financing swap with MLCI). In addition, while it is possible that other accounts may satisfy the eligibility criteria in the future, and be included in the Collateral Index, no assurance can be given that any such accounts will be so included in the future. In any event, it is not anticipated that there will be more than a limited number of Separately Managed Accounts included in the Collateral Index at any time. The limited number of Separately Managed Accounts could result in more limited trading activities underlying the calculation of the Collateral Index and could adversely affect the value of this index.

Status of the Separately Managed Accounts—The Collateral Index is an index that tracks the performance of the component Separately Managed Accounts and not an index of securities or commodities. However, because the Separately Managed Accounts are comprised of Permissible Instruments, the Separately Managed Accounts may need to comply with the standards of the CFTC for listing as a component of a futures contract, which require satisfaction of certain specified criteria. A failure of the Separately Managed Accounts to comply with these criteria could require the delisting and termination of PIMCO CRR TRAKRS.

Financing Swaps—An entity that seeks to establish a Separately Managed Account may finance its investment in the account through a swap with a financial institution, pursuant to which the financial institution might establish a Separately Managed Account in its own name and pass through to the other party the profit or loss, or the return, on the Separately Managed Account. An entity financing its interest in a Separately Managed Account through a swap will be in substantially the same economic position as an entity owning such an account directly, depending on the terms of the swap. However, where a financing swap is entered into, and the financial institution providing the swap establishes a Separately Managed Account, there is an additional risk that the financial institution owning the Separately Managed Account will fail to satisfy its obligations in connection with the Account or will breach its agreement with PIMCO, resulting in the termination of the Separately Managed Account. The termination of one or more Separately Managed Accounts may result in no Separately Managed Account fitting the criteria for the Collateral Index as discussed below in “Termination of the Separately Managed Accounts by Account Holders or PIMCO Could Adversely Affect the Value of the PIMCO CRR TRAKRS” and the inherent risks thereunder. The financial institution counterparty providing a swap may be an affiliate of PIMCO or Merrill Lynch, which could present certain conflicts of interest between PIMCO or Merrill Lynch and the recipient of the Separately Managed Account’s performance. As of the date of this prospectus, the only counterparty providing such a swap is an affiliate of PIMCO.

There may be potential conflicts of interest in connection with the Separately Managed Accounts, which could impact the value of the PIMCO CRR TRAKRS and, in turn, the Receipts.

From time to time, potential conflicts of interest may arise between a portfolio manager’s management of the investments of the Separately Managed Accounts, on the one hand, and the management of other accounts, on the other. The other accounts might have similar investment objectives or strategies as the Separately Managed Accounts or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Separately Managed Accounts. The other accounts might also have different investment objectives or strategies than the Separately Managed Accounts. To the extent that these conflicts of interest adversely affect the performance of the Separately Managed Accounts, the Collateral Index will be similarly affected as will the value of the PIMCO CRR TRAKRS and, in turn, the Receipts.

Knowledge and Timing of Account Trades—A potential conflict of interest may arise as a result of the portfolio manager’s day-to-day management of the Separately Managed Accounts. Because of their roles with respect to the Separately Managed Accounts, the portfolio managers know the size, timing and possible market impact of the Separately Managed Accounts’ trades. It is theoretically possible that the portfolio managers could use this information to the advantage of other accounts they manage and to the possible detriment of the Separately Managed Accounts.

Investment Opportunities—A potential conflict of interest may arise as a result of the portfolio manager’s management of a number of Accounts with varying investment guidelines. Often, an investment opportunity may be suitable for both the Separately Managed Accounts and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Separately Managed Accounts and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Separately Managed Accounts and another account. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time. Under PIMCO’s allocation procedures, investment opportunities are allocated among various investment strategies based on individual account investment guidelines and PIMCO’s investment outlook. PIMCO has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Separately Managed Accounts and certain pooled investment vehicles, including investment opportunity allocation issues.

Performance Fees—A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to the Separately Managed Accounts. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities between such other accounts and the Separately Managed Accounts on a fair and equitable basis over time.

Equalization Swap Counterparty—If there is more than one Separately Managed Account, the owners of the Accounts (or Account Performance Recipient, in the case of a party financing its interest in an Account through a swap) included in the Collateral Index will each be obligated under the terms of a swap, referred to as an “equalization swap,” with a counterparty (“Equalization Swap Counterparty”), to pay the return on its Account, plus a fee for the swap to the Equalization Swap Counterparty, and the Equalization Swap Counterparty will be obligated to pay the Account owner (or Account Performance Recipient, as the case may be) the return on the Collateral Index. The equalization swap ensures that the Account owner (or Account Performance Recipient, as the case may be) will receive the return on the Collateral Index. All equalization swaps will be entered into with a single Equalization Swap Counterparty, and it is therefore possible that the owners or Account Performance Recipients, as the case may be, of all Accounts that otherwise satisfy the criteria to be added to the Collateral Index will be required to enter into an equalization swap with the same terms as those agreed to by the owner or Account Performance Recipient of the original Account. The Equalization Swap Counterparty may be an affiliate of PIMCO or Merrill Lynch. The terms and fees of an equalization swap with the PIMCO or Merrill Lynch affiliate may be more or less favorable than those which the owner of an Account or an Account Performance Recipient could receive from a counterparty unaffiliated with PIMCO or Merrill Lynch, as the case may be, and accordingly, such transaction could present certain conflicts of interest between PIMCO’s and Merrill Lynch’s affiliate and the Account owners or Account Performance Recipients.

PIMCO or its agent has discretion with respect to the Collateral Index, which could impact the value of the PIMCO CRR TRAKRS and in turn, the Receipts.

The Collateral Index is calculated by PIMCO or its agent without regard to the parties to any transaction involving the Collateral Index or PIMCO CRR TRAKRS. None of PIMCO or its agent or any subsidiaries or affiliates of PIMCO or its agent has any obligation to take the needs of any parties to transactions involving the Collateral Index into consideration in determining, composing or calculating the Collateral Index.

Termination of the Separately Managed Accounts by Account holders or PIMCO could adversely affect the value of the PIMCO CRR TRAKRS.

The owners of the Separately Managed Accounts or PIMCO may terminate such Accounts in accordance with the terms of the applicable investment management agreement (each an “IMA”) between PIMCO and the Account holders. These agreements permit the parties to terminate such Accounts for a variety of reasons, including but not limited to a breach of the agreement by the other party. If any Separately Managed Accounts are terminated, the Collateral Index will be calculated based on the remaining Separately Managed Accounts only and, if there are no remaining Separately Managed Accounts, then (1) the Collateral Index will be based on a selected composite of PIMCO Real Return Accounts selected by PIMCO that hold Permissible Instruments only; or (2) PIMCO will deposit $5 million into an account that will qualify as a Separately Managed Account and the Collateral Index will be based on that account. In any of these events, the Collateral Index will be calculated on the basis of a more limited number of Separately Managed Accounts, which may be significantly smaller accounts, which could adversely affect the value of the Collateral Index, which, in turn, could affect the value of PIMCO CRR TRAKRS held by the Trust, which, in turn, could affect the value of your Receipts.

Risk Factors Related to the DJ-AIGCI

There are certain risks associated with the DJ-AIGCI.

Any decline in the level of the total return of the DJ-AIGCI may adversely affect the Master Index, the value of PIMCO CRR TRAKRS and in turn, the value of the Receipts. Because the performance of a long position in PIMCO CRR TRAKRS is partly dependent on the DJ-AIGCI, which reflects the excess return obtained through the rolling of the exchange-traded futures contracts on physical commodities included in the DJ-AIGCI, it will be less diversified than other investment portfolios investing in a broader range of products and, therefore, could experience greater volatility. In addition, the annual composition of the DJ-AIGCI will be calculated in reliance on historic price, liquidity and production data that are subject to potential errors that may affect the weighting of components of the DJ-AIGCI. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the DJ-AIGCI for the following year. The publishers of the DJ-AIGCI may not discover any discrepancies. There can be no assurance that any of the foregoing will not have an adverse effect on the value of the PIMCO CRR TRAKRS and in turn, the Receipts.

Trading in futures contracts associated with physical commodities is speculative and can be extremely volatile.

The DJ-AIGCI reflects the excess return obtained through the rolling of exchange-traded futures contracts on physical commodities included in the DJ-AIGCI, and its performance will be affected by fluctuations in commodity prices. Market prices of the physical commodities underlying the futures contracts included in the DJ-AIGCI may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; and changes in interest rates. These factors could adversely affect the value of the DJ-AIGCI which could in turn adversely affect the value of PIMCO CRR TRAKRS and in turn, the Receipts.

The DJ-AIGCI is a rolling index and the pricing of futures contracts underlying the DJ-AIGCI could adversely impact the DJ-AIGCI and the value of PIMCO CRR TRAKRS.

The DJ-AIGCI is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts have a set expiration date and normally specify a certain date for delivery of the underlying physical commodity. In the case of the DJ-AIGCI, as the exchange traded futures contracts that comprise the DJ-AIGCI approach the month before expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased in August may specify an October expiration. At some time in September, the contract expiring in October is replaced by a contract for delivery in December. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation”, where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the December contract, thereby creating a positive “roll yield.” While many of the contracts included in the DJ-AIGCI have historically exhibited consistent periods of backwardation that has resulted in an element of roll yield enhancing the DJ-AIGCI’s past performance, there is no assurance that these markets will consistently be in backwardation or that there will be roll yield in future performance. Instead, these markets may trade in contango. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. Certain of the commodities included in the DJ-AIGCI, such as gold, have historically traded in contango markets. Contango (or the absence of backwardation) in the commodity markets could result in negative “roll yields” which could adversely affect the value of the DJ-AIGCI and the trading price of PIMCO CRR TRAKRS. Many, and at certain times most, of the components of the DJ-AIGCI are or recently have been in contango.

Market disruption events in the futures markets may adversely affect the DJ-AIGCI and the value of the PIMCO CRR TRAKRS.

The futures markets occasionally experience disruptions in trading, known as market disruption events. These include the cessation of trading in the futures contract and the imposition by the futures exchange on which such contract is traded of a “limit price” (i.e., a range outside of which the contract is not permitted to trade). Market disruption events may affect one or more components underlying the Index or the Index itself. During market disruption events, it may be difficult or impossible to obtain bid or ask prices of the PIMCO CRR TRAKRS. Because PIMCO CRR TRAKRS are relatively new financial instruments, it is possible that the market for such contracts will be more susceptible to disruptions than contracts with more established markets. In addition, pursuant to the terms of its market making agreement with the CME, such market maker may suspend its market making functions during abnormal market conditions. Conversely, because PIMCO CRR TRAKRS will be available for trading on any day on which the CME is open for regular business, including any partial-day opening (“CME Business Day”), it is possible that PIMCO CRR TRAKRS will be trading on days when one or more components of the Index are not available for trading, which could adversely affect the correlation between the value of the PIMCO CRR TRAKRS and the value of the Index. No assurance can be given that a market disruption event or any other force majeure event (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty etc.) will not have an adverse affect on the value of the Index or the manner in which it is calculated.

The Dow Jones-AIG Commodity Index Oversight Committee has discretion with respect to the DJ-AIGCI, which could impact the value of the PIMCO CRR TRAKRS and in turn, the Receipts.

The DJ-AIGCI is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the DJ-AIGCI are determined each year in June and announced in July by AIG-FP under the supervision of an index oversight committee (the “Dow Jones-AIG Commodity Index Oversight Committee”). The Dow Jones-AIG Commodity Index Oversight Committee has a significant degree of discretion in exercising its supervisory duties with respect to the DJ-AIGCI. The Dow Jones-AIG Commodity Index Oversight Committee does not have any obligation to take the needs of any parties to transactions involving the DJ-AIGCI or the PIMCO CRR TRAKRS into consideration when reweighting or making any other changes to the DJ-AIGCI. Decisions made by the Dow Jones-AIG Commodity Index Oversight Committee could have an impact on the value of the DJ-AIGCI, which would impact the value of the PIMCO CRR TRAKRS and in turn, the Receipts.

The DJ-AIGCI has concentrated positions in one or more commodity sectors and a decline in the value of such sectors could adversely impact the performance of the DJ-AIGCI.

The physical commodities underlying the exchange-traded futures contracts included in the DJ-AIGCI from time to time are heavily concentrated in a limited number of sectors, particularly energy and agriculture. An investment in PIMCO CRR TRAKRS may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors. For example, as of January 2008, the weightings for approximately 30% of the component commodities on the

DJ-AIGCI are energy oriented, including 13.16% in crude oil and 12.24% in natural gas. Accordingly, a decline in value of such raw materials would adversely affect the performance of the DJ-AIGCI. Technological advances or the discovery of new oil reserves could lead to increases in worldwide production of oil and corresponding decreases in the price of crude oil. In addition, further development and commercial exploitation of alternative energy sources, including solar, wind or geothermal energy, could lessen the demand for crude oil products and result in lower prices. Absent amendment of the DJ-AIGCI to lessen or eliminate the concentration of existing energy contracts in the index or to broaden the DJ-AIGCI to account for such developments, the value of the DJ-AIGCI and hence, the value of the Master Index, could decline.

The DJ-AIGCI includes futures contracts on foreign exchanges that are less regulated than U.S. markets and are subject to risks that do not always apply to U.S. markets.

The DJ-AIGCI includes futures contracts on physical commodities on exchanges located outside the U.S. The Dow Jones-AIG Commodity Index Oversight Committee currently has not established any limits on the percentages of the commodities, by weight, traded on a non-U.S. exchange that can be included in the DJ-AIGCI; historically, such percentages have not exceeded 20%. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for Dow Jones, AIG-FP and the Dow Jones-AIG Commodity Index Oversight Committee to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the futures contracts included in the DJ-AIGCI.

Merrill Lynch and CME have a non-exclusive right to use the DJ-AIGCI, the termination of which could adversely impact the Trust.

Merrill Lynch and CME have been granted a non-exclusive license to use the DJ-AIGCI and related servicemarks and trademarks in connection with PIMCO CRR TRAKRS and the Receipts. If any of Dow Jones, AIG-FP, Merrill Lynch or CME terminates this license, and Dow Jones and AIG-FP fail to publish a successor or substitute index, PIMCO CRR TRAKRS may be delisted and open positions closed at prices determined in accordance with the CME rules, which could result in the dissolution of the Trust.

Dow Jones may cease to publish the Index and the Master Index, which would adversely impact the Trust.

Although PIMCO has licensed certain marks for use in connection with PIMCO CRR TRAKRS, Dow Jones may cease to publish the Master Index and the Index and may not publish any successors to these indices. Should Dow Jones cease publication of any of these indices, and Dow Jones fail to publish a successor index, PIMCO CRR TRAKRS may be delisted and open positions closed at prices determined in accordance with CME rules.

Dow Jones and AIG-FP may cease to publish the DJ-AIGCI, which would adversely impact the Trust.

Although Dow Jones and AIG-FP have licensed the DJ-AIGCI for use in connection with the PIMCO CRR TRAKRS, except in certain circumstances, neither Dow Jones nor AIG-FP is under an obligation to continue to publish this index or required to publish any successor to this index. Should Dow Jones and/or AIG-FP cease to publish this index and fail to publish a successor index, PIMCO CRR TRAKRS may be delisted and open positions closed at prices determined in accordance with CME rules.

Adjustments to the DJ-AIGCI could adversely affect the value of PIMCO CRR TRAKRS.

Dow Jones in conjunction with AIG-FP is solely responsible for calculating and maintaining the DJ-AIGCI. You should not conclude that the inclusion of a commodity futures contract in the DJ-AIGCI is an investment recommendation by

CME or Merrill Lynch of that commodity contract. In addition, Dow Jones and AIG-FP can, in their sole discretion, add, delete or substitute the contracts underlying the DJ-AIGCI or make other methodological changes resulting from changes required by events related to the underlying futures contracts, which could change the value of the DJ-AIGCI and the Master Index. Any of these actions could adversely affect PIMCO CRR TRAKRS and in turn, the Receipts.

Dow Jones and AIG-FP has discretion with respect to the DJ-AIGCI, which could impact the value of the PIMCO CRR TRAKRS and in turn, the Receipts.

The DJ-AIGCI is calculated by Dow Jones in conjunction with AIG-FP without regard to the parties to any transaction involving the Index or PIMCO CRR TRAKRS. None of AIG-FP, Dow Jones or any of their respective subsidiaries or affiliates has any obligation to take the needs of any parties to transactions involving the Index into consideration in determining, composing or calculating the DJ-AIGCI, the Master Index, the Index or the Multiplier (as defined in this prospectus).

Historical performance of DJ-AIGCI is not indicative of its future performance.

The historical performance of the DJ-AIGCI should not be viewed as an indication of future performance. It is impossible to predict whether, or the extent to which, the level of the total return of the DJ-AIGCI will rise or fall. Trading prices of the underlying commodity futures contract included in the DJ-AIGCI will be influenced by complex and interrelated political, economic, financial and other factors that can affect the level of total return of the DJ-AIGCI.

Risk Factors Relating to Taxes

Please refer to “Certain U.S. Federal Income Tax Consequences” for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of the Receipts.

Your tax liability associated with ownership of the Receipts could exceed cash distributions on your Receipts.

While it is not expected that the Trust will distribute any income or other funds prior to expiration of the PIMCO CRR TRAKRS, you will be required to pay U.S. federal income taxes on your allocable share of the Trust’s income (taking into account gain or loss recognized by the Trust), without regard to the receipt of cash distributions on the Receipts. Your allocable share of the Trust’s income includes any income treated as received by the Trust for expenses and liabilities paid by third parties on its behalf. Such treatment could occur, for example, but is not limited to, if the Sponsor or any other person pays expenses and liabilities that would have been borne by the Trust under the Trust Agreement. In addition, if the Trust liquidates PIMCO CRR TRAKRS to pay expenses and liabilities, as set out in the Trust Agreement, you may have allocable gain or loss upon such liquidation. It is possible that you will not receive cash distributions sufficient to cover your allocable share of such taxable income or even the tax liability resulting from that income.

Further, because of certain limitations on itemized deductions, it is possible that your taxable income from the Trust will exceed the amount of net income that you are allocated from the Trust. Please refer to “Certain U.S. Federal Income Tax Consequences—Treatment of the Trust’s Fees and Expenses.”

The Internal Revenue Service has announced that it is reviewing the proper U.S. federal income tax treatment of prepaid forward contracts, which could change the U.S. federal income tax treatment of PIMCO CRR TRAKRS held by the Trust.

On December 7, 2007, the Internal Revenue Service (the “IRS”) released a notice announcing that it is reviewing the proper U.S. federal income tax treatment of prepaid forward contracts. According to the notice, the IRS and the U.S. Department of the Treasury are actively considering, among other things, whether the holder of such an instrument should be required to accrue either ordinary income or capital gain on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under any such guidance, which could be applied retroactively, holders of TRAKRS that do not constitute regulated futures contracts may ultimately be required to accrue income currently, or may be subject to an interest charge when such TRAKRS are sold or redeemed, and that non-U.S. Holders (as defined under “Certain U.S. Federal Income Tax Consequences” herein) may be subject to withholding tax on all or a portion of any required accruals of income.

Potential investors are urged to consult their tax advisors concerning the potential effect, if any, of the above considerations on their investment in the Receipts of the Trust, which intends to hold PIMCO CRR TRAKRS as a non-institutional customer. Unless and until such time as the government determines that some other treatment is more appropriate, it is intended that the current tax treatment of TRAKRS will remain unchanged.

A member of the United States Congress has introduced legislation that could, if enacted, require the current inclusion of interest income on PIMCO CRR TRAKRS held by the Trust.

On December 19, 2007, Representative Richard Neal introduced a tax bill (the “Bill”) before the U.S. House of Representatives that would apply to “prepaid derivative contracts” acquired after the date of enactment of the Bill.

The Bill, if enacted, would apply to certain prepaid derivative financial contracts with a term of more than one year and generally would require the holders of such contracts to include as interest income each year in respect of such contracts an amount determined by reference to the monthly Federal short-term rate determined under Code Section 1274(d) for the first month ending during the taxable year. In the case of “publicly traded contracts,” a holder’s aggregate amount of inclusions generally would be limited to the increase in the value of the contract during the holder’s holding period plus the amounts of any distributions received by the holder. There would be an exception for contracts that are subject to mark-to-market treatment under Code Section 1256. A holder’s tax basis in such contract would be increased by the amount so included. Accordingly, the interest inclusions would have the effect of reducing the amount of any gain or increasing the amount of any loss on the disposition of such contract. Any loss recognized on disposition of the contract would be treated as ordinary loss to the extent of the holder’s prior interest accruals.

The Bill, if enacted as proposed, would apply to TRAKRS acquired by non-institutional customers (such as the Trust) after its date of enactment. Nevertheless, it is not possible to predict whether any tax legislation addressing prepaid derivative contracts will ultimately be enacted into law, and if legislation is enacted, whether it will apply to TRAKRS (possibly on a retroactive basis). Potential investors are urged to consult their tax advisors regarding the Bill and any future tax legislation that may apply to their investment in the Receipts of the Trust, which intends to hold PIMCO CRR TRAKRS as a non-institutional customer.

CONFLICTS OF INTEREST

General

The Sponsor and its affiliates have not established formal or written policies and procedures to resolve all potential conflicts of interest. Consequently, Receipt holders are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Trust or Receipt holders. Prospective investors should be aware that the Sponsor intends to assert that Receipt holders have, by purchasing Receipts, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to the Receipt holders. It is not certain, however, that such assertion would prevail in any such proceeding.

Conflicts of Interest of the Sponsor and its Affiliates

The Sponsor has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe a fiduciary duty. Although the Sponsor and its professional staff cannot and will not devote all of its and their respective time or resources in providing services to the Trust, the Sponsor intends to devote, and cause its professional staff to devote, sufficient time and resources in providing services to the Trust consistent with its or their respective fiduciary duties to the Trust and others.

Merrill Lynch also has numerous other business relationships with PIMCO, unrelated to PIMCO CRR TRAKRS, and such relationships could create conflicts between the interests of holders of PIMCO CRR TRAKRS and Merrill Lynch or PIMCO. Merrill Lynch’s other business relationships may create an incentive for it to establish or maintain its relationship with PIMCO in connection with PIMCO CRR TRAKRS, regardless of the prospects for or success of PIMCO CRR TRAKRS.

The Sponsor and its principals and affiliates may trade commodity contracts for their own accounts. Records of proprietary trading and written policies related to such trading will not be available for inspection by Receipt holders.

Relationship Among the Trust, the Sponsor and the Clearing FCM

The Clearing FCM will receive brokerage fees in connection with the creation or redemption of Baskets, which will be paid by the Authorized Participants as part of the transaction fee. The Sponsor is an affiliate of the Clearing FCM, which creates a potential conflict in that brokerage fees paid to the Clearing FCM have not been set by “arm’s-length” negotiation. Furthermore, the Sponsor has no incentive to replace the Clearing FCM as commodity broker, and in the event that 10% or more of the Trust is owned by Merrill Lynch or its principals or employees, the Trust’s commodity futures accounts with the Clearing FCM will be carried as “proprietary accounts.” Such accounts do not receive the protections afforded by Section 4d(a)(2) of the CEA relating to the segregation of customer funds, as discussed in “Risk Factors—Protections afforded by CEA Section 4d(a)(2) may be absent for the Trust.”

To the extent that any transaction fees collected from Authorized Participants exceed creation and redemption expenses, such amount will be retained by the Sponsor for its own benefit and will not be received by the Trust.

Trading Activities of Merrill Lynch and its Affiliates

MLCI, a subsidiary of Merrill Lynch, is the only firm that at this time makes a market for PIMCO CRR TRAKRS as of the date of this prospectus. Merrill Lynch and its affiliates, including the Sponsor and its principals, may engage in hedging or trading activities relating to the PIMCO CRR TRAKRS, the Index and its underlying indices, components of such indices or other derivative instruments that may be related to such indices, which are not for the account of, or on behalf of, the Trust or the Receipt holders. For example, MLCI may, in its sole discretion, hedge its PIMCO CRR TRAKRS short positions by investing in the underlying benchmarks, including the Separately Managed Accounts. These activities may present a conflict to Merrill Lynch between the Receipt holder’s interest in the Receipts and the interest of Merrill Lynch and its affiliates in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management. With respect to any of these activities, neither Merrill Lynch nor its affiliates has any obligation to take the needs of any buyers, sellers or holders of PIMCO CRR TRAKRS into consideration at any time. However, orders for PIMCO CRR TRAKRS by proprietary accounts must be executed after identical orders for segregated client accounts entered at the same time, unless such orders are bunched with client account orders as permitted under the CFTC rules. These trading activities, if they influence the value of the PIMCO CRR TRAKRS, could be adverse to the interests of the Receipt holders.

Publication of Research by the Sponsor’s Affiliates

Merrill Lynch and its affiliates have published and in the future expect to publish research reports with respect to commodities markets, fixed income markets and the markets for other asset classes. This research may express opinions or provide recommendations that are inconsistent with purchasing or holding Receipts. The research should not be viewed as a recommendation or endorsement of the Receipts in any way, and investors must make their own independent investigation of the merits of this investment. Any of these activities by Merrill Lynch and its affiliates may affect the level of the Index, the Master Index or its components and, therefore, the value of the PIMCO CRR TRAKRS and the price of the Receipts.

Fees and Other Economic Costs Embedded in the PIMCO CRR TRAKRS

Fees and other economic costs embedded in the PIMCO CRR TRAKRS include, among other things, the Index Expense Factor of 1.67% per annum (based on the daily closing value of the Index). Included in the Index Expense Factor is the TRAKRS Platform Fee of 1.29% per annum (based on the daily closing value of the Index), part of which is paid to Merrill Lynch in connection with its development and maintenance of the PIMCO CRR TRAKRS. Merrill Lynch intends to reimburse the Sponsor for any expenses incurred related to the Trust using the portion of the proceeds paid to Merrill Lynch from the TRAKRS Platform Fee. Receipt holders will not incur any fees beyond those that they would have incurred had they held the PIMCO CRR TRAKRS directly. However, the daily application of the Index Expense Factor, including the TRAKRS Platform

Fee, results in a reduction in the value of the Index during the term of the contract and at maturity, and therefore will reduce the final settlement price of the PIMCO CRR TRAKRS and in turn, the Receipts.

Resolution of Certain Conflicts of Interest

The Trust Agreement provides that in the case of a conflict of interest between the Trustee and the Sponsor and its affiliates, on the one hand, and the Receipt holders, on the other, the Trustee and Sponsor will resolve such conflict considering the relative interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Sponsor or Trustee, such resolution of a conflict of interest will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor or Trustee.

Other Potential Conflicts of Interest

See “Risk Factors—Risk Factors Relating to Collateral Index—There may be potential conflicts of interest in connection with the Separately Managed Accounts” on page 28.

FORWARD-LOOKING STATEMENTS

This prospectus includes statements that relate to future events or future performance. In some cases, you can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “intend,” “predict,” “potential” or the negative of these terms or other comparable phrases. All statements, other than statements of historical fact, included in this prospectus that address activities, events or developments that may occur in the future, including matters such as changes in commodity prices and market conditions (for the Trust’s Receipts), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, including under “Risk Factors,” general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies and other world economic and political developments. Consequently, the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Receipts. Moreover, none of the Sponsor, the Trustee, or any other person assumes responsibility for the accuracy or completeness of any forward-looking statements. None of the Trust, the Trustee or the Sponsor is under a duty to update any forward-looking statements to conform the statements to actual results or to a change in the expectations or predictions of these persons.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets will consist of PIMCO CRR TRAKRS and the cash required to be posted at the time of purchase of the PIMCO CRR TRAKRS. The cash will be posted with the Clearing FCM and will equal 100% of the value of the PIMCO CRR TRAKRS at the time of their purchase. The Trust and other non-institutional customers holding long positions in PIMCO CRR TRAKRS will not be required to make any additional payments in connection with the PIMCO CRR TRAKRS.

The Trust, as a non-institutional customer, will not be entitled to receive any interest on the cash held at the Clearing FCM under the terms of PIMCO CRR TRAKRS, or receive any mark-to-market gains for reinvestment or other purposes until it liquidates its positions in PIMCO CRR TRAKRS or the PIMCO CRR TRAKRS terminate.

The PIMCO CRR TRAKRS will be held on behalf of the Trust in its account with the Clearing FCM until they (1) are transferred or closed out in connection with the redemption of Baskets, (2) expire or (3) are liquidated to pay any extraordinary expenses and liabilities and/or any ordinary expenses and liabilities in excess of $[            ], as set out in the Trust Agreement.

The Clearing FCM will maintain the cash posted by the Trust in its customer segregated account on behalf of the Trust. The Trust’s segregated funds will be used by the Clearing FCM to meet its daily margin requirements related to the PIMCO CRR TRAKRS with the CME. The daily margin requirements of the Clearing FCM may include variation margin paid to, or received from, the clearinghouse. The funds paid to, or received from, the clearinghouse will be withdrawn from, or deposited in, respectively, the customer segregated account on behalf of the Trust. The segregated funds will be held by the Clearing FCM for the benefit of the Trust, and will allow the Trust to withdraw such funds only in connection with the redemption of Baskets or other liquidation of PIMCO CRR TRAKRS.

In the event that 10% or more of the Trust is owned by Merrill Lynch or its principals or employees, the Trust’s commodity futures accounts with the Clearing FCM will be carried as “proprietary accounts.” Such accounts do not receive the protections afforded by Section 4d(a)(2) of the CEA relating to the segregation of customer funds, as discussed in “Risk Factors—Protections afforded by CEA Section 4d(a)(2) may be absent for the Trust.”

THE SPONSOR

The Sponsor

The Sponsor is MLAI, a limited liability company formed in the State of Delaware and an indirect subsidiary of Merrill Lynch. The Sponsor serves as both commodity pool operator and commodity trading advisor of the Trust. The Sponsor’s principal office is located at 1700 Merrill Lynch Drive, 2nd Floor, Pennington, New Jersey 08534. The Sponsor has been registered with the CFTC as both a commodity pool operator and a commodity trading advisor since April 24, 1986 and has been a member of the NFA since October 10, 1986.

The Sponsor will arrange for the (1) formation of the Trust, (2) the appointment of the Trustee and the Clearing FCM, (3) the registration of Receipts with the SEC, and (4) the listing of the Receipts on the NYSE Arca.

While the Sponsor has no discretion regarding the composition of the Trust’s portfolio under the terms of the Trust Agreement, the Sponsor is responsible for operational decisions, such as the timing of the purchase and sale of Receipts, regarding the Trust’s portfolio under certain limited circumstances. For example, if the Trust incurs extraordinary expenses, then the Sponsor may cause the Trust to liquidate a portion of its PIMCO CRR TRAKRS positions to pay for such expenses. In addition, the Sponsor will be responsible for accepting (or delivering), or causing the Clearing FCM to accept (or deliver), consideration for the Baskets from Authorized Participants to establish (or close out) long positions in PIMCO CRR TRAKRS on behalf of the Trust.

The Sponsor will not exercise day-to-day oversight over the Trustee. The Sponsor may remove the Trustee and appoint a successor Trustee in its discretion any time after the first anniversary of the date of the Trust Agreement, or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity.

The Sponsor may at any time delegate all or a portion of its duties and responsibilities to another entity, including an affiliate of the Sponsor.

Principals of the Sponsor

MLAI and its affiliates create, manage and distribute a variety of alternative investments, including hedge funds, private equity, managed futures and exchange funds. Their capabilities in this field of investment date back as far as 1986 through their predecessor organizations. MLAI has dedicated a group of professionals to the manufacturing and distribution of these fund products to institutional and individual high net worth clients worldwide. They are supported by a fully-integrated business organization possessing investment and risk management, sales, marketing, legal, operations, fund accounting and administration, technology interfaces and client reporting capabilities.

See page 40 for a summary of the past performance of other commodity pools for which the Sponsor serves as commodity pool operator and/or commodity trading advisor.

The following are the principal officers and managers of MLAI:

Robert D. Ollwerther is Chief Executive Officer and is President, and a Manager of MLAI. He is responsible for finance, operations, technology and administration for this business, which invests in hedge funds. He has over 20 years of experience in the securities industry. He is also registered with NFA as a principal of MLAI. He began his career as an accountant with Coopers & Lybrand, CPAs and held the position of Senior Accountant from August 1978 to October 1981. Since joining Merrill Lynch in 1981, he has primarily served in Finance positions in the U.S. and abroad, including Chief Financial Officer for Europe, the Middle East and Africa from September 1994 to February 1998, Chief Financial Officer for Latin America and Canada from March 1998 to June 1999, Chief Financial Officer of Global Equity Markets from August 1992 to August 1994, Associate Director of Institutional and International Audit from April 1989 to August 1992 and Manager of ML & Co. Financial Reporting from October 1981 to April 1989. He holds a Bachelor of Science in Accounting from Fairfield University and a Master of Business Administration from New York University, and is a Certified Public Accountant.

Steven B. Olgin is a Director of Merrill Lynch Global Private Client, and a Vice President and Manager of MLAI. Before joining MLAI in July 1994, Mr. Olgin was an associate of the law firm of Sidley & Austin from May 1986 to July 1994. Mr. Olgin graduated from The American University with a Bachelor of Science in Business Administration and a Bachelor of Arts in Economics, and received his Juris Doctor from The John Marshall Law School. Mr. Olgin is a member of the Managed Funds Association’s Government Relations Committee and has served as an arbitrator for the NFA.

Thomas W. Lee is a Managing Director in Merrill Lynch’s Market Investments and Origination Group, responsible for Global Private Client’s equity and debt new issue businesses, and is a Vice President and Manager of MLAI. Prior to joining Merrill Lynch in March 1998, Mr. Lee was a corporate securities attorney at the law firm of Brown & Wood from September 1994 to February 1998. Mr. Lee received his J.D. from Emory University School of Law and a B.S. from Cornell University.

Barbra E. Kocsis is Chief Financial Officer for MLAI. She is also a Director within the Merrill Lynch Global Private Client Global Infrastructure Solutions group. Prior to that, she was the Fund Controller of MLAI from May 1999 to September 2006. Before coming to MLAI, Ms. Kocsis held various accounting and tax positions at Derivatives Portfolio Management LLC from May 1992 until

May 1999, at which time she held the position of accounting director. Prior to that, she was an associate at Coopers & Lybrand in both the audit and tax practices from September 1988 to February 1992. She graduated cum laude from Monmouth College in 1988 with a Bachelor of Science in Business Administration—Accounting and is a Certified Public Accountant.

In addition, Andrew Weisman and William Marr are principals of MLAI, but do not participate in making trading or operational decisions for the Trust.

Other Commodity Pools

The following performance information is presented in accordance with CFTC regulations. The Trust differs materially in certain respects from the pools described below, such as different investment objectives and strategies, among other variations. The past performance of such pools are generally not representative of how the Trust might perform in the future.

The summary below reflects substantially the performance of the other commodity pools for which the Sponsor serves as the commodity pool operator. The Sponsor also serves as the commodity trading advisor for, and directs the accounts of, the other commodity pools, and accordingly the summary below also reflects substantially the performance of those accounts (other than certain exempt accounts).

Table 1 Capsule Performance of Other Pools Currently Operated by MLAI for the Period January, 2002 Through December, 2007
					Largest Monthly Percentage Draw-Down		Largest Peak-to- Valley Draw- Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
Name of Pool	Type of Pool	Inception of Trading	Aggregate Subscriptions $(000)	Current Total NAV $(000)	Percent (%)	Date	Percent (%)	Time Period	2002	2003	2004	2005	2006	2007
ML Appleton FuturesAccess LLC (Class C)	1	04/01/05	95,450	1.0392	(12.26)	07/07	(23.25)	02/06- 07/06	N/A	N/A	N/A	8.81	0.25	(12.91)
ML Aspect FuturesAccess LLC (Class C)	1	04/01/05	295,562	1.1777	(5.73)	08/07	(9.51)	07/07- 08/07	N/A	N/A	N/A	6.05	8.37	6.46
ML Cornerstone FuturesAccess LLC (Class C)	1	02/01/05	185,571	0.8866	(5.78)	05/05	(25.93)	06/06- 12/07	N/A	N/A	N/A	(4.56)	0.79	(18.58)
ML Trend Following Fund LP (formerly ML JWH Strategic Allocation Fund LP)	1	07/15/96	1,987,670,490	153.47	(13.89)	01/05	(46.99)	03/03- 08/07	29.15	7.33	10.50	(21.06)	(14.55)	(6.48)
ML Select Futures I LP	1	07/01/98	587,405	246.27	(14.94)	08/07	(19.86)	07/07- 08/07	10.63	14.47	4.35	(4.37)	8.18	3.31
ML Winton FuturesAccess LLC (Class C)	1	02/01/05	593,416	1.2219	(6.29)	02/07	(10.79)	02/07- 03/07	N/A	N/A	N/A	6.42	11.48	12.89

Notes follow Table 2

Type of Pool Legend

1—Privately Offered

2—Principal Protected

3—Multi-Advisor

A—More than one trading advisor, but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

P—Public

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table 2 Capsule Performance of Other Pools Previously Operated by MLAI
						Largest Monthly Percentage Draw-Down		Largest Peak-to- Valley Draw- Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
Name of Pool	Type of Pool	Inception of Trading	Termination Date	Aggregate Subscriptions $(000)	Total NAV Before Termination $(000)	Percent (%)	Date	Percent (%)	Time Period	2002	2003	2004	2005	2006	2007
John W. Henry & Co./Milburn LP (Class A)	1	01/01/05	05/31/07	18,182	4,765	(10.42)	04/04	(29.29)	03/04- 07/04	33.90	11.67	(3.53)	(7.38)	(1.85)	1.44
The Futures Expansion Fund	1	10/27/86	12/31//03	56,741	5,057	(7.51)	10/02	(12.13)	10/02- 11/02	17.97	(2.68)	N/A	N/A	N/A	N/A
ML Futures Investments LP	1	03/01/89	2006 (BR)	130,705	N/A	(4.40)	03/03	(5.89)	3/04- 12/05	4.33	8.81	(0.61)	(4.88)	N/A	N/A
Global Horizons LP	1	01/04/94	2006 (BR)	558,024	N/A	(4.75)	03/03	(11.16)	03/03- 12/05	6.75	17.45	(1.29)	(3.60)	N/A	N/A
ML Principal Protection LP	2	10/12/94	2006 (BR)	164,914	N/A	(4.04)	03/03	(8.76)	3/03- 9/04	6.59	9.85	0.64	(3.80)	N/A	N/A
AIS LP	1	07/02/97	12/31/03	43,873	3,493	(14.75)	03/03	(21.35)	03/03- 04/03	(6.57)	28.33	N/A	N/A	N/A	N/A
JWH Global Asset Fund LP	1	8/1/91	12/31/02	97,163	8,706	(19.19)	01/92	(44.48)	07/99- 09/00	31.65	N/A	N/A	N/A	N/A	N/A

Notes follow Table

Type of Pool Legend

1—Privately Offered

2—Principal Protected

A—More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the Regulations of the CFTC.

P—Public

(BR)—Transferred to BlackRock in September of 2006

*Largest monthly percentage draw-down data and largest peak-to-valley draw-down data obtained from 01/01/94 to 12/31/02

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

NOTES TO TABLES 1 and 2

OTHER POOLS OPERATED BY MLAI

(a)	“Draw-Down” is defined as losses experienced by a pool over a specified period of time.

(b)

“Largest Monthly Draw-Down” is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.

(c)

“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the pool during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by any subsequent month’s ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. For example, if the Monthly ROR (as defined below) was (1)% in each of January and February, 1% in March and (2)% in April, the Peak-to-Valley Drawdown would still be continuing at the end of April in the amount of approximately (3)%, whereas if the Monthly ROR had been approximately 3% in March, the Peak-to-Valley Drawdown would have ended as of the end of February at approximately the (2)% level.

For purposes of the Largest Peak-to-Valley Draw-Down calculation, any peak-to-valley draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d)

“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

Monthly rate of return (“Monthly ROR”) is calculated by dividing each month’s net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

Material Administrative, Civil or Criminal Actions

There have been no administrative, civil or criminal actions, whether pending or concluded, against Merrill Lynch or any of its individual principals during the past five years which would be considered “material” as that term is defined in Section 4.24(l)(2) of the Regulations of the CFTC, except as described below.

On May 21, 2002, MLPFS, with no admission of wrongdoing or liability, agreed to pay $48 million to the State of New York, $50 million to the remaining states, Washington, D.C. & Puerto Rico and $2 million to NASAA relating to an investigation conducted by the NY Attorney General concerning research practices.

On March 19, 2003, Merrill Lynch & Co., Inc., the parent company and an approved person of MLPFS, consented to an injunctive action instituted by the SEC. In its complaint, the SEC alleged that, in 1999, Merrill Lynch aided and abetted Enron Corp.’s violations of Sections 10(b), 13(a), 13(b)(2) and 13(b)(5) of the Exchange Act and Rules 10b 5, 12b 20, 13a 1, 13a 3 and 13b2 1 thereunder, as a result of Merrill Lynch engaging in certain year-end transactions designed and proposed by Enron Corp. Without admitting or denying the allegations, Merrill Lynch consented to the entry of an injunction enjoining it from violating the above-referenced provisions, and agreed to pay disgorgement, penalties and interest in the amount of $80 million. In its release announcing the settlement, the SEC acknowledged that in agreeing to resolve this matter on the terms described above, the SEC took into account certain affirmative conduct by Merrill Lynch.

In April 2003, MLPFS entered into a settlement with the SEC, the National Association of Securities Dealers (the “NASD”) (now referred to as the Financial Industry Regulatory Authority or FINRA) and the NYSE as part of a joint settlement with the SEC, the NASD and the NYSE arising from a joint investigation by the SEC, the NASD and the NYSE into research analysts conflicts of interests. Pursuant to the terms of the settlement with the SEC, NASD and NYSE, MLPFS, without admitting or denying the allegations, consented to a censure. In addition, MLPFS agreed to a payment of (I) $100 million, which was offset in its entirety by the amount already paid by MLPFS in the related proceeding with the State of New York and the other states; (II) $75 million to fund the provision of independent research to investors; and (III) $25 million to promote investor education. The payments for the provision of independent research to investors and to promote investor education are required to be made over the course of the next five years. MLPFS also agreed to comply with certain undertakings.

On July 31, 2007, the CFTC issued an order against MLAI and an advisory affiliate, to which MLAI and the affiliate consented, containing findings, which MLAI and the affiliate neither admitted nor denied, that MLAI and the affiliate filed with the NFA a number of annual reports for commodity pools for which they acted as commodity pool operators after the deadline established by the CFTC’s regulations, in violation of CFTC Regulation 4.22(c). MLAI and the affiliate were ordered to cease and desist from violating Regulation 4.22(c) and to pay a civil penalty in the amount of $500,000.

THE TRUSTEE AND THE DELAWARE TRUSTEE

The Trustee

The Trustee is [            ]. The Trustee has authority to delegate some of its responsibilities under the Trust Agreement to a trust administrator or agent. A copy of the Trust Agreement is available for inspection at the Trustee’s principal office identified above.

The Trustee is responsible for the day-to-day administration of the Trust. Day-to-day administration includes: (1) calculating the net asset value of the Trust and of the Receipts on each NYSE Arca Business Day, (2) calculating net income and realized capital gains or losses, (3) ensuring payment of expenses and liabilities borne by the Trust, if any, and (4) maintaining various records.

The Trustee and any of its affiliates may from time to time purchase or sell Receipts for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Delaware Trustee

Wilmington Trust Company will serve as the Delaware Trustee of the Trust. The Delaware Trustee will not be entitled to exercise any powers, or have any of the duties and responsibilities of the Trustee. The Delaware Trustee will be a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

DESCRIPTION OF THE PIMCO CRR TRAKRS

The following provides a general description of PIMCO CRR TRAKRS and TRAKRS in general.

Overview

PIMCO CRR TRAKRS are non-traditional futures contracts intended to provide investors with an effective way to gain exposure to the DJ-AIGCI and the Collateral Index, the latter of which reflects the composite, or asset weighted, total returns on one or more Separately Managed Accounts invested in Permissible Instruments, and actively managed by PIMCO. PIMCO CRR TRAKRS, which are listed and traded on the CME, are futures contracts structured by Merrill Lynch in collaboration with the CME.

PIMCO CRR TRAKRS are designed to track the Index, which, at any given time other than during the Initial Multiplier Determination Period (as defined in this prospectus), equals the product of the value of the Master Index and the Multiplier (as defined in this prospectus), as adjusted on a daily basis to reflect the application of the annual Index Expense Factor of 1.67%. At inception, the Index value included the one-time Amortizing Expense Factor initially equal to 3.00% of the initial Index value. The Amortizing Expense Factor was reduced daily for the first forty days after the inception of the Index and currently equals zero.

The Master Index is a total return index that represents the performance of a portfolio with a target allocation of 100% notional exposure to the DJ-AIGCI and an equivalent target allocation to a hypothetical investment in the Collateral Index. The DJ-AIGCI is an excess return index comprised of exchange-traded futures contracts on physical commodities (as of the date of this prospectus, consisting of nineteen futures contracts), including energy, metal and agricultural products. The Collateral Index is an index that represents the performance of one or more Separately Managed Accounts invested in Permissible Instruments, and is actively managed by PIMCO. The Separately Managed Accounts consist of inflation-indexed Exempt Securities and other Permissible Instruments and are subject to management fees of 0.21% per annum, as further described in this prospectus. A separate account managed by PIMCO will qualify as a Separately Managed Account if it meets the criteria described in “Description of the Collateral Index” below. PIMCO aims to generally invest at least 65% of the net assets in the Separately Managed Accounts in U.S. government issued inflation-indexed securities under normal circumstances (as more fully described below). PIMCO CRR TRAKRS therefore provide the potential for exposure to the return on a portfolio of futures contracts on physical commodities, enhanced by the return on an actively managed portfolio of inflation-indexed Exempt Securities and other Permissible Instruments. The two components of the Master Index are rebalanced monthly in order to maintain exposure of approximately 100% to the performance of each component index. The methodology for this rebalancing is described below. As of the date of this prospectus, only one account, which is managed by PIMCO on behalf of a special purpose vehicle established by an affiliate of PIMCO (which affiliate has entered into a financing swap with MLCI) satisfies the criteria for inclusion in the Collateral Index. However, additional separate accounts managed by PIMCO may be added in the future, if other accounts satisfy these criteria.

In general, TRAKRS are cash-settled, electronically traded futures contracts designed to track the performance of particular TRAKRS indices. TRAKRS may reduce many costs associated with traditionally managed investment vehicles and managed futures portfolios that result from turnover in managed portfolios. Because TRAKRS are based on indices of commodities, securities or other instruments or assets, they provide investors with exposure to such assets without direct ownership. TRAKRS therefore generally will be easier to hold and may be more tax efficient than holding positions in the underlying commodities, securities, instruments or assets.

Many non-institutional (i.e., retail) customers and some institutional customers have avoided using futures contracts because of their perceived complexity, the need for special futures accounts, and the fact that they could incur losses in excess of their initial margin due to the leverage inherent in traditional futures. Long TRAKRS positions, however, are not leveraged for non-institutional customers (such as the Trust) and institutional customers electing to be treated as non-institutional customers (“electing institutional customers”), because such customers post 100% of the TRAKRS value at the time of purchase. As a result, non-institutional customers and electing institutional customers will not be subject to margin calls or any requirement to make any additional payments throughout the life of their long TRAKRS position. Non-institutional customers (such as the Trust) and electing institutional customers will not be entitled to receive any interest on the money that they use to purchase TRAKRS under the terms of TRAKRS. Non-institutional customers (such as the Trust) and electing institutional customers establishing a long position in TRAKRS will not be able to use any mark-to-market gains for reinvestment or other purposes until they liquidate their position in TRAKRS or the TRAKRS terminate.

Non-institutional and electing institutional customers holding a long TRAKRS position will not be treated for U.S. federal income tax purposes as holding a “regulated futures contract.” Any gain or loss recognized by non-institutional and electing institutional customers will be capital gain or loss regardless of whether the contract is held to maturity or terminated prior to maturity. Furthermore, non-institutional and electing institutional customers holding a long TRAKRS position for more than 6 months will be subject to long-term capital gain or loss treatment. See “Certain U.S. Federal Income Tax Consequences” for information on the potential U.S. federal income tax consequences of purchase, ownership or disposition of PIMCO CRR TRAKRS.

Different rules apply to institutional customers that are qualified institutional buyers under Rule 144A under the Securities Act of 1933, that are not electing institutional customers. The Trust is not an institutional customer.

Dow Jones Indexes, a business unit of Dow Jones, serves as the Calculation Agent for PIMCO CRR TRAKRS. The Calculation Agent calculates and disseminates Index quotes under the symbol “PCX”, and Master Index quotes under the symbol “PMI” every fifteen (15) seconds (assuming the value has changed within such fifteen-second interval) during the hours of 7:00 A.M. to 3:00 P.M. (CT) and a daily settlement value at approximately 4:10 P.M. (CT) on each CME Business Day. Because the Collateral

Index will not be valued until 5:00 P.M. (CT) each CME Business Day, and intraday values of the Collateral Index will not be calculated, intraday valuations of the Master Index and the Index will not reflect changes in the value of the Collateral Index, and therefore those intraday valuations may not accurately reflect the current value of all components of such indices. In addition, since the value of the Collateral Index will not be available prior to the calculation of the daily settlement value for the Master Index, such settlement value will reflect the value of the Collateral Index as of the end of the immediately preceding CME Business Day and the closing value of the DJ-AIGCI as of the current CME Business Day. On the morning of each CME Business Day, beginning at 7:00 A.M. (CT), the value of the Master Index will reflect the value of the Collateral Index based upon the 5:00 P.M. (CT) valuation as of the prior CME Business Day and the current DJ-AIGCI value.

The intellectual property rights pertaining to the DJ-AIGCI are proprietary to Dow Jones, American International Group, AIG-FP and their subsidiaries and affiliates. Merrill Lynch and CME have been granted a license to use the DJ-AIGCI and related servicemarks and trademarks in connection with PIMCO CRR TRAKRS. The intellectual property rights pertaining to “PIMCO” and “CommodityRealReturn” are proprietary to PIMCO and its affiliates. Merrill Lynch and CME have been granted a license to use these terms and related service marks and trademarks in connection with PIMCO CRR TRAKRS.

Further information on the DJ-AIGCI is provided below under “Description of the Dow Jones-AIG Commodity Index.” Further information on the DJ-AIGCI also is published on the Dow Jones Indexes website at http://www.djindexes.com. None of CME, Merrill Lynch, PIMCO, American International Group, AIG-FP, Dow Jones, or any of their respective subsidiaries or affiliates warrants the accuracy or completeness of any information on http://www.djindexes.com. Further information on the Index is provided below under “Description of the Index” and is available at http://www.trakrs.com. Further information on the PIMCO Master Index is provided below under “Description of the Master Index” and is available at http://www.trakrs.com.

Historical Performance of the PIMCO CRR TRAKRS

The following table and graph set out actual performance information regarding the weekly settlement prices of the PIMCO CRR TRAKRS from June 28, 2006, the opening date for the PIMCO CRR TRAKRS on the CME, through January 30, 2008. These historical data on the PIMCO CRR TRAKRS are not necessarily indicative of the future market values of the PIMCO CRR TRAKRS. Any historical upward or downward trend in the settlement prices of the PIMCO CRR TRAKRS during any period set out below is not an indication that the PIMCO CRR TRAKRS are more or less likely to increase or decrease at any time in the future.

Date	Closing Value	Date	Closing Value
06/28/2006	$24.98	04/18/2007	$24.61
07/05/2006	$25.11	04/25/2007	$25.02
07/12/2006	$25.24	05/02/2007	$24.82
07/19/2006	$24.87	05/09/2007	$24.58
07/26/2006	$24.75	05/16/2007	$24.58
08/02/2006	$25.80	05/23/2007	$24.30
08/09/2006	$25.61	05/30/2007	$24.23
08/16/2006	$24.57	06/06/2007	$24.49
08/23/2006	$24.70	06/13/2007	$24.00
08/30/2006	$24.13	06/20/2007	$23.90
09/06/2006	$24.15	06/27/2007	$23.67
09/13/2006	$22.77	07/04/2007	$24.04
09/20/2006	$22.10	07/11/2007	$24.33
09/27/2006	$22.66	07/18/2007	$24.34
10/04/2006	$22.34	07/25/2007	$23.95
10/11/2006	$22.75	08/01/2007	$24.26
10/18/2006	$23.29	08/08/2007	$23.94
10/25/2006	$23.90	08/15/2007	$24.07
11/01/2006	$23.80	08/22/2007	$23.35
11/08/2006	$24.57	08/29/2007	$23.64
11/15/2006	$24.12	09/05/2007	$24.20
11/22/2006	$23.70	09/12/2007	$25.35
11/29/2006	$24.85	09/19/2007	$25.92
12/06/2006	$24.48	09/26/2007	$25.94
12/13/2006	$24.18	10/03/2007	$25.92
12/20/2006	$23.59	10/10/2007	$25.57
12/27/2006	$23.25	10/17/2007	$26.22
01/03/2007	$22.68	10/24/2007	$26.34
01/10/2007	$22.10	10/31/2007	$27.36
01/17/2007	$22.13	11/07/2007	$27.79
01/24/2007	$23.00	11/14/2007	$27.74
01/31/2007	$23.31	11/21/2007	$27.70
02/07/2007	$23.10	11/28/2007	$27.58
02/14/2007	$23.26	12/05/2007	$27.09
02/21/2007	$23.93	12/12/2007	$28.08
02/28/2007	$24.42	12/19/2007	$27.84
03/07/2007	$24.27	12/26/2007	$28.40
03/14/2007	$23.69	01/02/2008	$29.52
03/21/2007	$24.08	01/09/2008	$29.89
03/28/2007	$24.54	01/16/2008	$29.84
04/04/2007	$24.79	01/23/2008	$29.28
04/11/2007	$24.79	01/30/2008	$30.80

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

DESCRIPTION OF THE INDEX

The following is a summary of the PIMCO CommodityRealReturn DJ-AIGCI TRAKRS Index, or the Index, including a summary of the procedures used to determine and calculate the Index.

Overview

The Index was initially set to 25.00 on June 28, 2006. Dow Jones Indexes serves as the Calculation Agent for the Index. The Calculation Agent, calculates and disseminates a value of the Index every fifteen (15) seconds (assuming the value has changed within such fifteen-second interval) during the hours of 7:00 A.M. to 3:00 P.M. (CT) and a daily settlement value at approximately 4:10 P.M. (CT) on each CME Business Day under the index symbol “PCX.” Because the Collateral Index will not be valued until 5:00 P.M. (CT) each CME Business Day and intraday values of the Collateral Index will not be calculated, intraday valuations of the Master Index and the Index will not reflect changes in value of the Collateral Index, and therefore those intraday valuations may not accurately reflect the current value of all components of such indices. In addition, since the value of the Collateral Index will not be available prior to the calculation of the daily settlement value for the Master Index and the Index, such settlement values will reflect the value of the Collateral Index as of the end of the immediately preceding CME Business Day and the closing value of the DJ-AIGCI as of the current CME Business Day. On the morning of each CME Business Day, beginning at 7:00 A.M. (CT), the values of the Master Index and the Index will reflect the value of the Collateral Index based upon the 5:00 P.M. (CT) valuation as of the prior CME Business Day and the current DJ-AIGCI value.

The Calculation Agent determined a multiplier (the “Multiplier”) over a period of 10 CME Business Days beginning June 28, 2006 (the “Initial Multiplier Determination Period”), which was initially 2.32302214. The Multiplier is used to calculate the Index value by accounting for an appropriate portion of the Index Expense Factor on a daily basis from the value of the Master Index. The initial Multiplier was determined at the end of the Initial Multiplier Determination Period, based on the sum of 10 partial multipliers that were determined during the same period. Each partial multiplier represented the pro rata allocation of the initial Index value minus the Amortizing Expense Factor and was each approximately $2.425 (i.e., 10% of $24.25) (each, an “Allotted Amount”).

On each of the 10 days in the Initial Multiplier Determination Period, one Allotted Amount was “fixed,” whereby the Allotted Amount, plus the applicable Accrual (as defined below), was divided by the value of the Underlying Index on the applicable day to determine the partial multiplier (each, a “Fixing”). The “Accrual” equaled the value that represented interest accrued on any unfixed Allotted Amount, based on the Federal Funds rate on each day during the Initial Multiplier Determination Period, compounded daily, over the applicable number of days in the Initial Multiplier Determination Period for which such Allotted Amount remained unfixed.

On any given day during the term of the PIMCO CRR TRAKRS, except during the Initial Multiplier Determination Period, the Multiplier is reduced on a daily basis to reflect the application of the applicable portion of the Index Expense Factor to the Master Index. The Multiplier as of January 31, 2008 was 2.26353159.

The daily application of the Index Expense Factor will decrease the Multiplier over time, which will reduce the value of the Index over the term of the PIMCO CRR TRAKRS contract and at maturity. The Index Expense Factor equals the sum of the (i) TRAKRS Platform Fee of 1.29% per annum, including, but not limited to, licensing fees payable to PIMCO, Dow Jones and American International Group, estimated custodial fees for the Separately Managed Accounts and listing and development fees payable to CME and Merrill Lynch, and (ii) Estimated Index Replication Costs of 0.38% per annum, which are estimated costs that an institutional short customer would incur if it replicated the Master Index.

Calculation of the Index Value

The value of the Index equals the product of the Master Index and the Multiplier, plus the Amortizing Expense Factor which currently equals zero.

Historical Performance of the Index

The graph below compares the historical performance of a $10,000 investment in the PIMCO CommodityRealReturn DJ-AIGCI TRAKRS IndexSM, or the Index, versus a $10,000 investment in PIMCO CRR TRAKRS for a term beginning June 28, 2006, the opening date of the PIMCO CRR TRAKRS on the CME, through January 28, 2008, on a pre-tax basis. The performance of the Index shown below is actual, net of embedded fees and expenses, including the amortizing expense factor.

DESCRIPTION OF THE MASTER INDEX

Overview

The following is a description of the PIMCO CommodityRealReturn DJ-AIGCI Master Index, or the Master Index, including a summary of the procedures used to determine and calculate the Master Index. Dow Jones is under no obligation to continue to publish the Master Index and may discontinue publication of the Master Index at any time.

The Master Index was initially set to 10.00 on June 28, 2006. The Master Index is a total return index that represents the performance of a portfolio with a target allocation of 100% notional exposure to the DJ-AIGCI (i.e., 100% of the total value of the Futures underlying the DJ-AIGCI) and an equivalent target allocation to a hypothetical investment in the Collateral Index, such that the values of the DJ-AIGCI and the Collateral Index were weighted equally in terms of the initial value of the Master Index. The Master Index is able to obtain a 100% allocation to each of its component indices through the inherent leverage associated with the underlying futures in the DJ-AIGCI, as described below.

A “total return index,” such as the Master Index, reflects the return of the futures contracts on physical commodities comprising the index plus a rate of return (typically the federal-funds rate) earned on a fully collateralized investment. The Master Index, a total return index, reflects the price return of DJ-AIGCI and a rate of return earned on 100% of hypothetical investment in the Collateral Index. Although the Master Index has exposure to the value of the Collateral Index, its investment in the Collateral Index is hypothetical in that the value of the Collateral Index is simply used to calculate the level of the Master Index and the amount due under a PIMCO CRR TRAKRS futures contract. The Calculation Agent will calculate and disseminate a value of the Master Index every fifteen (15) seconds (assuming the value has changed within such fifteen-second interval) during the hours of 7:00 A.M. to 3:00 P.M. (CT) and a daily settlement value at approximately 4:10 P.M. (CT) on each CME Business Day under the index symbol “PMI.” Because the Collateral Index will not be valued until 5:00 P.M. (CT) each CME Business Day and intraday values of the Collateral Index will not be calculated, intraday valuations of the Master Index and the Index will not reflect changes in value of the Collateral Index, and therefore those intraday valuations may not accurately reflect the current value of all components of such indices. In addition, since the value of the Collateral Index will not be available prior to the calculation of the daily settlement value for the Master Index, such settlement value will reflect the value of the Collateral Index as of the end of the immediately preceding CME Business Day and the closing value of the DJ-AIGCI as of the current CME Business Day. On the morning of each CME Business Day, beginning at 7:00 A.M. (CT), the value of the Master Index will reflect the value of the Collateral Index based upon the 5:00 P.M. (CT) valuation as of the prior CME Business Day and the current DJ-AIGCI value. The calculation of the DJ-AIGCI and the Collateral Index is described under “Description of the Dow Jones-AIG Commodity Index” and “Description of Collateral Index” below.

At inception, the Master Index established a 100% allocation to a hypothetical investment in the Collateral Index and an equal notional position in the DJ-AIGCI. Dow Jones Indexes serves as the Calculation Agent for the Master Index. The Calculation Agent determined a weight for the DJ-AIGCI (the “Commodity Index Weight”) and a weight for the Collateral Index (the “Collateral Index Weight,” and each, an “Index Weight”) on June 28, 2006 such that the product of the value of the relevant index and the relevant Index Weight will equal a notional value for each component index of 10.00. Each Index Weight remains constant until the next Rebalancing Date, as defined below.

Thereafter, the value of the Master Index at any given time is determined by subtracting the value of the Master Index on the prior Reconstitution Date (as defined below) from the product of the current Commodity Index Weight and the current value of the DJ-AIGCI, plus the product of the current value of the Collateral Index and the current Collateral Index Weight. On the first Reconstitution Date (July 27, 2006), the value of the Master Index on the prior Reconstitution Date was equal to 10.00.

Therefore, the Master Index value at any time will equal:

(DJ-AIGCI value multiplied by current Commodity Index Weight)

minus

Master Index value of the prior Reconstitution Date

plus

(Collateral Index value multiplied by current Collateral Index Weight)

Rebalancing the Master Index

On a monthly basis, at the end of the last CME Business Day of each month, the Master Index is rebalanced such that the notional exposure to the DJ-AIGCI is approximately equal to the hypothetical investment in the Collateral Index. This is accomplished by shifting hypothetical gains or losses attributed to one component index, accumulated since the last rebalancing, to the other component index. The determination of the amount to be shifted, the Notional Adjustment and the Investment Adjustment (each as defined below), is performed by the Calculation Agent on the Reconstitution Date. The “Reconstitution Date” is the second Scheduled Business Day (as defined below) prior to the Rebalancing Date. The “Rebalancing Date” is the last Scheduled Business Day of each month. If the Reconstitution Date is not a CME Business Day, the Reconstitution Date will be the next following CME Business Day and the Rebalancing Date will be the second CME Business Day following the Reconstitution Date. If the Rebalancing Date is not a CME Business Day, then the Rebalancing Date will be the next following CME Business Day. For this purpose, the term “Scheduled Business Day” means a day that would be a CME Business Day if no market disruption or other unanticipated event occurs that results in such day not being a CME Business Day.

To equalize the weightings of the component indices in the Master Index, the Calculation Agent performs the following steps:

On the Reconstitution Date:

1. Determine the gain or loss, expressed as a dollar value, associated with the notional exposure to the DJ-AIGCI by subtracting the value of the Master Index on the prior Reconstitution Date from the product of the Commodity Index Weight on the current Reconstitution Date and the value of the DJ-AIGCI on the current Reconstitution Date (the “Investment Adjustment”); and

2. Determine the gain or loss, expressed as a dollar value, of the hypothetical investment in the Collateral Index by subtracting the value of the Master Index on the prior Reconstitution Date from the product of the Collateral Index Weight on the current Reconstitution Date and the value of the Collateral Index on the current Reconstitution Date (the “Notional Adjustment”).

On the Rebalancing Date:

1. Increase or decrease the notional exposure to DJ-AIGCI (i.e., the Commodity Index Weight) by an amount equal to the Notional Adjustment determined on the Reconstitution Date divided by the DJ-AIGCI value on the Rebalancing Date; and

2. Increase or decrease the hypothetical investment in the Collateral Index (i.e., the Collateral Index Weight) by an amount equal to the Investment Adjustment determined on the Reconstitution Date divided by the Collateral Index value determined at 5:00 P.M. (CT) on the CME Business Day immediately prior to the Rebalancing Date.

At the conclusion of each rebalancing, therefore, the portion of the Master Index deemed to be invested in each component of the Master Index will be approximately equally weighted, representing approximately 100% notional exposure to the DJ-AIGCI and a 100% hypothetical investment in the Collateral Index.

Rebalancing Example

The methodology and effect of the monthly rebalancing of the Master Index is illustrated in the following example:

Assuming the following values on the Reconstitution Date:

	DJ-AIGCI	Collateral Index	Master Index
Index Weight from prior Rebalancing Date	0.09787	0.93528	-
Value of component on current Reconstitution Date	94.50	10.30	-
Value of component on prior Reconstitution Date	-	-	9.5833

The Calculation Agent will determine the Notional Adjustment by subtracting the value of the Master Index on the prior Reconstitution Date from the product of the Collateral Index Weight on the current Reconstitution Date and the value of the Collateral Index on the current Reconstitution Date or (0.93528 x 10.30) – 9.5833.

In addition, the Calculation Agent will determine the Investment Adjustment by subtracting the value of the Master Index on the prior Reconstitution Date from the product of the Commodity Index Weight on the current Reconstitution Date and the value of the DJ-AIGCI on the current Reconstitution Date or (0.09787 x 94.50) - 9.5833.

Therefore, the Investment Adjustment and the Notional Adjustment required by the Calculation Agent on the Rebalancing Date will be as follows:

Investment Adjustment	-$0.3346
Notional Adjustment	$0.0501

Assuming the following values on the Rebalancing Date:

	DJ-AIGCI	Collateral Index
Value of component on Rebalancing Date	94.97	10.35
Change in notional/hypothetical investment	0.00053	(0.03233)

The Calculation Agent will adjust the notional exposure by the Notional Adjustment divided by the value of the DJ-AIGCI or $0.0501 / 94.97 = 0.00053. To do this the Calculation Agent will add this amount to the old Commodity Index Weight to derive the new Commodity Index Weight or 0.09787 + 0.00053 = 0.09840.

In addition, on the Rebalancing Date the Calculation Agent will adjust the hypothetical investment by the Investment Adjustment divided by the value of the Collateral Index or -$0.3346 / 10.35 = -0.03233. To do this the Calculation Agent will add this amount to the old Collateral Index Weight to derive the new Collateral Index Weight or 0.93528 – 0.03233 = 0.90295.

Therefore, the new Index Weightings for the Master Index will be as follows:

	DJ-AIGCI	Collateral Index
New Index Weight	0.09840	0.90295

Historical Performance of the Master Index

The graph below compares the historical performance of a $10,000 investment in the Master Index versus a $10,000 investment in the PIMCO CommodityRealReturn DJ-AIGCI TRAKRS IndexSM

for a term beginning June 28, 2006, the opening date of the PIMCO CRR TRAKRS on the CME, through January 28, 2008, on a pre-tax basis. The performance of the Master Index shown below is actual, net of embedded fees and expenses.

DESCRIPTION OF THE DOW JONES-AIG COMMODITY INDEX

The following is a description of the Dow Jones-AIG Commodity Index, or the DJ-AIGCI, including a summary of the procedures used to determine and calculate the DJ-AIGCI. Dow Jones and AIG-FP, which jointly market the DJ-AIGCI, may change these procedures from time to time. The information contained in this section has been provided by AIG-FP.

Overview

The DJ-AIGCI is an index that tracks the performance of nineteen exchange-traded futures contracts on physical commodities, including energy, metal and agricultural products. The ticker symbol for the DJ-AIGCI is “DJAIG.”

Dow Jones, in conjunction with AIG-FP, serves as the calculation agent for the DJ-AIGCI. The calculation agent calculates and disseminates quotes for the DJ-AIGCI every fifteen (15) seconds (assuming the value has changed within such fifteen-second interval) during regular futures exchange trading hours of 7:00 A.M. to 2:00 P.M. (CT) and a daily index value for the DJ-AIGCI at approximately 4:00 P.M. (CT) on each day on which the sum of the CIPs (as defined below) for those Index Commodities (as defined below) that are open for trading is greater than 50%. Quotes for the DJ-AIGCI are disseminated by the Chicago Board of Trade and made available through Bloomberg, Reuters and the Calculation Agent’s website (http://www.djindexes.com).

The DJ-AIGCI was introduced in July 1998 to provide a unique, diversified, economically rational and liquid benchmark for commodities as an asset class. The DJ-AIGCI currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. The commodities included in the DJ-AIGCI for 2007 were: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, hogs, cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc.

The DJ-AIGCI was created using the following four main principles:

Economic significance. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the DJ-AIGCI uses both liquidity data and dollar-weighted production data in determining the relative quantities of included commodities. The DJ-AIGCI primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The DJ-AIGCI also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Put another way, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the pronouncements of the markets themselves. The DJ-AIGCI thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

Diversification. A second major goal of the DJ-AIGCI is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually.

Continuity. The third goal of the DJ-AIGCI is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the index from year to year. The DJ-AIGCI is intended to provide a stable benchmark, so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the index.

Liquidity. Another goal of the DJ-AIGCI is to provide a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure that the DJ-AIGCI can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

The DJ-AIGCI is a “rolling index,” meaning that, because the index is composed of futures contracts on physical commodities, which specify a delivery date for the underlying physical commodity, in order to avoid delivery and maintain a long futures position, periodically contracts must be sold and contracts that have not yet reached the delivery period must be purchased.

AIG-FP and Dow Jones, which jointly market the DJ-AIGCI, reserve the right to change the methodology for compiling and calculating this index at any time. Information on the DJ-AIGCI is published on the Dow Jones Indexes website at http://www.djindexes.com. None of Merrill Lynch, American International Group, AIG-FP, Dow Jones, or any of their respective subsidiaries or affiliates warrants the accuracy or completeness of any information on http://www.djindexes.com.

Daily Calculations

The DJ-AIGCI is calculated daily by Dow Jones, in conjunction with AIG-FP, by applying the impact of the changes to the futures prices of commodities included in the DJ-AIGCI (based on their relative weightings) to the previous day’s DJ-AIGCI value. Since the futures contracts included in the DJ-AIGCI are for physical commodities, they must be rolled periodically according to a fixed schedule in order to maintain exposure to the underlying commodities without taking delivery. The rollover for each contract occurs over a period of 5 business days during such applicable period.

Annual Reweightings and Rebalancings of the DJ-AIGCI

The DJ-AIGCI is reweighted and rebalanced each year in January on a price-percentage basis based upon the annual weightings that are determined each year in June by AIG-FP and announced in July, under the supervision of the Dow Jones-AIG Commodity Index Oversight Committee. The Dow Jones-AIG Commodity Index Oversight Committee includes prominent members of the financial, academic and legal communities selected by AIG-FP and meets annually to consider any changes to be made to the DJ-AIGCI for the coming year.

Determination of Relative Weightings

The relative weightings of the component commodities included in the DJ-AIGCI are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the DJ-AIGCI, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the average settlement prices of the futures contract selected as the reference contract for that commodity (the “Designated Contract”), and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the DJ-AIGCI. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the DJ-AIGCI. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the DJ-AIGCI (the “Index Commodities”) and their respective percentage weights, as described below.

Commodity Index Multipliers

Subject to the Diversification Rules discussed below, CIPs are incorporated into the DJ-AIGCI by calculating the new unit weights for each Index Commodity. On the fourth business day of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement prices on that date for Designated Contracts included in the index, are used to determine a “Commodity Index Multiplier” or “CIM” for each Index Commodity. This CIM is used to achieve the percentage weightings of the Index Commodities, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Diversification Rules

The DJ-AIGCI is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the index, the index relies on several diversification rules, which are applied annually when the DJ-AIGCI is reweighted and rebalanced on a price-percentage basis. The following diversification rules are applied to the annual reweighting and rebalancing of the DJ-AIGCI as of January of the applicable year:

•	No related group of commodities (e.g., energy, precious metals, livestock, or grains) may constitute more than 33% of the index.

•	No single commodity may constitute more than 15% of the index.

•	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the index.

•	No single commodity that is in the index may constitute less than 2% of the index.

Following the annual reweighting and rebalancing of the DJ-AIGCI in January, the percentage of any single commodity or group of commodities will fluctuate and may exceed or be less than the percentages set out above.

Commodities Currently Included in the DJ-AIGCI

Commodities have been selected which are believed to be sufficiently significant to the world economy to merit consideration and which are the subject of a qualifying related futures contract.

Designated Contracts

A Designated Contract is selected for each commodity. With the exception of several London Metals Exchange (“LME”) contracts, where the DJ-AIGCI Oversight Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a designated contract for a commodity, the DJ-AIGCI Oversight Committee selects the futures contract that is traded in North America and denominated in dollars. If more than one such contract exists, the DJ-AIGCI Oversight Committee selects the most actively traded contract. Data concerning this Designated Contract will be used to calculate the DJ-AIGCI. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract. The Designated Contracts for the commodities currently included in the DJ-AIGCI are as follows:

Commodity	Designated Contract	Exchange	Units	Price Quote	Current Weighting**
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	$/metric ton	7.55%
Coffee	Coffee “C”	CSCE	37,500 lbs	cents/pound	3.06%
Copper*	High Grade Copper	COMEX	25,000 lbs	cents/pound	7.16%
Corn	Corn	CBOT	5,000 bushels	cents/bushel	5.90%
Cotton	Cotton	NYCE	50,000 lbs net weight	cents/pound	2.36%
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	$/barrel	12.33%
Gold	Gold	COMEX	100 troy oz.	$/troy oz.	7.72%
Heating Oil	Heating Oil	NYMEX	42,000 gallons	$/gallon	3.62%
Lean Hogs	Lean Hogs	CME	40,000 lbs	cents/pound	2.95%
Live Cattle	Live Cattle	CME	40,000 lbs	cents/pound	4.72%
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmBtu	$/mmBtu	12.14%
Nickel	Primary Nickel	LME	6 metric tons	$/metric ton	2.62%
Silver	Silver	COMEX	5,000 troy oz.	cents/troy oz.	2.93%
Soybean Oil	Soybean Oil	CBOT	60,000 lbs	cents/pound	2.88%
Soybeans	Soybeans	CBOT	5,000 bushels	cents/bushel	7.54%
Sugar	World Sugar No. 11	CSCE	112,000 lbs	cents/pound	3.36%
Unleaded Gasoline (RBOB)	Reformulated Gasoline Blendstock for Oxygen Blending	NYMEX	42,000 gallons	$/gallon	3.51%
Wheat	Wheat	CBOT	5,000 bushels	cents/bushel	4.69%
Zinc	Special high Grade Zinc	LME	25 metric tons	$/metric ton	2.96%

*	The DJ-AIGCI uses the High Grade Copper contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in the DJ-AIGCI.
**	The column in the above table titled “Current Weighting” reflects the approximate weightings as of January 31, 2008 of the 19 commodities currently included in the DJ-AIGCI.

In addition to the commodities set out in the above table, cocoa, lead, platinum and tin also are eligible for inclusion in the DJ-AIGCI.

Commodity Groups

The commodity groups, and the commodities included in each commodity group as of the date of this prospectus, are as follows:

Commodity Group:	Commodities:
Energy	Crude Oil Heating Oil Natural Gas Unleaded Gasoline
Precious Metals	Gold Silver
Industrial Metals	Aluminum Copper Nickel Zinc
Livestock	Lean Hogs Live Cattle
Grains	Corn Soybean Oil Soybeans Wheat
Softs	Coffee Cotton Sugar

Historical Performance of the DJ-AIGCI

The following table and graph set out the month-end closing values of the DJ-AIGCI from January 31, 2003 through January 31, 2008. Each closing value below represents the index value of the DJ-AIGCI that is calculated and disseminated by the Calculation Agent at approximately 4:00 P.M. (CT) on each trading day. Depending on the relative weighting of each futures contract on a commodity included in the DJ-AIGCI , an increase or decrease in the daily settlement price of such contract will have a greater or lesser impact on the closing value of the DJ-AIGCI. This historical data of the DJ-AIGCI is not necessarily indicative of the future values of the DJ-AIGCI or what the market value of PIMCO CRR TRAKRS may be. Any historical upward or downward trend in the level of the DJ-AIGCI during any period set out below is not an indication that the DJ-AIGCI is more or less likely to increase or decrease at any time in the future.

Date	Closing Value	Date	Closing Value	Date	Closing Value	Date	Closing Value
1/31/2003	$118.644	5/31/2004	$150.436	9/30/2005	$178.249	1/31/2007	$166.094
2/28/2003	$122.526	6/30/2004	$144.034	10/31/2005	$166.516	2/28/2007	$171.013
3/31/2003	$113.171	7/30/2004	$146.414	11/30/2005	$166.402	3/30/2007	$171.963
4/30/2003	$112.360	8/31/2004	$143.556	12/30/2005	$171.149	4/30/2007	$173.215
5/30/2003	$118.821	9/30/2004	$153.175	1/31/2006	$173.669	5/31/2007	$172.723
6/30/2003	$115.788	10/29/2004	$155.549	2/28/2006	$162.234	6/29/2007	$169.671
7/31/2003	$116.395	11/30/2004	$153.406	3/31/2006	$165.194	7/31/2007	$172.446
8/29/2003	$120.898	12/31/2004	$145.604	4/28/2006	$175.767	8/31/2007	$165.566
9/30/2003	$120.898	1/31/2005	$146.821	5/31/2006	$176.679	9/29/2007	$178.250
10/31/2003	$126.571	2/28/2005	$156.886	6/30/2006	$173.235	10/31/2007	$183.524
11/28/2003	$126.087	3/31/2005	$162.094	7/31/2006	$178.032	11/30/2007	$177.247
12/31/2003	$135.269	4/29/2005	$152.294	8/31/2006	$170.876	12/31/2007	$184.964
1/30/2004	$137.620	5/31/2005	$150.727	9/29/2006	$159.957	1/31/2008	$192.286
2/27/2004	$146.445	6/30/2005	$152.885	10/31/2006	$166.817
3/31/2004	$150.837	7/29/2005	$159.330	11/30/2006	$175.214
4/30/2004	$148.046	8/31/2005	$170.816	12/29/2006	$166.509

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

DESCRIPTION OF THE COLLATERAL INDEX

Definition and Overview

The PIMCO Real Return Collateral Index, or the Collateral Index, represents the performance of the Separately Managed Accounts, less the daily deduction of certain management fees of 0.21% per annum (also referred to as the “Collateral Index Fee”), on a weighted average basis, as reported to the Calculation Agent by PIMCO or its agent. The deduction of these fees account for the costs associated with maintaining the Separately Managed Accounts that comprise the Collateral Index.

The Collateral Index was initially set at 10.00 on June 28, 2006, and is calculated daily as of the close of trading on the CME by PIMCO or its agent. PIMCO or its agent provides the value of the Collateral Index to the Calculation Agent by approximately 5:00 P.M. (CT) in order to permit the Calculation Agent to calculate the value of the Master Index. Because the Collateral Index will not be valued until 5:00 P.M. (CT) each CME Business Day and intraday values of the Collateral Index will not be calculated, intraday valuations of the Master Index and the Index will not reflect changes in value of the Collateral Index, and therefore those intraday valuations may not accurately reflect the current value of all components of such indices. In addition, since the value of the Collateral Index will not be available prior to the calculation of the daily settlement value for the Master Index, such settlement value will reflect the value of the Collateral Index as of the end of the immediately preceding CME Business Day. On the morning of each CME Business Day, beginning at 7:00 A.M. (CT), the value of the Master Index will reflect the value of the Collateral Index based upon the 5:00 P.M. (CT) valuation as of the end of the prior CME Business Day. The value of the Collateral Index is not disseminated or published other than being provided to the Calculation Agent.

For the convenience of calculating the Collateral Index, PIMCO or its agent divided the total account value of each Separately Managed Account comprising the Collateral Index into hypothetical accounting units which were initially given the value of 10.00 (so for example, a Separately Managed Account that has a total account value of $50 million would have been divided into 5 million units with a value of $10.00 per unit). Hypothetical accounting units are utilized to match the base unit of each

Separately Managed Account with the base unit of the Collateral Index, which was also initially set at 10. The value of the hypothetical accounting units will change in proportion to gains or losses of the applicable Separately Managed Account(s) as a whole.

If, in the reasonable judgment of PIMCO, a market disruption event occurs or is continuing on any CME Business Day that prevents the calculation of the value of the Collateral Index, PIMCO or its agent will provide the value of the Collateral Index on the next available CME Business Day on which a market disruption does not occur and is not continuing. In the event that market disruption events postpone the calculation of the Collateral Index for 15 consecutive CME Business Days, then the Calculation Agent will determine the value of the Collateral Index after consultation with PIMCO or its agent, if reasonably practicable.

Separately Managed Accounts

PIMCO invests in Permissible Instruments on behalf of the Separately Managed Accounts, including various fixed-income Exempt Securities, as well as in certain other financial instruments, which may include swaps, futures, forwards and other fixed income financial derivatives.

The strategy for the Separately Managed Accounts combines top-down macroeconomic and market analysis with bottom-up sector and security selection to structure a portfolio PIMCO believes will maximize real return (taking into account both yield and price fluctuation) relative to risk or volatility of return. PIMCO utilizes a dynamic investment process in managing in its sole discretion each Separately Managed Account and may adjust the portfolio holdings as frequently as daily based upon the investment guidelines described below.

PIMCO’s investment process begins with the formulation of both secular, or long-term (3 to 5-year), and cyclical (6-12 month) economic outlooks involving participation by all the firm’s investment professionals. Next, PIMCO’s Investment Committee considers the economic themes in light of bond market conditions to formulate market views on interest rate direction and volatility, yield curve shape, the environment for credit risk, and outlooks for specific countries’ bond markets. The Investment Committee translates these market views into specific high level portfolio targets on risk measures such as duration, yield curve positioning, sector weightings, credit quality and individual country weightings. With these targets in mind, portfolio managers construct portfolios of individual securities and other instruments seeking consistency with the portfolio targets and taking into account specific investment guidelines, security valuation, and liquidity needs, incorporating a range of proprietary risk measurements and controls. A schematic description of PIMCO’s investment process appears below:

Guidelines for the PIMCO Separately Managed Accounts

Types of Investments

PIMCO has discretion to invest in a range of Permissible Instruments on behalf of the Separately Managed Accounts. PIMCO aims to generally invest at least 65% of the Separately Managed Accounts’ net assets in U.S. government issued inflation-indexed securities under normal circumstances. Investments in common stocks and related equity indices, equity futures, other equity derivatives, registered investment companies, real estate investment trusts, S corporations and partnerships are explicitly prohibited (i.e., these are not Permissible Instruments).

The Permissible Instruments traded by PIMCO for the Separately Managed Accounts may include but are not limited to:

•	Inflation-indexed Exempt Securities

•	U.S. Treasury and agency notes and bonds

•

U.S. Government agency issued mortgage-backed securities (including to be announced (TBA) mortgage backed-securities, collateralized mortgage obligations (CMOs) and real estate mortgage investment conduits (REMICs) regular interests)

•	Securities issued by foreign governments that are Exempt Securities under Exchange Act Rule 3a12-8 (including both U.S. Dollar denominated and non-U.S. Dollar denominated securities)

•	Mortgage derivatives

•	Bank loans

•	Exempt money market instruments (other than shares of registered investment companies)

•	Futures and forwards (including exchange traded swap futures)

•	Options, caps and floors

•	Swaps

•	Credit default swaps (buy protection and sell protection)

The only securities held directly in the Separately Managed Accounts are Exempt Securities. The Separately Managed Accounts also may hold non-securities. However, PIMCO may obtain indirect exposure, on behalf of the Separately Managed Accounts, to a wide variety of non-Exempt Securities, as well as baskets or indices containing non-Exempt Securities, through the use of derivative instruments including but not limited to futures, forwards and total return swaps and, additionally, structured notes that are issued as Exempt Securities. Each of these instruments listed above are Permissible Instruments for all purposes described in this prospectus.

Types of non-Exempt Securities to which such indirect exposures may be obtained include, but are not limited to:

•	Corporate debt securities

•	Non-agency mortgage backed securities

•	Asset backed securities

•	Emerging market debt securities

•	Municipal securities

•	Non-U.S. dollar denominated securities issued by corporations and other entities

•	Event-linked securities

In the event that there is a regulatory change whereby the inclusion of other instruments besides Exempt

Securities or non-securities in the Separately Managed Accounts will not cause the Collateral Index to fail to be excluded from the definition of a “narrow based security index” under Section 1a(25) of the CEA, or under any rules of the CFTC adopted with respect to the definition of a “narrow based security index” under the CEA, such other instruments will also be Permissible Instruments in which PIMCO may invest on behalf of the Separately Managed Account, so long as PIMCO has obtained the written consent of CME and Merrill Lynch, which consent will be in each such entity’s sole discretion. Such change will not require the consent of the owner of an Account.

Term of Instruments

“Real return” equals total return less the estimated cost of inflation, which is typically measured by the change in an official inflation measure. The average portfolio duration of the Separately Managed Accounts normally will vary within two years (plus or minus) of the effective duration of the Lehman Brothers U.S. TIPS Index. Effective duration is defined in conventional yield terms. Real yield durations for real return securities are converted through a conversion factor, typically between 20% and 90%, into conventional yield durations. All security holdings will be measured in effective duration terms. Similarly, the effective duration of the benchmark will be calculated, using the same conversion factors.

Transaction Types

PIMCO purchases and sells Permissible Instruments for the Separately Managed Accounts. Transactions are executed on a regular or deferred/forward settlement basis. PIMCO may also utilize hedging, spread and income generating strategies that include the use of short sales of securities or short positions in derivatives. PIMCO may engage in repurchase agreements and reverse repurchase agreements.

Concentration Limits

PIMCO limits the concentrations of investments or exposures through derivatives within the Separately Managed Accounts to the following:

Issue or Issuer: Excludes sovereign debt of OECD governments and U.S. agencies. Specific mortgage pools and trusts are considered separate issuers, and each tranche within a CMO is considered a separate issue.	5%

Below BBB-:	10%
Non-U.S. Dollar Denominated: Excludes money market securities and money market futures.	30%

Emerging Markets: PIMCO uses the World Bank’s definition for emerging markets, which is based on a GNP per capita calculation.	10%

Private Placements: Excluding securities eligible for resale under Rule 144A.	10%

Mortgage Derivatives:	3%
Event-Linked Securities:	5%
Foreign Currency Exposure:	5%

The percentage limitations referenced above apply at the time of the purchase of assets for the Separately Managed Accounts and are subject to change.

Foreign currency exposure is based on the absolute value of all positions (long and short) versus the U.S. dollar. Both long and short foreign currency positions may be held without owning securities denominated in such currencies. Any currency hedging requirements will be met through either hedged cash bond exposure or a combination of forward and derivative positions coupled with an offsetting currency position in the same currency.

Rating Requirements

PIMCO applies quality ratings to the securities held in (or underlying derivatives held in) the Separately Managed Accounts using the higher of Moody’s, S&P or Fitch. If a security is not rated by one of these rating agencies, then PIMCO will determine a rating.

Minimum Average Portfolio Quality:	A- Rating
Minimum Issue Quality:	B- Rating
Minimum Commercial Paper Quality:	A2/P2

If a security is downgraded below these minimums, PIMCO will determine whether to sell or hold based on the perceived risk and expected return.

Daily Valuation of the Separately Managed Accounts and the Collateral Index

The value of each Separately Managed Account (“Account Value”) is determined by calculating the total value of the Separately Managed Account’s portfolio investments and other assets, less liabilities, attributable to such Account, after application of certain management fees of 0.21% per annum, deducted pro rata on a daily basis (also referred to as the Collateral Index Fee). The return on the Collateral Index is equal to the weighted average of the return of each Separately Managed Account.

In the event that the Account Value for one or more Accounts is unavailable for any reason when PIMCO or its agent is required to provide a value of the Collateral Index, PIMCO will make a good faith estimate of the value of such Accounts and the Collateral Index.

Each Separately Managed Account is valued as of the close of regular trading (normally 3:00 P.M., CT) (the “NYSE Close”) on each day that the NYSE Arca is open. For purposes of calculating the Account Value, PIMCO normally uses pricing data for domestic fixed income securities reflecting the earlier closing of the principal markets for those securities, subject to the fair valuation pricing procedures described below. Information that becomes known to PIMCO or its agents after the Account Value has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the Account Value determined earlier that day unless determined to be significant.

For purposes of calculating the Account Value, any portfolio securities and other assets for which market quotations are readily available are stated at market value. Market value is generally determined on the basis of last reported sales prices, or if no sales are reported, based on quotes obtained from a quotation reporting system, established market makers, or pricing services. Short-term investments having a maturity of 60 days or less are generally valued at amortized cost. Exchange traded futures and options on futures are valued at the settlement price determined by the exchange. Positions in over-the-counter derivatives held in a Separately Managed Account, such as swaps and forwards, will be valued at their market value, which will generally be based on quotations obtained from the counterparties to such transactions or from other dealers in the derivatives or from pricing services. If no such quotation is available for a position in an over-the-counter derivative held in the Separately Managed Account, then such position will be valued at fair value.

Investments or exposures initially valued in currencies other than the U.S. dollar are converted to U.S. dollars using exchange rates obtained from pricing services. As a result, the Account Value (and the return on the Collateral Index) may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of securities traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the NYSE is closed.

Any portfolio security or other asset held in the Separately Managed Account for which market quotations are not readily available will be valued at fair value in accordance with one of the fair valuation methods adopted by PIMCO and as determined in good faith by PIMCO or persons acting at its direction. In the event that a security or other asset cannot be valued pursuant to fair valuation methods, then its value will be determined in good faith by PIMCO.

Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/asked information, broker quotes), including where events occur after the close of the relevant market, but prior to the NYSE Close, that materially affect the values of the securities or assets held by the Separately Managed Accounts. In addition, market quotes are considered not readily available when, due to extraordinary circumstances, the exchanges or markets on which the securities trade do not open for trading for the entire day and no other market prices are available. PIMCO is responsible for monitoring significant events that may materially affect the values of the securities or assets held by the Separately Managed Accounts and for determining whether the value of the applicable securities or assets should be re-evaluated in light of such significant events.

In the case where PIMCO uses fair value pricing for a particular portfolio security or asset for which market quotations are not available, then such security or instrument will not be priced on the basis of quotations from the primary market in which it is traded, but rather may be priced by another method that PIMCO or persons acting at its direction believe accurately reflects fair value. PIMCO’s policy is intended to result in a calculation of the Account Value (and the return on the Collateral Index) that fairly reflects the value of a security or other instrument as of the time of pricing. However, fair values determined by PIMCO or persons acting at its direction may not accurately reflect the price that the Separately Managed Accounts could obtain for a security or other instrument if it were to dispose of that security or other instrument as of the time of pricing. Fair value pricing may require subjective determinations about the value of a security or other instrument.

Errors in computation of the Account Value may, under certain circumstances, require corrections or adjustments to be made. In such circumstances, all such adjustments will be made in good faith.

Changes in holdings of portfolio securities of each Separately Managed Account will be reflected no later than in the first calculation of the Account Value of each such Account on the first business day following the trade date of such portfolio securities.

Additional Information on the Separately Managed Accounts

An entity that seeks to establish a Separately Managed Account may finance its investment in the Account through a swap with a financial institution, pursuant to which the financial institution might establish a Separately Managed Account in its own name (or such Account may be established in the name of an affiliate of such financial institution, which may be a special purpose vehicle) and pass through to the Account Performance Recipient (as defined below) the profit or loss, or the return, on the Separately Managed Account. Under such circumstances, the financial institution providing the swap will, if it establishes a Separately Managed Account, be the owner of that Account (or, if an affiliate of the financial institution establishes a Separately Managed Account, such affiliate will be the owner of the Separately Managed Account), but the Account Performance Recipient will in effect own the economic interest in the Account. The financial institution providing the financing or its affiliate, as applicable, if it opens a Separately

Managed Account, will enter into an investment management agreement, or an IMA, with PIMCO and will have all of the rights and obligations of the Separately Managed Account owner. The financial institution or its affiliate, as applicable, will have the right to lend securities held in the Separately Managed Account and to retain for itself the income generated by such securities lending transactions. The Account Performance Recipient will have no direct interest in the Account but will have an economic interest in the performance of the Account and will obtain the economic indicia of ownership of the Account through the swap. The existence of such financing swaps gives rise to certain risks and conflicts, as described above. The financial institution providing the financing may be an affiliate of PIMCO or Merrill Lynch. As of the date of this prospectus, the only counterparty providing such financing is an affiliate of PIMCO. Alternatively, a party seeking to obtain exposure on a financed basis to the Collateral Index may enter into a swap based on the Collateral Index or on Separately Managed Accounts with a financial institution that elects not to establish its own Separately Managed Account and hedges its own exposure under the swap in another manner.

If the owner (or an affiliate of the owner) of a Separately Managed Account engages in any securities lending activities, any income generated or losses incurred through such activities will be retained or borne by the owner (or such owner’s affiliate, as applicable) of the Separately Managed Account and will not be reflected in the Collateral Index. Since the Collateral Index is a component of the Master Index, and in turn, the Index, this return or loss on the lending of securities will not be reflected in such indices.

Under the terms of the IMA, PIMCO is not liable to the owner or the Account Performance Recipient of a Separately Managed Account for the acts or omissions of any other fiduciary or other person respecting the Account or for anything done or omitted by PIMCO under the terms of the IMA with such Account owner if PIMCO has acted in good faith and has exercised the degree of prudence, competence and expertise customarily exhibited by managers of institutional portfolios. Without limiting the generality of the foregoing, PIMCO will not be liable for any indirect, special, incidental or consequential damages. PIMCO will not be deemed to have breached the IMA or the investment guidelines in connection with fluctuations arising from market movements and other events outside the control of PIMCO. Additionally, an Account Performance Recipient is a third party beneficiary with respect to the IMA only with respect to certain limited sections of the IMA as agreed to in writing with PIMCO, and PIMCO will not be liable in any situation to an Account Performance Recipient under any other section of the IMA. No holder of PIMCO CRR TRAKRS or holder of Receipts is a third party beneficiary under the IMA, and under no circumstances will PIMCO be liable to any holder of PIMCO CRR TRAKRS or of Receipts for any damages due to a breach of the IMA or the investment guidelines.

The Separately Managed Accounts included in the Collateral Index are all accounts under the discretionary management of PIMCO that qualify for inclusion in the Collateral Index based upon the following eligibility criteria:

•	The Account has a minimum of $50 million in assets;

•

PIMCO will manage the Account, and the IMA between PIMCO and the Account owner requires PIMCO to manage the Account in accordance with the PIMCO Real Return Collateral Index Guidelines, as described in this prospectus;

•

If there is more than one Separately Managed Account, each of the owners of the Account or, in the case of a party financing its interest in an Account through the owner, the recipient of the performance of such Account (the “Account Performance Recipient”), represents and warrants to PIMCO in the IMA or a separate agreement that it will enter into and maintain an equalization swap with an Equalization Swap Counterparty; and

•

The owner of the Account or the Account Performance Recipient has used reasonable efforts to put and maintain sufficient firewalls in place so that information regarding the Account, including the holdings of such Account, is not used by the owner of the Account or the Account Performance Recipient or its affiliates in connection with brokerage, trading or hedging activities for its own accounts or the accounts of clients.

PIMCO in its sole discretion may choose not to open an account with any party desiring to have its account be included in the Collateral Index, whether or not such party otherwise meets the above listed criteria. Among the items that PIMCO will require to open an account to be included in the Collateral Index is a representation either (1) in the IMA that the sole purpose of the investment in the proposed account is to use such account as a hedge for PIMCO CRR TRAKRS or other TRAKRS or (2) in a separate agreement with the Account Performance Recipient for such Account that at all times during the term of the IMA, such Account Performance Recipient will utilize the returns from the Account that it receives through the financing swap solely as a hedge for PIMCO CRR TRAKRS or other TRAKRS. In the event that the applicable representation noted in the previous sentence or other applicable representations in the IMA are breached, PIMCO is permitted to terminate the IMA and remove the Account from the Collateral Index.

In the event that, during the life of the PIMCO CRR TRAKRS, the number of Separately Managed Accounts is reduced to zero then, at the discretion of PIMCO, (1) the Collateral Index will be based on a selected composite of PIMCO Real Return Accounts selected by PIMCO that hold Permissible Instruments only; or (2) PIMCO will deposit $5 million into an account that will qualify as a Separately Managed Account and the Collateral Index will be based on that Account. The account(s) chosen by PIMCO is referred to in this prospectus as an “Alternative Account”.

If the IMA between PIMCO and an Account holder terminates (including, without limitation, because of a failure to meet the eligibility requirements), the relevant Separately Managed Account will be removed from the Collateral Index. In the event of a termination of an IMA, the value of the Collateral Index will not include the value of such terminated Account on the effective date of termination or thereafter, irrespective of when during the day the Account is terminated. Therefore, the final value of the terminated Separately Managed Account that will be included in the calculation of the Collateral Index is the value of the terminated Account that was included in the valuation of the Collateral Index at 5:00 P.M. (CT) on the business day prior to the effective date of termination of the Account. If there are one or more other Separately Managed Accounts that qualify for inclusion in the Collateral Index at the time of termination of the terminated Account, then the Collateral Index will thereafter be calculated based on such other Separately Managed Accounts only. If after termination of such Account, there are no other Separately Managed Accounts that qualify for inclusion in the Collateral Index, PIMCO will determine the level of the Collateral Index by making a good faith estimate of the value of the Collateral Index, which estimate may be based on the value of one or more instruments that were held in the terminated Account. In such case, PIMCO will use a good faith estimate to value the Collateral Index until PIMCO utilizes an Alternative Account. If during the period between the termination of the last eligible Separately Managed Account and the implementation of the Alternative Account, PIMCO is unable to determine the value of the Collateral Index for any reason, the value of the Collateral Index will be determined by the Calculation Agent after consultation with PIMCO. Once an Alternative Account is implemented by PIMCO, the Collateral Index will thereafter be calculated on the basis of such Alternative Account until a new Separately Managed Account is established that meets all of the eligibility requirements for inclusion in the Collateral Index. During the first five business days after the establishment of a new Separately Managed Account to replace the Alternative Account, PIMCO may, in its reasonable discretion, value the Collateral Index based on the value of the Alternative Account. In such case, PIMCO will, in its reasonable discretion, decide when during this five business day period to stop including the Alternative Account in the calculation of the Collateral Index and instead to use the new Separately Managed Account as a basis for calculating the Collateral Index.

If only one Account exists which would otherwise qualify for inclusion in the Collateral Index if an equalization swap were entered into and maintained, the equalization swap for such Account will be deemed to be entered into and maintained for the purpose of satisfying the foregoing criteria. However, the owner of such Account or the Account Performance Recipient, as the case may be, will be required, after proper notice from PIMCO, to enter into and maintain an equalization swap with the Equalization Swap Counterparty by the date prescribed by PIMCO, if any other Account qualifies for inclusion. If the owner of the Account or Account Performance Recipient, as the case may be, fails to enter into the equalization swap with the Equalization Swap Counterparty on or before the prescribed date set by PIMCO, such Account will be removed from the Collateral Index on the prescribed date.

As of the date of this prospectus, only one Separately Managed Account, managed by PIMCO on behalf of a special purpose vehicle established by an affiliate of PIMCO (which affiliate has entered into a financing swap with MLCI) satisfies the criteria for inclusion in the Collateral Index. Accordingly, the calculation of and returns on the Collateral Index will be based exclusively on the value of and returns on the account managed by PIMCO on behalf of a special purpose vehicle established by an affiliate of PIMCO (which affiliate has entered into a financing swap with MLCI). In addition, while it is possible that other accounts may satisfy the eligibility criteria in the future, and be included in the Collateral Index, there can be no assurance that any such accounts will be so included in the future. In any event, it is not anticipated that there will be more than a limited number of Separately Managed Accounts included in the Collateral Index at any time.

There can be no assurance that an Equalization Swap Counterparty will make available an equalization swap on attractive terms. In the event that there is more than one Separately Managed Account, or if an equalization swap previously entered into terminates without the availability of a successor swap, then pursuant to the terms of each IMA, or a separate agreement with each Account Performance Recipient, PIMCO will have the right to terminate the IMA with each owner of a Separately Managed Account. Under the terms of the IMA with each owner of a Separately Managed Account or a separate agreement with the Account Performance Recipient, if there is only one Separately Managed Account the owner of the Account or Account Performance Recipient, as applicable, will be deemed to have entered into an equalization swap. In such situation, therefore, the owner of one Separately Managed Account or one Account Performance Recipient will not have breached the representations in its IMA or applicable agreement and its Separately Managed Account could remain an eligible Account to be included in the Collateral Index. Therefore, in the circumstance where no equalization swap is available, PIMCO will choose one Separately Managed Account to continue to manage and include in the Collateral Index, and PIMCO may terminate the other Separately Managed Accounts. PIMCO may, however, in its sole discretion, choose to continue to manage some or all of the other existing Separately Managed Accounts, but only the one Account chosen by PIMCO will be included in the Collateral Index.

In the event that the license granted by PIMCO to CME and Merrill Lynch in connection with PIMCO CRR TRAKRS is terminated prior to the expiration date, CME and Merrill Lynch may continue to use the intellectual property granted under the license agreement with respect to previously issued and/or listed PIMCO CRR TRAKRS that are and remain outstanding and trading as of the effective date of termination of such agreement (the “Issued Products”). In such event, CME and Merrill Lynch would continue to be bound by all of their obligations, and PIMCO would continue to be entitled to all of its rights under the license agreement with respect to such Issued Products. Such license would remain effective until the Issued Products mature, expire or terminate in accordance with their terms. Notwithstanding the foregoing, in the event of a termination of the license agreement under certain circumstances due to a material breach by either CME or Merrill Lynch that remains unremedied for a specified period of time, PIMCO may request that CME and Merrill Lynch assist PIMCO in removing all references to the licensed intellectual property, including the words “PIMCO” and “CommodityRealReturn,” with respect to Issued Products, and in the event of such request, to the extent permitted by applicable law, CME and Merrill Lynch agree to use reasonable efforts to assist PIMCO in the removal of such intellectual property from Issued Products. If PIMCO makes such a request, PIMCO will reimburse CME and Merrill Lynch for reasonable expenses in relation to such removal of such intellectual property from Issued Products.

Information on PIMCO

PIMCO is a subsidiary of Allianz SE, an international insurance and financial services provider. PIMCO is an institutional money manager specializing in fixed income management and located at 840 Newport Center Drive, Newport Beach, CA 92660. Founded in 1971, PIMCO had approximately $720.7 billion in assets under management as of September 30, 2007.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements of the Trust and related notes included elsewhere in this prospectus. This discussion may contain statements that relate to future events or future performance. None of the Sponsor, the Trustee, the Delaware Trustee or any other person assumes responsibility for the accuracy or completeness of any forward-looking statements. None of the Sponsor, the Trustee or the Delaware Trustee is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions.

Critical Accounting Policies

The financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America. The preparation of these financial statements relies on estimates and assumptions that impact the Trust’s financial positions and results of operations. These estimates and assumptions affect the Trust’s application of accounting policies. Please refer to Note [    ] to the audited financial statements of the Trust found elsewhere in this prospectus for further discussion of the Trust’s accounting policies.

Liquidity and Capital Resources

As of the date of this prospectus, the Trust has not begun trading activities. Once they begin trading activities, the Trust’s assets will consist of PIMCO CRR TRAKRS (and the cash required to be posted at the time of purchase of the PIMCO CRR TRAKRS). The Trust does not anticipate any further need for liquidity because creations and redemptions of Receipts will generally occur in kind and the Sponsor is obligated under the Trust Agreement to pay any ordinary expenses and liabilities in connection with the Trust up to $[        ]. The Sponsor believes that the ordinary expenses and liabilities in connection with the Trust should not exceed the amount that the Sponsor is obligated to pay. The Trust will not pay the Sponsor any direct fee for the Sponsor’s services.

The Sponsor is unaware of any trends, demands, conditions or events that are reasonably likely to result in material changes to the Trust’s liquidity needs, including requiring the Trust to incur any extraordinary expenses.

Because the Trust will hold PIMCO CRR TRAKRS, its capital will be at risk due to changes in the value of the PIMCO CRR TRAKRS or other assets (market risk) or the inability of counterparties to perform (credit risk).

Market Risk

The Trust will hold PIMCO CRR TRAKRS positions and post the required cash as collateral at the time of purchase of the PIMCO CRR TRAKRS. Because of this limited diversification of the Trust’s assets, fluctuations in the value of the PIMCO CRR TRAKRS are expected to greatly impact the value of the Receipts. The market risk to be associated with the Trust’s portfolio will be limited to the amount of the cash required to be posted at the time of purchase of the PIMCO CRR TRAKRS, which is equal to 100% of the PIMCO CRR TRAKRS value at the time of purchase. The Trust’s exposure to market risk will be influenced by a number of factors, including the liquidity of the PIMCO CRR TRAKRS market and activities of other market participants.

Credit Risk

When the Trust purchases PIMCO CRR TRAKRS, the Trust will be exposed to credit risk of a default by the CME clearing house, which serves as the counterparty to each PIMCO CRR TRAKRS position, and of a default by the Clearing FCM. In the case of such a default, the Trust could be unable to recover amounts due to it on its PIMCO CRR TRAKRS positions and the cash posted at the time of purchase of the PIMCO CRR TRAKRS. See also “Risk Factors—Risk Factors Related to the Trust—Because the Trust must deposit as margin an amount equal to 100% of the value of the PIMCO CRR TRAKRS at the time of purchase, it could be exposed to greater risk in the event of the bankruptcy of the Clearing FCM.”

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

The Trust has not used, nor does it expect to use, special purpose entities to facilitate off-balance sheet financing arrangements. The Trust has no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services that are in the best interests of the Trust. While the Trust’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Trust’s financial position.

ACTIVITIES OF THE TRUST

The activities of the Trust will be limited to:

(1) issuing and selling Receipts to the Initial Purchaser;

(2) issuing, selling and redeeming of Receipts to and from Authorized Participants, including effecting the initial public offering and listing of the Receipts on the NYSE Arca;

(3) supporting the continuous offering of the Receipts, including maintaining a prospectus for the Receipts, entering into the Authorized Participant Agreements, issuing Baskets upon receipt of purchase orders from Authorized Participants, and redeeming Baskets upon receipt of redemption orders from Authorized Participants pursuant to the Trust Agreement;

(4) establishing, closing out and holding long positions in PIMCO CRR TRAKRS with the Clearing FCM as a non-institutional customer pursuant to the Trust Agreement to meet the stated investment objective of the Trust;

(5) maintaining the Trust’s status as a grantor trust for U.S. federal income tax purposes;

(6) bringing or defending, paying, collecting, compromising, arbitrating, settling or otherwise adjusting any claims or demands of or against the Trust;

(7) taking any action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Receipt holders or enable the Trust to effect the purposes for which the Trust was created; and

(8) taking any action, not inconsistent with applicable law or the Trust Agreement, that the Trustee or the Sponsor determines in its sole discretion may be necessary or desirable in carrying out the purposes and functions of the Trust, as set out in, or contemplated by, the Trust Agreement.

Other than issuing Receipts, the Trust will not issue or sell any certificates or other obligations or otherwise incur, assume or guarantee any indebtedness for money borrowed. The Trust will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, decreases in the value of the PIMCO CRR TRAKRS, any of the underlying indices represented by the Index or other assets, if any, held by or on behalf of the Trust.

Any cash received will be posted with the Clearing FCM and will equal 100% of the value of the PIMCO CRR TRAKRS at the time of their purchase. All PIMCO CRR TRAKRS positions held by the Trust will be maintained in the Trust’s account with the Clearing FCM. Liquidation of PIMCO CRR TRAKRS positions will be effected by EFPs executed between the Trust and the Authorized Participant redeeming one or more Baskets.

The Trust will enter into a commodity brokerage agreement with the Clearing FCM that provides for the execution and clearing of transactions in futures, payment of commissions, custody of assets and other standard provisions.

The PIMCO CRR TRAKRS will expire on June 29, 2011 and provide for payments at their expiration based on the final settlement value of the Index at that time.

Investment Objective of the Trust

The investment objective of the Trust is to seek investment results that track the performance of the PIMCO CRR TRAKRS, which, in turn, track the Index, less payment of expenses and liabilities borne by the Trust, if any. The Trust will pursue its investment objective by investing all of its net assets in long positions in PIMCO CRR TRAKRS. PIMCO CRR TRAKRS are designed to track the performance of the Index, which, in turn, tracks the performance of the Master Index less an “Index Expense Factor” of 1.67% per annum. The Master Index is a total return index that represents the performance of a portfolio with a target allocation of 100% notional exposure to the DJ-AIGCI and the Collateral Index. The DJ-AIGCI is an excess return index comprised of exchange-traded futures contracts on physical commodities (as of the date of this prospectus, consisting of nineteen futures contracts), including energy, metal and agricultural products. The Collateral Index is an index that represents the performance of one or more Separately Managed Accounts, which will consist of various fixed-income Exempt Securities and other Permissible Instruments. The notional exposure to the DJ-AIGCI and the Collateral Index will be rebalanced monthly in order to maintain full exposure to each component index.

The Trust, as a non-institutional customer, is required to post 100% of the value of the PIMCO CRR TRAKRS at the time of purchase. Any income generated by the margin held by the Clearing FCM or the CME will not be paid to the Trust nor will the Trust be entitled to any such income.

No assurance can be given that the Trust will achieve its investment objective or that the Trust will be able to structure its investments as anticipated. The Trust is not intended as a complete investment program.

Creations and Redemptions of Receipts

The Trust will issue and redeem Receipts only in Baskets in exchange for PIMCO CRR TRAKRS (and the cash required to be posted at the time of purchase of the PIMCO CRR TRAKRS) equal to the net asset value of the Basket for the Business Day on which the order was received and accepted by the Trustee or another designee selected by the Sponsor. The Trust will not issue or redeem individual Receipts. Baskets may be created or redeemed only by Authorized Participants, who must submit orders for creations and redemptions of Baskets to the Trustee by [            ] on any Business Day (or, if the CME is scheduled to close prior to such time on such day, two hours prior to the time of the close of trading of PIMCO CRR TRAKRS on the CME on such Business Day). Any orders received and accepted after this time will be deemed submitted on the next following Business Day. Consideration for any creation of a Basket must be received by the Trust by [            ] the next following Business Day, upon which the Trustee will deliver the appropriate number of Baskets to the DTC account of the Authorized Participant. Receipts delivered as consideration for any redemption of a Basket must be received by the Trust by [            ] the next Business Day following the Trust’s acceptance of a valid redemption order, upon which the Trustee will deliver the appropriate number of PIMCO CRR TRAKRS and the requisite to the Authorized Participant.

Authorized Participants will pay the Sponsor, or the Clearing FCM at the direction of the Sponsor, a transaction fee per Basket of $[            ] multiplied by the number of PIMCO CRR TRAKRS required to create or redeem the Basket, which will be used to pay for costs related to the creation or redemption. The transaction fee is expected to cover the CME and NFA fees and compensation to the Clearing FCM and the Trustee, and may be subject to change from time to time. In the event that any transaction fees collected from Authorized Participants exceed the creation and redemption expenses, those fees will inure to the benefit of the Sponsor to defray expenses and liabilities in connection with the administration of the Trust for which the Sponsor is responsible. Under the terms of the Trust Agreement, Authorized Participants creating or redeeming Baskets will also be obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption.

The creation and redemption of Baskets may be suspended generally for any period of time, or a request for creation or redemption may be refused with respect to specific orders, during any period in which:

(i) a market disruption event occurs such that the Trustee or the Sponsor determines, in its discretion, that the settlement price of PIMCO CRR TRAKRS is unavailable or not representative of the Index, or the Index, Master Index or Collateral Index is unavailable;

(ii) the transfer books of the Trustee are closed; or

(iii) any such action is deemed necessary or advisable by the Sponsor, in its sole discretion, for any reason at any time or from time to time.

The transfer of PIMCO CRR TRAKRS from an Authorized Participant to the Trust for the creation of Baskets, or from the Trust to an Authorized Participant for the redemption of Baskets, will generally be effected through transactions on the CME which allow for a negotiated price for the PIMCO CRR TRAKRS, such as EFPs. Any cash that the Sponsor and/or the Clearing FCM receives as consideration for Baskets will be posted with the Clearing FCM to establish the PIMCO CRR TRAKRS positions by [            ] on the date of the transfer of the PIMCO CRR TRAKRS.

Secondary Market Trading

The net asset value per Receipt will change as fluctuations occur in the market value of the PIMCO CRR TRAKRS held in the Trust’s portfolio. Investors should be aware that the public trading price of a Receipt may be different from the net asset value of a Receipt (i.e., Receipts may trade at a premium over, or a discount to, the net asset value of a Receipt). Similarly, the public trading price of a Receipt may be different from the per-Receipt net asset value of the Basket in which it was created (i.e., Receipts may trade at a premium over, or a discount to, net asset value of a Receipt in any particular Basket) and from the public trading price of other Receipts created in the same Basket. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Receipt. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Receipts are closely related, but not identical to, the same forces influencing the prices of the PIMCO CRR TRAKRS trading on the CME. Investors also should note that the size of the Trust in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

The amount of the discount or premium in the trading price relative to the net asset value may be influenced by non-concurrent trading hours between the NYSE Arca on which the Receipts trade and the CME on which the PIMCO CRR TRAKRS trade. While the Receipts will trade on the NYSE Arca until [            ], liquidity in the markets for the underlying PIMCO CRR TRAKRS will be reduced after the close of the CME, which usually closes at 4:00 P.M. ET. As a result, trading spreads, and the resulting premium or discount on the Receipts, may widen during this “gap” in market trading hours.

Computation of Trust’s Net Asset Value; Valuation of PIMCO CRR TRAKRS Investments

On each NYSE Arca Business Day, as soon as practicable after the close of regular trading of Receipts on the NYSE Arca (normally, 4:00 P.M., ET), the Trustee will determine the net asset value of the Trust as of that time. The Trust’s net asset value is obtained by subtracting accrued expenses and other liabilities borne by the Trust, if any, from the total value of the assets held by the Trust, in each case, as of the time of calculation. The Trustee will also determine the net asset value per Receipt by dividing the net asset value of the Trust by the number of Receipts outstanding at the time the computation is made.

The value of the Trust’s PIMCO CRR TRAKRS positions will equal the product of (a) the number of PIMCO CRR TRAKRS owned by the Trust and (b) the then-most recent final settlement price of the PIMCO CRR TRAKRS on the CME on the date of calculation. If there is no announced settlement price for the PIMCO CRR TRAKRS on a Business Day, the Trustee will use the most recently announced final settlement price unless the Trustee determines that that price is inappropriate as a basis for evaluation. The final settlement price for PIMCO CRR TRAKRS is established by the CME shortly after the close of trading in the contract on each trading day.

The net asset value of the Trust for each NYSE Arca Business Day is expected to be distributed through major market data vendors and will be published by the Trust on [        ]’s website http://www.[            ].com, or any successor thereto. The Trust will update the net asset value as soon as practicable after each subsequent net asset value is calculated.

DESCRIPTION OF THE RECEIPTS AND THE TRUST AGREEMENT

The Trust is a statutory trust formed under the laws of the State of Delaware on May 30, 2007, pursuant to a short-form trust agreement between the Sponsor and the Delaware Trustee. An amended and restated trust agreement will be entered into by the Sponsor, the Trustee and the Delaware Trustee prior to the commencement of the initial offering of the Receipts. The term Trust Agreement as used in this prospectus refers to the amended and restated trust agreement. The principal office of the Trust is located at 1200 Merrill Lynch Drive, 1B, Pennington, New Jersey 08534, and the Trust’s telephone number is (212) 236-1974.

Each Receipt represents a unit of fractional undivided beneficial interest in and ownership of the Trust. All of the assets of the Trust will consist of PIMCO CRR TRAKRS held by the Trustee on behalf of the Trust, which are the only investment assets that the Trust may hold. The Trust is not an investment company registered under the Investment Company Act and is not required to register under that Act.

The Trust is governed by the Trust Agreement, which sets out the rights of the registered holders of the Receipts and the rights and obligations of the Sponsor, the Trustee and the Delaware Trustee. Delaware law governs the Trust Agreement, the Trust and the Receipts. The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part.

Certificates Evidencing the Receipts

The Receipts will be evidenced by certificates executed and delivered by the Trustee on behalf of the Trust. The Sponsor expects that DTC will accept the Receipts for settlement through its book-entry settlement system. So long as the Receipts are eligible for DTC settlement, there will be one or more certificates evidencing Receipts that will be registered in the name of a nominee of DTC. You will be able to own Receipts only in the form of book-entry security entitlements with DTC or direct or indirect participants in DTC. You will not be entitled to receive a separate certificate evidencing Receipts. Because Receipts can be held only in the form of book-entries through DTC and its participants, you must rely on DTC, a DTC participant and any other financial intermediary through which they hold Receipts to receive the benefits and exercise the rights described in this section. You should consult with your broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form.

Cash and Other Distributions

The Trust does not anticipate making any cash or other distributions and has no obligation to make periodic distributions to you.

In the unlikely event that the Trust makes a cash or other distribution, as a registered holder of Receipts, you will receive these distributions in proportion to the number of Receipts that you own. Before making a distribution, the Trustee will deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. It will distribute only whole United States dollars and cents and will round fractional cents down to the nearest whole cent. The Trustee is not responsible if it decides that it is unlawful or impractical to make a distribution available to you.

Receipt Splits

If requested by the Sponsor, the Trustee will declare a split or a reverse split in the number of Receipts outstanding. The Trustee is not required to distribute any fraction of a Receipt in connection with a split or reverse split of the Receipts. The Trustee may sell the aggregated fractions of Receipts that would otherwise be distributed in a split or reverse split of the Receipts or liquidate the amount of Trust property that would be represented by those Receipts and distribute to you the net proceeds of those Receipts or that Trust property.

Voting Rights

Receipts do not have any voting rights. However, you have the right, when acting on behalf of at least 25% of the outstanding Receipts, to require the Trustee to cure any material breach by it of the Trust Agreement. Holders of more than 50% of the outstanding Receipts (excluding any Receipts owned by the Sponsor or any of its affiliates) have the right to require the Trustee to dissolve and terminate the Trust as described below under “—Dissolution and Termination.” Holders of more than 50% of the outstanding Receipts (excluding any Receipts owned by the Sponsor or any of its affiliates) may elect to remove the Sponsor by notifying the Trustee. However, if removed as the Sponsor, under the terms of the Trust Agreement, MLAI will no longer be obligated to pay any expenses with respect to the Trust, as described under “—Payment of Expenses With Respect to the Trust.”

Fees and Expenses of the Trustee and Delaware Trustee

Each of the Trustee and Delaware Trustee will be entitled to receive from the Sponsor fees for services and reimbursement for out-of-pocket expenses incurred by it in connection with the performance of its duties with respect to the Trust.

Payment of Expenses With Respect to the Trust

The Sponsor is obligated under the Trust Agreement to pay the following expenses and liabilities in connection with the Trust: (1) all necessary and reasonable expenses and liabilities incurred in connection with the organization of the Trust and proposed public offering of the Receipts, including underwriting discounts on the Receipts, all registration and Financial Industry Regulatory Authority (“FINRA”) fees and expenses, all printing expenses in respect of the Receipts and the Registration Statement and, if applicable, all fees and expenses of the Trust’s auditors and attorneys, and (2) any administrative, operational, marketing and other ordinary expenses and liabilities in connection with the Trust up to $[            ], including, but not limited to, (i) fees of the Trustee and any Trust administrator, processing agent and the Clearing FCM; (ii) continuous offering expenses; (iii) listing fees of the NYSE Arca; (iv) printing and mailing costs; (v) audit fees; (vi) tax reporting costs; (vii) license fees; and (viii) ordinary legal expenses. The Sponsor believes that the ordinary expenses and liabilities in connection with the Trust should not exceed the amount that the Sponsor is obligated to pay. It is expected that the Sponsor will be reimbursed by Merrill Lynch or its affiliates from proceeds received by them through the TRAKRS Platform Fee embedded in the PIMCO CRR TRAKRS.

After the Receipts begin trading on the NYSE Arca, any expenses related to the creation and redemption of Baskets are expected to be covered by creation and redemption fees charged to Authorized Participants, who will pay the Sponsor, or the Clearing FCM at the direction of the Sponsor, a transaction fee per Basket of $[            ] multiplied by the number of PIMCO CRR TRAKRS required to create or redeem the Basket. The transaction fee is expected to cover the CME and NFA fees and compensation to the Clearing FCM and the Trustee, and may be subject to change from time to time. In the event that any transaction fees collected from Authorized Participants exceed the creation and redemption expenses, those fees will inure to the benefit of the Sponsor to defray expenses and liabilities in connection with the administration of the Trust for which the Sponsor is responsible. Under the terms of the Trust Agreement, Authorized Participants creating or redeeming Baskets will also be obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption.

Pursuant to the terms of the Trust Agreement, the Trust is obligated to pay for any extraordinary expenses and liabilities, which are any expenses and liabilities not otherwise specified in the Trust Agreement as being paid by the Sponsor, which may include, but not be limited to:

•

any fees and costs of actions, suits or proceedings and any penalties, damages or payments in settlement in connection therewith, which the Trust may incur directly, or may incur as a result of its legal obligation to provide indemnification as set out in the Trust Agreement;

•

any fees and costs of any governmental investigation and any fines or penalties in connection therewith; any extraordinary federal, state and local tax, or related interest penalties or additions to tax, incurred; and

•

if MLAI is removed as the Sponsor of the Trust by holders of more than 50% of the outstanding Receipts (excluding any outstanding Receipts owned by the Sponsor or any of its affiliates), any expenses and liabilities in connection with the Trust which are not agreed to be paid for by a successor sponsor.

In addition, the Trust is obligated to pay for any ordinary expenses and liabilities in excess of $[            ]. If the Trust is required to pay any such expenses and liabilities, then the Trustee, at the direction of the Sponsor, may liquidate the Trust’s property from time to time as necessary to permit such payment. Liquidation of assets by the Trust may reduce the net asset value of the Receipts, which in turn, would cause the Receipts to perform less favorably than PIMCO CRR TRAKRS. In addition, liquidation of the Trust’s assets in these circumstances could result in adverse tax consequences to Receipt holders.

The Trustee is not responsible for any depreciation or loss incurred by reason of the liquidation of Trust property made in compliance with the Trust Agreement.

Payment of Taxes

The Trustee may deduct the amount of any taxes owed from any distributions it makes. However, the Trust does not anticipate making any periodic distributions and is under no obligations to do so. The Trustee may also sell Trust assets, by public or private sale, to pay any taxes owed. Receipt holders will remain liable if the proceeds of the sale are not enough to pay the taxes.

Valuation of the Trust Assets

Valuation of the Trust’s assets are described under “Activities of the Trust—Computation of Trust’s Net Asset Value; Valuation of PIMCO CRR TRAKRS Investments.”

Limitations on Obligations and Liability

The Trust Agreement expressly limits the obligations of the Trustee and the Sponsor. It also limits the liability of each of the Sponsor and the Trustee. The Sponsor and the Trustee:

•	are obligated to take only the actions specifically set out in the Trust Agreement without negligence or bad faith;

•	are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their obligations under the Trust Agreement;

•	are not liable if they exercise discretion permitted under the Trust Agreement;

•	have no obligation to prosecute a lawsuit or other proceeding related to the Receipts or the Trust property on behalf of any Receipt holders or on behalf of any other person; and

•	may rely upon any documents they believe in good faith to be genuine and to have been signed or presented by the proper party.

The Delaware Trustee will be indemnified by the Sponsor for any loss, liability or expense it incurs without gross negligence or bad faith. The material terms of the indemnification provisions with respect to each of the Sponsor and the Trustee and their respective managers or directors, employees, affiliates and/or subsidiaries will be disclosed in this prospectus once the Trust Agreement is finalized.

Amendment of the Trust Agreement

The Sponsor and the Trustee may agree to amend the Trust Agreement without your consent. Provided, however, that if an amendment imposes or increases fees or charges (except for taxes and other governmental charges) or prejudices a substantial existing Receipt holder right, it will not become effective for outstanding Receipts until thirty days after the Trustee notifies the registered holders of the amendment. At the time an amendment becomes effective, by continuing to hold Receipts, Receipt holders are deemed to agree to the amendment and to be bound by the Trust Agreement as amended.

Dissolution and Termination

If any of the following events occur, the Trust will dissolve and terminate:

•	the PIMCO CRR TRAKRS expire, which will occur on or about June 29, 2011;

•	the asset size of the Trust falls below a minimum of $25,000,000;

•

the Trustee is notified that the Receipts are delisted from the NYSE Arca and are not approved for listing on another national securities exchange within five NYSE Arca Business Days of their delisting;

•	the Trustee is notified that the PIMCO CRR TRAKRS are delisted from the CME or the CME is no longer designated as a contract market for PIMCO CRR TRAKRS;

•	Receipt holders of more than 50% of the outstanding Receipts (excluding any Receipts owned by the Sponsor or any of its affiliates) notify the Trustee that they elect to dissolve the Trust;

•	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;

•

the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Trustee has actual knowledge of that determination;

•

the Trust is treated as an association taxable as a corporation for U.S. federal income tax purposes (or the Trust or the Receipts are treated other than as described in the Trust Agreement with respect to tax matters), and the Trustee receives notice from the Sponsor that the Sponsor has determined that the termination of the Trust is advisable;

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable; and

•	changes in any rules or regulations, or the occurrence of other events, that in the reasonable determination of the Trustee, makes the objectives of the Trust impossible or improbable to achieve.

The Trustee will notify DTC as soon as reasonably practicable prior to dissolution of the Trust. After dissolution, the Trustee and its agents will do the following under the Trust Agreement but nothing else: (1) collect distributions pertaining to Trust property, (2) liquidate the Trust’s holdings in PIMCO CRR TRAKRS in the amount necessary to cover all expenses of liquidation and to pay any outstanding liabilities in connection with the Trust not paid by the Sponsor and (3) deliver any remaining Trust property, or proceeds thereof, upon surrender and cancellation of Receipts. The Trust’s property may be disposed of in a public or private sale, and the uninvested net proceeds of any such sale, together with any other cash, will be held for the pro rata benefit of Receipt holders who have not surrendered their Receipts for cancellation for a period pending distribution of such proceeds. The Trustee has no liability for interest with respect to such proceeds. The Trustee’s only obligations will be to account for the money and other cash, after deduction of applicable fees, Trust expenses and taxes and governmental charges.

Requirements for Trustee Actions

Before the Trustee will deliver or register a transfer of Receipts, make a distribution on Receipts, or permit the withdrawal of Trust property, the Trustee may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Receipts or Trust property;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including the presentation of transfer documents.

The creation and redemption of Baskets may be suspended generally for any period of time, or refused with respect to specific orders, during any period in which: (i) a market disruption event occurs such that the Trustee or the Sponsor determines, in its discretion, that the settlement price of PIMCO CRR TRAKRS is unavailable or not representative of the Index, or the Index, Master Index or Collateral Index are unavailable, (ii) the transfer books of the Trustee are closed or (iii) any such action is deemed necessary or advisable by the Sponsor, in its sole discretion, for any reason at any time or from time to time.

Delegation by the Trustee to an Agent

The Trustee may delegate all or some of its duties under the Trust Agreement to an administrator or agent without consent of the Receipt holders or the consent of the Sponsor, the Delaware Trustee or any Authorized Participant. The Trustee may terminate such delegation to any agent at any time and is not required to appoint a new agent.

Custody of the Trust Assets

To the extent the Trust has property that requires a custodian, the Trustee will appoint an agent qualified to maintain the property of the Trust.

Clearing FCM

With the exception of the performance bond, which is held by the CME, the majority of the Trust’s property will be held by the Clearing FCM.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Receipts. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among entities that have an account with DTC (“DTC Participants”) through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Receipts. Instead, one or more global certificates will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate(s) will represent all of the Receipts outstanding at any time.

Upon the settlement date of any creation or transfer, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Receipts so created or transferred to the accounts of the appropriate DTC Participants.

Beneficial ownership of the Receipts will be limited to DTC Participants, entities that have access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant (“Indirect Participants”), and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Receipts will be shown on, and the transfer of ownership will be affected only through, records maintained by DTC, with respect to DTC Participants, the records of DTC Participants, with respect to Indirect Participants, and the records of Indirect Participants with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Receipts.

Beneficial owners may transfer Receipts through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Receipts to transfer the Receipts. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Receipts by giving notice to the Trustee and the Sponsor. Under these circumstances, the Trustee and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trust will terminate.

Your rights as a Receipt holder generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Receipts are represented by a global certificate registered in the name of DTC or its nominee, as described above, the Trustee will be entitled to treat DTC as the holder of the Receipts.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the principal U.S. federal income tax consequences of the purchase, ownership and disposition of Receipts of the Trust to a U.S. Holder (as defined below) that acquires Receipts in their initial issuance and will hold Receipts as capital assets. This summary is based on the Internal Revenue Code of 1986, as amended, Treasury regulations (including temporary and proposed Treasury regulations) promulgated thereunder, and judicial and administrative authorities, all as of the date hereof, and all of which may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis.

This summary is general and, except where noted, does not address U.S. federal income tax consequences that may be relevant to U.S. Holders in light of their particular circumstances, or to holders that may be subject to special rules under U.S. federal income tax laws including, for example, (i) banks, regulated investment companies, insurance companies, dealers in securities, traders in securities electing to mark to market, or tax-exempt organizations; (ii) persons holding the Receipts (or holding an interest in any of the Trust’s assets by holding Receipts) as part of a hedge, straddle, “conversion transaction” or other integrated investment; (iii) U.S. Holders whose functional currency is not the U.S. dollar; or (iv) beneficial owners of Receipts other than U.S. Holders. In addition, this summary does not address alternative minimum taxes or tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

A “U.S. Holder” means a beneficial owner of Receipts that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Receipts, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of Receipts that is a partnership and partners in such partnership should consult their own tax advisors.

No statutory, administrative or judicial authority directly addresses the treatment of an investment in the Trust or investments similar to the Trust for U.S. federal income tax purposes. As a result, there can be no assurance that the Internal Revenue Service (the “IRS”) or the courts will agree with the description of tax consequences set out in this prospectus. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Trust.

Prospective investors in Receipts are urged to consult their own tax advisors regarding an investment in Receipts, with specific reference to their own tax situations as well as any consequences to holders under the laws of any other taxing jurisdiction.

Classification of the Trust

Under current law and assuming full compliance with the terms of the Trust Agreement set forth herein, and other relevant documents, in the opinion of Shearman & Sterling LLP, special U.S. federal income tax counsel to the Trust, the Trust will be classified as a grantor trust for U.S. federal income tax purposes, and not as an association taxable as a corporation. As a result, the Trust itself will not be subject to U.S. federal income taxation, and the tax consequences resulting from the Trust’s operations will flow-through to the holders of Receipts. Thus, for U.S. federal income tax purposes, a U.S. Holder generally will be treated as the beneficial owner of a pro rata portion of the PIMCO CRR TRAKRS and other property, if any, held by the Trust. The remainder of this section is based on the opinion set out above that the Trust will be treated as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes. You should be aware that an opinion of counsel is not binding on the IRS or a court. Accordingly, it is possible that the IRS or a court would reach a conclusion different from that set out above, in which case the timing, amount, character, holding period or other material aspects of your income, gain, loss or expense from an investment in the Receipts may differ from those described below.

Acquisition of Receipts in the Trust

A U.S. Holder’s acquisition of Receipts in the Trust and the Trust’s investment of contributed capital will be treated as an acquisition of a pro rata portion of the PIMCO CRR TRAKRS and other property, if any, held by the Trust. For this purpose, a U.S. Holder’s tax basis in its pro rata portion of the PIMCO CRR TRAKRS and other property, if any, held by the Trust will equal the amount of cash paid by such U.S. Holder for its Receipts.

Treatment of Trust Income

The Trust intends to hold the PIMCO CRR TRAKRS as a non-institutional customer. As discussed in more detail below, the PIMCO CRR TRAKRS in the hands of the Trust will not constitute “regulated futures contracts” (also called “Section 1256 contracts”) for U.S. federal income tax purposes. Any gain or loss recognized on the PIMCO CRR TRAKRS by a non-institutional customer will be capital gain or loss regardless of whether the contract is held to maturity or terminated prior to maturity. Furthermore, a non-institutional customer holding a long PIMCO CRR TRAKRS position for more than 6 months will be subject to long-term capital gain or loss treatment.

The U.S. federal income tax consequences of ownership of PIMCO CRR TRAKRS depend on whether the PIMCO CRR TRAKRS position held is considered a “regulated futures contract” within the meaning of Sections 1256(b) and (g) of the Code. To be considered a regulated futures contract, a PIMCO CRR TRAKRS position must satisfy two requirements. First, it must be traded on or subject to the rules of a national securities exchange that is registered with the SEC, a domestic board of trade that has been designated as a contract market by the CFTC, or any other board of trade, exchange or other market that has been designated by the United States Secretary of the Treasury (a “qualified board or exchange”). Second, the amount required to be deposited and the amount which may be withdrawn with respect to the PIMCO CRR TRAKRS position must depend on a system of marking to market within the meaning of Section 1256(g) of the Code. If a PIMCO CRR TRAKRS position is a regulated futures contract, it will be subject to the “mark-to-market” rules of Section 1256 of the Code. PIMCO CRR TRAKRS positions meet the first requirement because all PIMCO CRR TRAKRS are traded on or subject to the rules of CME, which has been designated by the CFTC as a qualified board or exchange. Therefore, a PIMCO CRR TRAKRS position will constitute a Section 1256 contract if, and only if, the contract is one with respect to which the amount required to be deposited and the amount which may be withdrawn depends on a system of marking to market within the meaning of Section 1256(g) of the Code.

A PIMCO CRR TRAKRS position held by the Trust as a non-institutional customer will not constitute a regulated futures contract within the meaning of Section 1256 of the Code because the PIMCO CRR TRAKRS position is not a contract with respect to which the amount required to be deposited and the amount which may be withdrawn depends on a system of marking to market. As such, the PIMCO CRR TRAKRS position held by the Trust will not be subject to Section 1256 of the Code, and a U.S. Holder will recognize gain or loss only upon the settlement or termination of a PIMCO CRR TRAKRS position. A non-institutional customer holding a PIMCO CRR TRAKRS position will not be subject to interim taxation as a result of component changes to the applicable PIMCO CRR TRAKRS Index or as a result of dividend distributions on component stocks in the Index, if any. Furthermore, a non-institutional customer will not be subject to interim taxation under the interest imputation provisions of Section 7872 of the Code as a result of the upfront deposit of funds required under the PIMCO CRR TRAKRS position because such deposit, whether characterized as the prepayment of a forward contract or, alternatively, as a deposit of funds to margin and secure a contract for future delivery, is not, under current law, treated as a loan for purposes of Section 7872 of the Code.

Accordingly, upon settlement or termination of a PIMCO CRR TRAKRS position, a non-institutional customer will recognize gain or loss equal to the difference between the amount received (a cash amount equal to the settlement price on the settlement or termination date), and the non-institutional customer’s tax basis in the PIMCO CRR TRAKRS position. The tax basis of a PIMCO CRR TRAKRS position will equal the amount paid for the PIMCO CRR TRAKRS position. Any gain or loss recognized by a non-institutional customer will be capital gain or loss regardless of whether the contract is held to maturity or terminated prior to maturity. Gain or loss recognized by a non-institutional customer as a holder of a long PIMCO CRR TRAKRS position will be long-term capital gain or loss if a long PIMCO CRR TRAKRS position is held for more than six months. A corporate customer’s capital losses for the taxable year will be allowed only to the extent of the customer’s capital gains for the taxable year, but may be carried back and forward against net capital gains for the three preceding, and five succeeding, taxable years. An individual customer’s capital losses for the taxable year will be allowed only to the extent of the customer’s capital gains for the taxable year plus $3,000, and may be carried forward against net capital gains for succeeding taxable years, but may not be carried back against net capital gains for preceding taxable years.

IRS Notice on Prepaid Forward Contracts

On December 7, 2007, the IRS released a notice announcing that it is reviewing the proper U.S. federal income tax treatment of prepaid forward contracts. According to the notice, the IRS and the U.S. Department of the Treasury are actively considering, among other things, whether the holder of such an instrument should be required to accrue either ordinary income or capital gain on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under any such guidance, which could be applied retroactively, holders of TRAKRS that do not constitute regulated futures contracts may ultimately be required to accrue income currently, or may be subject to an interest charge when such TRAKRS are sold or redeemed, and that non-U.S. Holders (as defined below) may be subject to withholding tax on all or a portion of any required accruals of income.

Potential investors are urged to consult their tax advisors concerning the potential effect, if any, of the above considerations on their investment in the Receipts of the Trust, which intends to hold PIMCO CRR TRAKRS as a non-institutional customer. Unless and until such time as the government determines that some other treatment is more appropriate, it is intended that the current tax treatment of TRAKRS will remain unchanged.

Proposed Legislation on Prepaid Derivative Contracts

On December 19, 2007, Representative Richard Neal introduced a tax bill (the “Bill”) before the U.S. House of Representatives that would apply to “prepaid derivative contracts” acquired after the date of enactment of the Bill.

The Bill, if enacted, would apply to certain prepaid derivative financial contracts with a term of more than one year and generally would require the holders of such contracts to include as interest income each year in respect of such contracts an amount determined by reference to the monthly Federal short-term rate determined under Section 1274(d) of the Code for the first month ending during the taxable year. In the case of “publicly traded contracts,” a holder’s aggregate amount of inclusions generally would be limited to the increase in the value of the contract during the holder’s holding period plus the amounts of any distributions received by the holder. There would be an exception for contracts that are subject to mark-to-market treatment under Section 1256 of the Code. A holder’s tax basis in such contract would be increased by the amount so included. Accordingly, the interest inclusions would have the effect of reducing the amount of any gain or increasing the amount of any loss on the disposition of such contract. Any loss recognized on disposition of the contract would be treated as ordinary loss to the extent of the holder’s prior interest accruals.

The Bill, if enacted as proposed, would apply to TRAKRS acquired by non-institutional customers (such as the Trust) after its date of enactment. Nevertheless, it is not possible to predict whether any tax legislation addressing prepaid derivative contracts will ultimately be enacted into law, and if legislation is enacted, whether it will apply to TRAKRS (possibly on a retroactive basis). Potential investors are urged to consult their tax advisors regarding the

Bill and any future tax legislation that may apply to their investment in the Receipts of the Trust, which intends to hold PIMCO CRR TRAKRS as a non-institutional customer.

Distributions on the Receipts

Except as otherwise discussed below under “—Treatment of the Trust’s Fees and Expenses,” it is not presently anticipated that the Trust will recognize any income prior to the settlement or disposition of the PIMCO CRR TRAKRS. If, however, the Trust does recognize income, a U.S. Holder will be required to include in income its pro rata portion of such income when taken into account by the Trust, regardless of when cash associated with such income is actually distributed to the U.S. Holder.

Upon a liquidating distribution of cash by the Trust (a distribution to a U.S. Holder that terminates its interest in the Trust), the U.S. Holder generally will recognize gain or loss from the sale or exchange of the Receipts, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Receipts.”

Sale, Exchange or Other Taxable Disposition of Receipts

If a U.S. Holder sells, exchanges or otherwise disposes of Receipts in the Trust, such U.S. Holder will be treated as having sold, exchanged or otherwise disposed of its pro rata interest in the PIMCO CRR TRAKRS and other property, if any, held by the Trust. A U.S. Holder’s amount realized on such disposition will include any cash received as well as the value of any property received in such disposition. A U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized by such U.S. Holder that is allocable to its pro rata share of the PIMCO CRR TRAKRS and other property, if any, held by the Trust and such U.S. Holder’s adjusted tax basis in its Receipts. Capital gain of non-corporate U.S. Holders is eligible to be taxed at reduced rates where the requisite holding period is satisfied. Any gain or loss recognized by a U.S. Holder attributable to the PIMCO CRR TRAKRS will constitute capital gain or loss that will be long-term capital gain or loss if the U.S. Holder’s holding period for the Receipts is more than six months.

Redemption of Receipts

If a Receipt is redeemed by the Trust for a pro rata interest in the PIMCO CRR TRAKRS and other property, if any, held by the Trust, the U.S. Holder of such Receipt will recognize no taxable income, gain or loss upon such redemption and will continue its holding period in the PIMCO CRR TRAKRS and other property, if any, which it generally will be treated as holding since its acquisition of the Receipt.

Treatment of the Trust’s Fees and Expenses

If the Trust pays or incurs expenses and liabilities, as set out in the Trust Agreement, then in computing its U.S. federal income tax liability, a U.S. Holder will be entitled to deduct, consistent with its method of tax accounting, its pro rata portion of such reasonable fees and expenses, as provided for in Code Section 162 or 212. If a U.S. Holder is an individual, estate or trust, the deduction for such fees and expenses will be a miscellaneous itemized deduction that may be disallowed in whole or in part. In addition, these fees and expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Holder. The Sponsor will report such fees and expenses on a pro rata basis to the holders, and each U.S. Holder will determine separately to what extent such fees and expenses are deductible on such U.S. Holder’s tax return.

If the Trust liquidates PIMCO CRR TRAKRS to pay expenses and liabilities, as set out in the Trust Agreement, a U.S. Holder may have allocable gain or loss upon such liquidation. It is possible that a U.S. Holder will not receive cash distributions sufficient to cover any allocable taxable income or even the tax liability resulting from that income.

To the extent that the Sponsor or any other person pays fees and expenses of the Trust on behalf of the Trust, the Trust may be treated as if it received the amount of such payment and paid such fees and expenses itself. In such case, a U.S. Holder may be subject to taxation on its pro rata share of any such imputed payment. U.S. Holders are urged to consult their own independent tax advisors with respect to such fees and expenses.

Information Reporting with Respect to Receipts

A U.S. Holder of Receipts that is an individual, a partnership or otherwise generally receives IRS

Forms 1099 will receive an IRS Form 1099 or substantially similar form for its Receipts with respect to each calendar year, as soon as practicable after the end of such year but in no event later than 90 days after the end of such year, to the extent such Form is required to be furnished under applicable law. Copies of any IRS Forms 1099 will be provided to the IRS.

Taxation of Non-U.S. Holders of Receipts

As used in this prospectus, the term “non-U.S. Holder” means a beneficial owner of Receipts that is an individual, a corporation, an estate or a trust and is not a U.S. Holder. In general, a non-U.S. Holder will not be subject to U.S. federal income tax with respect to amounts received, if any, with respect to its pro rata share of the PIMCO CRR TRAKRS and other property, if any, held by the Trust, provided that such amounts received are not effectively connected to a

U.S. trade or business or a U.S. permanent establishment, as the case may be. In general, no U.S. withholding will be required with respect to such amounts.

Backup Withholding

The Trust is required in certain circumstances to backup withhold on certain payments paid to non-corporate Receipt holders who do not furnish to the Trust their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to such a Receipt holder may be refunded or credited against its U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended and/or section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Receipts, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to: (a) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (b) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest; (c) the Plan’s funding objectives; and (d) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Receipts will constitute “publicly-held securities” as defined in Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Receipts purchased by a Plan, and not the Plan’s interest in the underlying assets held in the Trust represented by the Receipts or in the underlying assets of the Trust, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Because of the possibility that a prohibited transaction could occur as a result of the transfer of a PIMCO CRR TRAKR between a Plan and an Authorized Participant, no such transfer will occur unless such transfer will not constitute or result in non-exempt prohibited transactions under ERISA or the Code. As a result, each Plan and its fiduciary will be deemed to have represented in connection with a transfer of PIMCO CRR TRAKRS between the Plan and an Authorized Participant, that such transfer will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code by reason of the United States Department of Labor Prohibited Transaction Class Exemption 84-14 or another applicable exemption.

PLAN OF DISTRIBUTION

Initial Offering

The Trust will accept indications of interest for Receipts in one or more blocks of 100,000 Receipts, or Baskets, from Authorized Participants during the initial offering period which will close on [            ], unless (i) indications of interest in a minimum of 2,000,000 Receipts are reached before that date and the Sponsor, in its sole discretion, determines to end the initial offering period early or (ii) the closing date is extended by the Sponsor for up to an additional ninety (90) days. Creations and redemptions will not be permitted during the initial offering period. The minimum number of indications of interest in Receipts that must be received from Authorized Participants prior to the commencement of trading is 2,000,000 Receipts. Affiliates of the Sponsor who are Authorized Participants may submit indications of interest for Receipts during the initial offering period and any such submissions will be counted for purposes of determining whether the Receipt minimum has been reached.

The Trust will accept consideration from Authorized Participants who have submitted indications of interest for Receipts only [            ] Business Days prior to the closing date of the initial offering period. On the closing date of the initial offering period, the Trust will issue Receipts in Baskets to such Authorized Participants at a value equal to the net asset value of 100,000 Receipts as determined [            ] Business Days prior to the closing date. The Trust’s net asset value on the closing date of the initial offering period will equal the then-most recent final settlement price of the PIMCO CRR TRAKRS held by the Trust as a result of Receipts purchased by the Initial Purchaser, less any accrued expenses and other liabilities borne by the Trust. Authorized Participants may propose to offer to the public the Receipts comprising these Baskets at a per Receipt offering price that may vary from the per Receipt price of the Baskets depending upon, among other factors, the trading price of the Receipts on the NYSE Arca, the current net asset value of the Receipts and the supply of and demand for the Receipts at the time of the offer. Receipts comprising Baskets offered by Authorized Participants at different times may have different offering prices.

Continuous Offering Period

Once the initial offering period ends and trading of the Receipts commences on the NYSE Arca, the Trust will issue Receipts in Baskets to, and redeem Baskets from, Authorized Participants continuously as of [            ] on the Business Day immediately following the date on which a valid order to create or redeem the Baskets is received and accepted by the Trustee or another designee selected by the Sponsor in exchange for PIMCO CRR TRAKRS (and the cash required to be posted at the time of purchase of the PIMCO CRR TRAKRS) with a value equal to the net asset value of 100,000 Receipts as determined on the Business Day a valid order to create or redeem the Baskets is received and accepted by the Trustee or another designee selected by the Sponsor. The Sponsor may suspend the continuous offering period for any period of time if, among other reasons, such action is deemed necessary or advisable by the Sponsor, in its sole discretion.

Because new Receipts can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution”, as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters, and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus delivery and liability provisions of the Securities Act, if it purchases a Basket from the Trust, breaks the Basket down into the constituent Receipts and sells the Receipts to its customers; or if it chooses to couple the creation of a supply of new Receipts with an active selling effort involving solicitation of secondary market demand for the Receipts. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. It is expected that Authorized Participants will avail themselves of any relief that becomes available with respect to being deemed as a statutory underwriter.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Receipts of any Baskets it does create.

Authorized Participants that offer to the public Receipts from the Baskets they purchase will do so at a per-Receipt offering price that will vary from the per Receipt price of the Baskets depending upon, among other factors, the trading price of the Receipts on the NYSE Arca, the current net asset value per Receipt and the supply and demand for the Receipts at the time of the offer. The market price of the Receipts therefore may differ from the net asset value per Receipt of the Trust. In addition, Receipts initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.

The offering of Receipts is being made in compliance with NASD Conduct Rule 2810. Accordingly, Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Receipts. The excess, if any, of the price at which an Authorized Participant sells a Receipt over the price paid by that Authorized Participant in connection with the creation of the Receipt in a Basket may be deemed to be underwriting compensation. However, such underwriting compensation, together with any other underwriting compensation received in connection with the offering, if any, may not exceed 10% of the gross proceeds plus 0.5% for bona fide due diligence in accordance with NASD Conduct Rule 2810.

Neither the Trust nor the Sponsor will pay a selling commission or any other compensation to any Authorized Participant in connection with the creation of Baskets. However, investors are expected to be charged a customary commission by their brokers, including Merrill Lynch, in connection with purchases of the Receipts that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” (including Authorized Participants that are not acting as underwriters) but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Receipts that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends that sales of Receipts will be made through broker-dealers who are members of the FINRA. The Sponsor will apply for the Receipts to be listed for trading on the NYSE Arca and such listing would qualify the Receipts for a preemption of state securities law registration requirements. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Initial Purchaser

[            ] is the Initial Purchaser. The Initial Purchaser on [            ] agreed to purchase, and on [            ], took delivery of, [            ] Receipts, which compose the initial Baskets, pursuant to a distribution agreement. The Initial Purchaser proposes to offer to the public these [            ] Receipts at a per Receipt offering price that will vary from the per Receipt offering price of the Baskets depending upon, among other factors, the trading price of the Receipts on the NYSE Arca, the current net asset value per Receipt and the supply and demand for the Receipts at the time of the offer. Receipts offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Receipts. With respect to sale of the Receipts in the initial Baskets, and if the Initial Purchaser or any affiliate acts as an Authorized Participant, it may receive commissions/fees from investors who purchase Receipts.

The Trust will not bear any expenses in connection with the offering or sales of the Receipts composing the initial Baskets. The Trust, however, may be required to indemnify the Initial Purchaser under certain circumstances, as described in the distribution agreement.

The initial offering of Baskets to the Initial Purchaser is being made in compliance with NASD Conduct Rule 2810. Accordingly, the Initial Purchaser will not make any sales to any account over which it has discretionary authority without the prior written approval of a purchaser of Receipts.

The Initial Purchaser will not act as an Authorized Participant with respect to the initial Baskets, and its activities with respect to the initial Baskets will be distinct from those of an Authorized Participant. The Initial Purchaser, as a result of its activities with respect to the initial Baskets, will be deemed a statutory underwriter.

There will be no established trading market for the Receipts prior to the date of this prospectus. Any Authorized Participant may make a market in the Receipts. However, no Authorized Participant is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity of the trading market for the Receipts or the PIMCO CRR TRAKRS.

The Sponsor will apply for the Receipts to be listed on the NYSE Arca under the symbol “[            ].”

VALIDITY OF THE RECEIPTS

Certain matters of Delaware law relating to the validity of the Receipts will be passed upon for the Sponsor by [            ], [            ].

EXPERTS

[            ] will audit the Statement of Financial Condition of the Trust as of [            ]. The Statement of Financial Condition of the Trust appears in this prospectus in reliance on their report thereon, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information contained in the registration statement, including the exhibits to the registration statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust and the Receipts, please refer to the registration statement, which you may inspect without charge at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.

The Trust is subject to the informational and reporting requirements of the Securities Exchange Act of 1934 and the Sponsor will file periodic and current reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act of 1933. These reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549, where they may be copied at prescribed rates, and online at

www.sec.gov. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

The Sponsor will furnish you, through the Trustee, with annual reports as required by rules and regulations of the SEC, as well as with reports required by the CFTC and NFA, including, but not limited to, annual audited financial statements certified by independent public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust. In addition, each month the Sponsor will post on its website (http://www.[            ].com) such information relating to the Receipts as the CFTC and the NFA may require to be given to participants in commodity pools (like the Trust) and any such other information as the Sponsor may deem appropriate. You will be provided with appropriate information to permit you (on a timely basis) to file U.S. federal and state income tax returns with respect to your Receipts. Additional reports may be posted online at the Sponsor’s website in the discretion of the Sponsor or as required by regulatory authorities.

DISCLAIMERS

Dow Jones, American International Group and AIG-FP

The Trust, Receipts evidencing interests in the Trust and the PIMCO CRR TRAKRS contracts held by the Trust (collectively, the “TRAKRS Products”) are not sponsored, endorsed, sold or promoted by Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates. None of Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the holders of any of the TRAKRS Products or any member of the public regarding the advisability of investing in securities or commodities generally or in any of the TRAKRS Products particularly. The only relationship of Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates to Merrill Lynch or CME is the licensing of certain trademarks, trade names and service marks and of the DJ-AIGCISM or the Dow Jones-AIG Commodity Index Total Return Index (or CITRSM), which is determined, composed and calculated by Dow Jones in conjunction with AIG-FP without regard to Merrill Lynch, CME or any of the TRAKRS Products and Dow Jones’ role as the Calculation Agent for the PIMCO CommodityRealReturn TRAKRS. Dow Jones and AIG-FP have no obligation to take the needs of Merrill Lynch or CME or the investors in any of the TRAKRS Products into consideration in determining, composing or calculating the DJ-AIGCISM and the DJ-AIGCITRSM. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of any of the TRAKRS Products or in the determination or calculation of the equation by which any of the TRAKRS Products are to be settled. None of Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Merrill Lynch, CME or the investors in any of the TRAKRS Products, in connection with the administration, marketing or trading of any of the TRAKRS Products. Notwithstanding the foregoing, AIG-FP, American International Group and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the

TRAKRS Products currently being issued by Merrill Lynch and CME, but which may be similar to and competitive with the TRAKRS Products. In addition, American International Group, AIG-FP and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-AIG Commodity IndexSM and Dow Jones-AIG Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-AIG Commodity IndexSM, and the TRAKRS Products.

This prospectus relates only to the Trust and the Receipts thereof and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones-AIG Commodity IndexSM components. Customers and market participants buying or selling any of the TRAKRS Products should not conclude that the inclusion of a futures contract in the Dow Jones-AIG Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates. The information in this prospectus regarding the Dow Jones-AIG Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-AIG Commodity IndexSM components in connection with any of the TRAKRS Products. None of Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates makes any representation that this prospectus or any other publicly available information regarding the Dow Jones-AIG Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-AIG

COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MERRILL LYNCH, CME, INVESTORS IN ANY OF THE TRAKRS PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIG-FP, MERRILL LYNCH AND CME OTHER THAN AMERICAN INTERNATIONAL GROUP.

CME

None of the Trust, the Receipts or PIMCO CRR TRAKRS is sponsored, endorsed, sold or promoted by CME or any of their respective subsidiaries or affiliates. Neither CME nor any of its subsidiaries or affiliates makes any representation or warranty, express or implied, to Receipt holders or holders of PIMCO CRR TRAKRS, or any member of the public regarding the advisability of investing in securities or commodities generally, or in the Receipts or PIMCO CRR TRAKRS particularly.

Neither CME nor any of its subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of PIMCO CRR TRAKRS or Receipts to be issued or in the determination or calculation of the equation by which PIMCO CRR TRAKRS are to be cash settled or Receipts valued.

None of CME, Merrill Lynch or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the DJ-AIGCI components or the Separately Managed Accounts in connection with PIMCO CRR TRAKRS or Receipts. Neither CME, Merrill Lynch nor any of their subsidiaries or affiliates makes any representation that any publicly available documents or any other publicly available information regarding the DJ-AIGCI components, or regarding the Collateral Index, if any, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NEITHER CME, MERRILL LYNCH NOR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DJ-AIGCI, THE SEPARATELY MANAGED ACCOUNTS OR ANY DATA RELATED THERETO AND NEITHER CME, MERRILL LYNCH NOR ANY OF THEIR SUBSIDIARIES OR AFFILIATES WILL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NEITHER CME, MERRILL LYNCH NOR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MERRILL LYNCH, CME, HOLDERS OF PIMCO CRR TRAKRS, HOLDERS OF RECEIPTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DJ-AIGCI, THE SEPARATELY MANAGED ACCOUNTS OR ANY DATA RELATED THERETO. NONE OF CME, MERRILL LYNCH NOR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DJ-AIGCI, THE SEPARATELY MANAGED ACCOUNTS OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WILL CME,

MERRILL LYNCH NOR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

All disclosures contained herein regarding the DJ-AIGCI, the Index or the Master Index, including their make-up, method of calculation and changes in their components, are derived from publicly available information prepared by Dow Jones. Merrill Lynch and CME do not assume any responsibility for the accuracy or completeness of that information.

RECEIPTS AND PIMCO CRR TRAKRS ARE NOT OWNERSHIP INTERESTS IN THE SEPARATELY MANAGED ACCOUNTS. Holders of Receipts or holders of PIMCO CRR TRAKRS are not, and will not be treated by PIMCO as, beneficial owners of the Separately Managed Accounts. Holders of Receipts or holders of PIMCO CRR TRAKRS do not have any legal or benefit rights in the Separately Managed Accounts or to any of the assets in such Accounts, nor will Merrill Lynch or PIMCO segregate any of their assets for the benefit of holders of Receipts or holders of PIMCO CRR TRAKRS. Merrill Lynch, in its sole discretion, may hedge its PIMCO CRR TRAKRS positions, for example, by investing in the underlying benchmarks, including the Separately Managed Accounts. Merrill Lynch, however, is not required to hedge its exposure and, if it chooses to hedge its exposure by investing in any of the underlying performance benchmarks, any investment made by Merrill Lynch will be assets of Merrill Lynch and will not belong to, or confer any rights upon, any holder of PIMCO CRR TRAKRS or holders of Receipts.

PIMCO

None of the Trust, the Receipts or PIMCO CRR TRAKRS is sponsored, endorsed, sold or promoted by PIMCO or any of its subsidiaries or affiliates. Neither PIMCO nor any of its subsidiaries or affiliates makes any representation or warranty, express or implied, to Receipt holders or holders of PIMCO CRR TRAKRS, or any member of the public regarding the advisability of investing in securities or commodities generally, or in the Receipts or PIMCO CRR TRAKRS particularly.

None of PIMCO or its affiliates will have any obligation or liability, including, without limitation, to Receipt holders or holders of PIMCO CRR TRAKRS, in connection with the administration, marketing or trading of Receipts or PIMCO CRR TRAKRS. PIMCO and its affiliates may independently issue, sponsor or provide investment management services to financial products unrelated to the Receipts or PIMCO CRR TRAKRS currently being issued by Merrill Lynch or CME, but which may be similar to and competitive with the Receipts or PIMCO CRR TRAKRS. In addition, PIMCO and/or its affiliates may, without limitation, trade securities, swaps, options and derivatives which are linked to the performance of such financial products. It is possible that this trading activity will affect the value of the Receipts or PIMCO CRR TRAKRS.

NEITHER PIMCO NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION WHATSOEVER, WHETHER EXPRESS OR IMPLIED, AND PIMCO AND ITS AFFILIATES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE), WITH RESPECT TO THE COLLATERAL INDEX OR ANY DATA INCLUDED THEREIN OR RELATING THERETO, AND IN PARTICULAR DISCLAIM ANY WARRANTY EITHER AS TO THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE COLLATERAL INDEX OR ANY DATA INCLUDED THEREIN, THE RESULTS OBTAINED FROM THE USE OF THE COLLATERAL INDEX, THE COMPOSITION OF THE COLLATERAL INDEX AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE OR OTHERWISE, AND/OR THE CREDITWORTHINESS OF ANY ENTITY IN A SEPARATELY MANAGED ACCOUNT INCLUDED IN THE COLLATERAL INDEX AT A PARTICULAR TIME ON ANY PARTICULAR DATE OR OTHERWISE. NEITHER PIMCO NOR ANY OF ITS AFFILIATES WILL BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO THE TRUST, ANY HOLDER OF PIMCO CRR TRAKRS, OR RECEIPT HOLDERS OR ANY OTHER PERSON FOR ANY ERROR IN THE COLLATERAL INDEX, AND NEITHER PIMCO NOR ANY OF ITS AFFILIATES IS UNDER ANY OBLIGATION TO ADVISE THE TRUST, RECEIPT HOLDERS, HOLDERS OF PIMCO CRR TRAKRS

OR ANY PERSON OF ANY ERROR THEREIN. PIMCO MAKES NO REPRESENTATION WHATSOEVER, WHETHER EXPRESS OR IMPLIED, AS TO THE ABILITY OF THE COLLATERAL INDEX TO TRACK THE PERFORMANCE OF THE SEPARATELY MANAGED ACCOUNTS, OR OTHERWISE RELATING TO THE COLLATERAL INDEX OR ANY TRANSACTION OR PRODUCT WITH RESPECT THERETO, OR OF ASSUMING ANY RISKS IN CONNECTION THEREWITH. NEITHER PIMCO NOR ANY OF ITS AFFILIATES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE TRUST, RECEIPT HOLDERS, HOLDERS OF PIMCO CRR TRAKRS, OR ANY OTHER PARTY

INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE COLLATERAL INDEX. NEITHER PIMCO NOR ANY OF ITS AFFILIATES WILL HAVE ANY LIABILITY TO ANY PARTY FOR ANY ACT OR FAILURE TO ACT BY PIMCO ON BEHALF OF THE SEPARATELY MANAGED ACCOUNTS UNDERLYING THE COLLATERAL INDEX. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WILL PIMCO OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

GLOSSARY

Each of the following terms in the prospectus has the meaning set out below:

“Account Performance Recipient”—The party that is the recipient of the performance of a Separately Managed Account by means of a financing transaction with the owner or an affiliate of the owner of the assets making up a Separately Managed Account.

“Account Value”—The value of a Separately Managed Account.

“Alternative Account”—Other accounts managed by PIMCO or new accounts established by PIMCO that will be used to value the Collateral Index in the situation where one or more Separately Managed Accounts do not qualify for inclusion in the Collateral Index. For an explanation on how the Collateral Index is calculated, see “Description of the Collateral Index.”

“Authorized Participant”—A person who, at the time of submitting to the Trustee, or any trust administrator appointed by the Trustee, a purchase or redemption order (1) is a registered broker-dealer and if required in connection with its activities, a registered futures commission merchant, (2) is a DTC Participant, (3) has entered into an Authorized Participant Agreement, and (4) is in a position to transfer PIMCO CRR TRAKRS and the required cash to, and take delivery from, the Sponsor, the Trustee and/or Clearing FCM.

“Authorized Participant Agreement”—An agreement that sets out the procedures for the creation and redemption of Baskets and for the delivery of PIMCO CRR TRAKRS and the requisite cash required for such creations or redemptions.

“Basket”—A block of 100,000 Receipts.

“Business Day”—Any day on which the CME and NYSE Arca are open for business and a settlement price for the PIMCO CRR TRAKRS is published, including any partial-day opening.

“Calculation Agent”—Dow Jones Indexes, a business unit of Dow Jones, serves as calculation agent for PIMCO CRR TRAKRS. The Calculation

Agent is solely responsible for calculating and maintaining the Master Index and the Index.

“CIM Determination Date”—The fourth business day of each new calendar year on which the Commodity Index Multiplier is determined in order to achieve the percentage weightings of the DJ-AIGCI Commodities in the annual reweightings and rebalancings of the DJ-AIGCI. For an explanation on how the DJ-AIGCI is reweighted and rebalanced, see “Description of the Dow Jones-AIG Commodity Index.”

“CIP”—Commodity Index Percentage, which is determined by combining the CLP and the CPP (using a ratio of 2:1), in order to determine the commodities which will be included in the DJ-AIGCI. The CIP is also used to determine a Commodity Index Multiplier for each Index Commodity. For an explanation on how the relative weightings of the component commodities included in the DJ-AIGCI are determined, see “Description of the Dow Jones-AIG Commodity Index.”

“Clearing FCM”—MLPFS, or any other futures commission merchant appointed by the Sponsor as clearing futures commission merchant for the Trust.

“CLP”—The Commodity Liquidity Percentage, which is determined by taking a five-year average of the product of trading volume and the average settlement prices of the Designated Contract, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the DJ-AIGCI. This percentage, along with the CPP, is used to calculate the Commodity Index Percentage, which, in turn, determines the commodities that will be included in the DJ-AIGCI. For an explanation on how the relative weightings of the component commodities included in the DJ-AIGCI are determined, see “Description of the Dow Jones-AIG Commodity Index.”

“Collateral Index”—The PIMCO Real Return Collateral IndexSM, which represents the performance of one or more Separately Managed Accounts that satisfy certain criteria for inclusion in the index. For an explanation on how the Collateral Index is calculated, see “Description of the Collateral Index.”

“Collateral Index Fee”—A management fee of 0.21% per annum (based on the average daily value of the Separately Managed Accounts) that is deducted from the performance of the Separately Managed Accounts comprising the Collateral Index.

“Collateral Index Weight”—A weight for the Collateral Index determined by the calculation agent on June 28, 2006 (determined so that the product of the value of the Collateral Index and the Index Weight will equal a notional value for each component index of 10.00), that is used to calculate the value of the Master Index. For an explanation on how the Master Index is calculated, see “Description of the Master Index.”

“Commodity Index Multiplier” or “CIM”—The multiplier used to achieve the percentage weightings of the Index Commodities in the annual reweightings and rebalancings of the DJ-AIGCI. For an explanation on how the DJ-AIGCI is reweighted and rebalanced, see “Description of the Dow Jones-AIG Commodity Index.”

“Commodity Index Weight”—A weight for the DJ-AIGCI determined by the Calculation Agent on June 28, 2006 (determined so that the product of the value of the DJ-AIGCI and the Index Weight will equal a notional value for each component index of 10.00), that is used to calculate the value of the Master Index. For an explanation on how the Master Index is calculated, see “Description of the Master Index.”

“CPP”—The Commodity Production Percentage, which is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the DJ-AIGCI. This percentage, along with the CLP, is used to calculate the Commodity Index Percentage, which, in turn, determines the commodities that will be included in the DJ-AIGCI. For an explanation on how the relative weightings of the component commodities included in the DJ-AIGCI are determined, see “Description of the Dow Jones-AIG Commodity Index.”

“Designated Contract”—The futures contract selected as the reference contract for a commodity included in the DJ-AIGCI.

“DJ-AIGCI”—The Dow Jones-AIG Commodity Index, which is an excess return index comprised of exchange-traded futures contracts on physical commodities (as of the date of this prospectus, consisting of nineteen futures contracts), including energy, metal and agricultural products). For an explanation on how the DJ-AIGCI is calculated, see “Description of the Dow Jones-AIG Commodity Index.”

“Dow Jones-AIG Commodity Index Oversight Committee”—The index oversight committee that supervises the annual weightings for the DJ-AIGCI each year in June and announced in July by AIG-FP.

“EFP”—An exchange of futures for physicals that involves contemporaneous transaction in futures contracts and the underlying cash commodity or closely related commodity.

“Equalization Swap Counterparty”—A counterparty that is obligated under the terms of an equalization swap to pay the owner of a Separately Managed Account (or Account Performance Recipient, in the case of a party financing its interest in an Account through a swap), which is included in the Collateral Index, the return on the Collateral Index in return for the return on the Separately Managed Account plus a fee.

“Excess Return Index”—As used in this prospectus means a commodity index that reflects the returns on an investment in futures contracts on physical commodities comprising the index.

“Exempt Securities”—Securities defined in section 3(a)(12) of the Exchange Act, and the rules thereunder, but excluding municipal securities as defined thereunder.

“IMA”—Investment management agreement between PIMCO and the owner of a Separately Managed Account pursuant to which PIMCO will manage the Separately Managed Account.

“Index”—PIMCO CommodityRealReturn DJ-AIGCI TRAKRS IndexSM. For an explanation of how the Index is calculated, see “Description of the Index.”

“Index Commodities”—Commodities which will be included in the DJ-AIGCI.

“Index Weight”—The Commodity Index Weight and the Collateral Index Weight.

“Initial Multiplier Determination Period”—The initial period used to determine the Multiplier over a period of 10 CME Business Days beginning on June 28, 2006. On any given day during the term of the PIMCO CRR TRAKRS, except during the Initial Multiplier Determination Period, the Multiplier will be reduced on a daily basis to reflect the application of the Index Expense Factor equal to 1.67% per annum. The Multiplier as of January 31, 2008 was 2.26353159. For an explanation on how the Index is calculated, see “Description of the Index.”

“Investment Adjustment”—A gain or loss determination made in connection with the Reconstitution Date, expressed as a dollar value, associated with the notional exposure to the DJ-AIGCI by subtracting the value of the Master Index on the prior Reconstitution Date from the product of the Commodity Index Weight on the current Reconstitution Date and the value of the DJ-AIGCI on the current Reconstitution Date. For further explanation on how the Master Index is calculated, see “Description of the Master Index.”

“IRPT”—“Interest rate pass-through” feature, which generally requires daily interest payments from FCMs holding long positions on behalf of certain non-institutional customers and “electing institutional customers” and certain institutional customers holding long positions, to futures commission merchants holding short positions on behalf of non-institutional customers and electing institutional customers and certain institutional customers holding short positions.

“Master Index”—PIMCO CommodityRealReturn DJ-AIGCI Master IndexSM. For an explanation on how the Master Index is calculated, see “Description of the Master Index.”

“Monthly ROR”—Monthly rate of return, which is calculated by dividing each month’s net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

“Multiplier”—The multiplier used by the Calculation Agent to calculate the Index. For further explanation on how the Index is calculated, see “Description of the Index.”

“Non-Institutional Customer”—The customer of a FCM that is required to post 100% of the value of a futures contract at the time of purchase. The Trust will be a non-institutional customer. Any income generated by the margin held by the Clearing FCM or the CME will not be paid to the Trust, nor will the Trust be entitled to any such income.

“Notional Adjustment”—A gain or loss determination made in connection with the Reconstitution Date, expressed as a dollar value, of the hypothetical investment in the Collateral Index by subtracting the value of the Master Index on the prior Reconstitution Date from the product of the Collateral Index Weight on the current Reconstitution Date and the value of the Collateral Index on the current Reconstitution Date. For further explanation on how the Master Index is calculated, see “Description of the Master Index.”

“Permissible Instruments”—The types of instruments in which a Separately Managed Account may invest, which include inflation-indexed securities; U.S. Treasury and agency notes and bonds; U.S. government agency issued mortgage-backed securities; mortgage derivatives; bank loans; futures and forwards (including exchange-traded swap futures); securities issued by certain foreign governments; and credit default swaps (buy protection and sell protection).

“Rebalancing Date”—In connection with rebalancing the Master Index, the last Scheduled Business Day of each month.

“Reconstitution Date” —In connection with rebalancing the Master Index, the second Scheduled Business Day prior to the Rebalancing Date.

“Scheduled Business Day”—In connection with rebalancing the Master Index, a day that would be a CME Business Day if no market disruption or other unanticipated event occurs that results in such day not being a CME Business Day.

“Separately Managed Accounts” or “Accounts”—One or more separate investment portfolios that are actively managed by PIMCO and qualify for inclusion in the Collateral Index. As of the date of this prospectus, only one Separately Managed Account satisfies the criteria for inclusion in the Collateral Index. For an additional description of the Separately Managed

Accounts, see “Description of the Collateral Index—Separately Managed Accounts.”

“Total Return Index”—As used in this prospectus means a commodity index that reflects the returns of the futures contracts comprising the index plus a rate of return (typically the federal-funds rate) earned on a fully collateralized investment.

“TRAKRS Platform Fee”—Fees that are embedded in each of the PIMCO CRR TRAKRS held by the Trust. A portion of these will be paid to Merrill Lynch and its affiliates for their services to the Trust. Merrill Lynch will use a portion of these fees to reimburse the Sponsor for its expenses in connection with the Trust.

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be furnished]

FORM OF STATEMENT OF FINANCIAL CONDITION

[To be furnished]

THE TRUST HAS NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAS NO ASSETS OR LIABILITIES.

STATEMENT OF ADDITIONAL INFORMATION

Dated [                    ]

To

TRAKRSSM TRUST I

(A Delaware Statutory Trust)

This is a speculative investment which involves risk of loss.

See “Risk Factors” beginning on page 14 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION

Dated [                    ]

STATEMENT OF ADDITIONAL INFORMATION

Page

The Futures Markets	1

Notice to Receipt Holders Regarding Positions Relating to PIMCO CRR TRAKRS	5

The Futures Markets

Futures Contracts

Index futures contracts, such as PIMCO CRR TRAKRS that seek to track the performance of an index, obligates the seller to deliver (and the purchaser to take) an amount of cash equal to a specific dollar amount times the difference between the value of a specific index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying securities in the index is made. Whether a buyer or seller realizes a gain or loss from futures activities depends upon movements in the underlying security or index.

Generally, no price is paid upon entering into a traditional futures contract. Instead, at the inception of a futures contract, a buyer is required to deposit “initial margin.” Unlike margin in securities transactions, initial margin does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to a buyer at the termination of the transaction if all contractual obligations have been satisfied.

In market terminology, a trader who purchases a futures contract is “long” in the market and a trader who sells a futures contract is “short” in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of long open positions held by traders in a particular contract is referred to as the open interest in such contract.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit.

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEA, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEA and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Sponsor) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEA or regulations thereunder and in certain other circumstances. The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors. Suspension, restriction or termination of MLAI’s registration as a commodity pool operator or commodity trading advisor would prevent it, until such time, if any, as such registration were to be reinstated, from managing or rendering trading advice to, and might result in the termination of, the Trust. The Trust is not registered with the CFTC in any capacity.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Receipt holders are afforded certain rights for reparations under the CEA. Receipt holders may also be able to maintain a private right of action for certain violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker, FCM, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, FCMs, introducing brokers and their respective associated persons and floor brokers. The Clearing FCM and the Sponsor are members of the NFA (the Trust itself is not required to become a member of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

In contrast to the traditional futures contracts described above, PIMCO CRR TRAKRS are non-traditional futures contracts which require “non-institutional customers” (e.g., the Trust) to post 100% of the value of the long PIMCO CRR TRAKRS positions, and such customers will not be subject to daily variation margin requirements.

General

The CEA governs the regulation of commodity interest transactions, markets and intermediaries. In December 2000, the CEA was amended by the Commodity Futures Modernization Act of 2000, or CFMA, which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade. The CEA, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery or options contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided above.

Notice to Receipt Holders Regarding Positions Relating to PIMCO CRR TRAKRS

This statement is furnished to you in connection with PIMCO CRR TRAKRS because the CFTC requires it for reasons of fair notice unrelated to the Clearing FCM’s current financial condition.

1. You should know that in the unlikely event of the Clearing FCM’s bankruptcy, positions related to PIMCO CRR TRAKRS held by the Trust and money, securities and other property margining such positions, will not be protected by the Securities Investors Protection Corporation (SIPC).

2. Positions related to PIMCO CRR TRAKRS held by the Trust and money, securities and other property margining such positions may or may not be protected under the commodity broker provisions of the bankruptcy code, 11 U.S.C. §§761-767. The Commission’s regulations concerning bankruptcies of commodity brokers can be found at 17 Code of Federal Regulations Part 190.

TRAKRSSM TRUST I

[            ] Receipts

PROSPECTUS

[            ]

Until [            ], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust will not bear any expenses incurred in connection with the issuance and distribution of the Receipts being registered. These expenses will be paid by Merrill Lynch Alternative Investments LLC, as the Sponsor. The following expenses reflect the estimated amounts required to prepare and file this Registration Statement.

Approximate Amount
Securities and Exchange Commission Registration Fee		$1,535
Financial Industry Regulatory Authority Filing Fee		$5,500
Printing Expenses	$	[	]
Fees of Certified Independent Public Accountants	$	[	]
Fees of Counsel	$	[	]
Miscellaneous Offering Costs	$	[	]
Total	$	[	]

Item 14. Indemnification of Directors and Officers.

It is anticipated that the Trust Agreement will include customary indemnification provisions with respect to each of the Sponsor and the Trustee and its respective managers or directors, employees, affiliates and/or subsidiaries, the material terms of which will be disclosed herein once the Trust Agreement is finalized.

Item 15. Recent Sales of Unregistered Securities.

[            ], as the Initial Purchaser on [            ], agreed to purchase, and on [            ] took delivery from the Trust of, [            ] Receipts ([            ] Baskets) of the Trust for an aggregate purchase price of $[            ]. The Initial Purchaser will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Receipts. It is contemplated that the Initial Purchaser, a registered broker-dealer and a qualified institutional buyer, will purchase the initial Receipts in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933. Any resale of those Receipts by the Initial Purchaser to investors will only be made pursuant to the Registration Statement.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description
1.1	Form of Distribution Agreement*
4.1	Form of Short-Form Trust Agreement**
4.2	Form of Futures Commission Merchant Agreement*
5.1	Form of Opinion of [ ] as to legality*
8.1	Form of Opinion of [ ] as to tax matters*
23.1	Consent of [ ]*
23.2	Consent of [ ], included in Exhibit 5.1*
23.3	Consent of [ ], included in Exhibit 8.1*
24.1	Power of Attorney**

*	To be filed by amendment.
**	Previously filed

(b) Financial Statement Schedules:

Not applicable.

Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in this prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set out in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set out in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the sponsor of the Registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on March 5, 2008.

TRAKRS TRUST I
By:	Merrill Lynch Alternative Investments LLC

By:	**
Name:	Robert D. Ollwerther
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

** Robert D. Ollwerther	Chief Executive Officer, President, and Manager	March 5, 2008

** Barbra E. Kocsis	Chief Financial Officer	March 5, 2008

** Steven B. Olgin	Manager	March 5, 2008

/s/ Thomas W. Lee Thomas W. Lee	Manager	March 5, 2008

*	The Registrant is a trust, and the persons are signing in their capacities as officers or members of the board of managers of Merrill Lynch Alternative Investments LLC, the sponsor of the Registrant.

**	/s/ Thomas W. Lee
	By:	Thomas W. Lee, Attorney-in-Fact

II-4